N O T I C E   O F   2 0 0 4    A N N U A L    M E E T I N G
A N D   P R O X Y   S T A T E M E N T

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, May 12, 2004 at 10:00 a.m. at the Theater on the Ridge, 200 Ridge Road West, Rochester, New York. You will be asked to vote on management and shareholder proposals. We will also review Kodak’s performance and answer your questions.

You may vote by internet, telephone, written proxy or written ballot at the Meeting. We encourage you to use the internet; it is the most cost-effective way to vote.

We look forward to seeing you at the Meeting and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

Daniel A. Carp
Chairman of the Board

Notice of the 2004 Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Eastman Kodak Company will be held on Wednesday, May 12, 2004 at 10:00 a.m. at the Theater on the Ridge, 200 Ridge Road West, Rochester, New York. The following proposals will be voted on at the Meeting:

1.	Election of the following directors for a term of three years:
William H. Hernandez, Hector de J. Ruiz, and Laura D’Andrea Tyson.

2.	Ratification of election of PricewaterhouseCoopers LLP as independent accountants.

3.	Re-approval of material terms of the performance goals of the 2000 Omnibus Long-Term Compensation Plan.

4.	Shareholder proposal requesting adoption of a chemicals policy.

5.	Shareholder proposal requesting limits on compensation of certain executives.

The Board of Directors recommends a vote FOR items 1 through 3 and a vote AGAINST the remaining items.

If you were a shareholder of record at the close of business on March 15, 2004, you are entitled to vote at the Annual Meeting.

If you have any questions about the Meeting, please contact: Coordinator, Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0211, (585) 724-5492.

The Meeting will be accessible by the handicapped. If you require special assistance, call the Coordinator, Shareholder Services.

By Order of the Board of Directors

James M. Quinn
Secretary and Assistant General Counsel
Eastman Kodak Company
April 6, 2004

Questions & Answers

Q.	What am I voting on?
A.	You are voting on the following proposals:
	1.	Election of the following Class II directors for a term of three years:
William H. Hernandez
Hector de J. Ruiz
Laura D’Andrea Tyson
	2.	Ratification of election of PricewaterhouseCoopers LLP as independent accountants.
	3.	Re-approval of material terms of the performance goals of the 2000 Omnibus Long-Term Compensation Plan.
	4.	Shareholder proposal requesting adoption of a chemicals policy.
	5.	Shareholder proposal requesting limits on compensation of certain executives.

Q.	What are the voting recommendations of the Board?
A.	The Board recommends the following votes:
		•	FOR each of the directors.
		•	FOR ratification of election of PricewaterhouseCoopers LLP as independent accountants.
		•	FOR re-approval of material terms of the performance goals of the 2000 Omnibus Long-Term Compensation Plan.
		•	AGAINST the shareholder proposals.

Q.	Will any other matter be voted on?
A.

We are not aware of any other matters you will be asked to vote on at the Meeting. If you have returned your signed proxy card or otherwise given the Company’s management your proxy, and any other matter is properly brought before the Meeting, Daniel A. Carp and James M. Quinn, acting as your proxies, will vote for you in their discretion. New Jersey law (under which the Company is incorporated) requires you be given notice of all matters to be voted on, other than procedural matters such as adjournment of the Meeting.

Q.	How do I vote?
A.	There are four ways to vote if you are a registered holder (you own the stock in your name):
		•	By internet at www.eproxyvote.com/ek. We encourage you to vote this way.
		•	By toll-free telephone: (877) 779-8683.
		•	By completing and mailing your proxy card.
		•	By written ballot at the Meeting.

If you vote by internet or telephone, your vote must be received before midnight of the day before the Meeting. Your shares will be voted as you indicate. If you returned your signed proxy card or otherwise gave the Company’s management your proxy, but did not indicate your voting preferences, Daniel A. Carp and James M. Quinn will vote your shares FOR items 1 through 3 and AGAINST the remaining items.

If you are a street holder (you own the stock through a bank or broker), follow the separate instructions sent to you.

Q.	Who can vote?
A.	You can vote at the Meeting if you were a shareholder of record as of the close of business on March 15, 2004 (the Record Date). Each share of common stock is entitled to one vote.

Q.	Can I change my vote?
A.	Yes. If you are a registered holder, you can change your vote or revoke your proxy before the Meeting by:
		•	entering a timely new vote by internet or telephone;
		•	returning a later-dated proxy card; or
		•	notifying James M. Quinn, Secretary and Assistant General Counsel.
You may also complete a written ballot at the Meeting.

If you are a street holder, follow the separate instructions sent to you.

Q.	What vote is required to approve each proposal?
A.

The three Class II director nominees receiving the greatest number of votes will be elected. The ratification of election of the independent accountants, re-approval of material terms of the performance goals of the 2000 Omnibus Long-Term Compensation Plan and the shareholder proposals require the affirmative vote of a majority of the votes cast at the Meeting.

Q.	Is my vote confidential?
A.

Yes. Only the inspectors of election and certain individuals who help with processing and counting the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q.	Who will count the vote?
A.	EquiServe Trust Company, N.A. will count the vote. Its representatives will be the inspectors of election.

Q.	What shares are covered by my proxy card?
A.

The shares covered by your card represent all the shares of Kodak stock you own, including those in the Eastman Kodak Shares Program and the Employee Stock Purchase Plan, and those credited to your account in the Eastman Kodak Employees’ Savings and Investment Plan and the Kodak Employees’ Stock Ownership Plan. The trustees and custodians of these plans will vote your shares in each plan as you direct.

Q.	What does it mean if I get more than one proxy card?
A.

It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, EquiServe Trust Company, N.A., (800) 253-6057.

Q.	Who can attend the Annual Meeting?
A.

All shareholders of record as of the close of business on March 15, 2004 can attend. Seating, however, is limited. Attendance at the Meeting will be on a first-come, first-served basis, upon arrival at the Meeting. Photographs will be taken and video taping conducted at the Annual Meeting. We may use these images in publications. If you attend the Meeting, we assume we have your permission to use your image.

Q.	What do I need to do to attend the Annual Meeting?
A.	To attend the Meeting, please follow these instructions:
• If you vote by using the enclosed proxy card, check the appropriate box on the card.
• If you vote by internet or telephone, follow the instructions provided for attendance.
• If a broker or other nominee holds your shares, bring proof of your ownership with you to the Meeting.
• To enter the Meeting, bring the Admission Ticket attached to your proxy card or printed from the internet.
• If you do not have an Admission Ticket, go to the Special Registration desk upon arrival at the Meeting.
Seating at the Meeting will be on a first-come, first-served basis, upon arrival at the Meeting.

Q.	Can I bring a guest?
A.

Yes. If you plan to bring a guest to the Meeting, check the appropriate box on the enclosed proxy card or follow the instructions on the internet or telephone. When you go through the registration area at the Meeting, be sure your guest is with you.

Q.	What is the quorum requirement of the Meeting?
A.

A majority of the outstanding shares on March 15, 2004, constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 1, 2004, there were 286,611,414 shares outstanding.

Q.	Can I nominate someone to the Board?
A.

Our bylaws provide that any shareholder may nominate a person for election to the Board so long as the shareholder follows the procedure outlined in the bylaws as summarized below. This is the procedure to be followed for direct nominations, as opposed to recommendations of nominees for consideration by the Corporate Responsibility and Governance Committee.

The complete description of the procedure for shareholder nomination of director candidates is contained in our bylaws. A copy of the full text of the bylaw provision containing this procedure may be obtained by writing to our Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0218. For purposes of summarizing this procedure, we have assumed (i) the date of the upcoming Annual Meeting is within 30 days of the date of the Annual Meeting for the previous year and (ii) if the size of the Board is to be increased, that both the name of the director nominee and the size of the increased Board are publicly disclosed at least 120 days prior to the first anniversary of the previous year’s Annual Meeting. Based on these assumptions, a shareholder desiring to nominate one or more candidates for election at the next Annual Meeting must deliver written notice of such nomination to our Secretary, at our principal office, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting.

The written notice to our Secretary must contain the following information with respect to each nominee: (i) the proposing shareholder’s name and address; (ii) the number of shares of the Company owned of record and beneficially by the proposing shareholder; (iii) the name of the person to be nominated; (iv) the number of shares of the Company owned of record and beneficially by the nominee; (v) a description of all relationships, arrangements and understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (vi) such other information regarding the nominee as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (SEC) had the nominee been nominated, or intended to be nominated, by the Board, such as the nominee’s name, age and business experience; and (vii) the nominee’s signed consent to serve as a director if so elected.

Persons who are nominated in accordance with this procedure will be eligible for election as directors at the Annual Meeting of the Company’s shareholders.

Q.	How much did this proxy solicitation cost?
A.

The Company hired Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $18,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

Q.	When are the shareholder proposals due for the 2005 Annual Meeting?
A.	Shareholder proposals must be received, in writing, by December 7, 2004, and addressed to:
Secretary
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0218

Q.	What other information about Kodak is available?
A.	The following information is available:
• Annual Report on Form 10-K.
• Transcript of the Annual Meeting.
• Plan descriptions, annual reports, and trust agreements and contracts for the pension plans of the Company and its subsidiaries.
• Diversity Report; Form EEO-1.
• Health, Safety and Environment Annual Report on Kodak’s website at www.kodak.com/go/HSE.
• Corporate Responsibility Principles on Kodak’s website at www.kodak.com/US/en/corp/principles.

• Corporate Governance Guidelines on Kodak’s website at www.kodak.com/go/governance.
• Business Conduct Guide on Kodak’s website at www.kodak.com/US/en/corp/principles/businessConduct.shtml.

You may request copies by contacting:
Coordinator, Shareholder Services
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0211
(585) 724-5492

Householding of Disclosure Documents

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any proxy, information statement, annual report and prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits both you and Kodak. It reduces the volume of duplicate information received at your household and helps Kodak reduce expenses. The rule applies to Kodak’s annual reports, proxy statements, information statements and prospectuses. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, EquiServe Trust Company, N.A., by calling their toll free number, (800) 253-6057.

If you would like to receive your own set of Kodak’s disclosure documents in future years, follow the instructions described below. Similarly, if you share an address with another Kodak shareholder and together both of you would like to receive only a single set of Kodak’s disclosure documents, follow these instructions:

•

If your Kodak shares are registered in your own name, please contact our transfer agent, EquiServe Trust Company, N.A., and inform them of your request by phone: (800) 253-6057 or by mail: P.O. Box 43016, Providence, RI 02940-3016.

•

If a broker or other nominee holds your Kodak shares, please contact ADP and inform them of your request by phone: (800) 542-1061 or by mail: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number.

Audio Webcast of Annual Meeting Available on the Internet

Kodak’s Annual Meeting will be webcast live. If you have internet access, you can listen to the webcast by going to Kodak’s Investor Center webpage at:

          www.kodak.com/US/en/corp/investorCenter/investorsCenterHome.shtml

This webcast is listen only. You will not be able to ask questions.

The Annual Meeting audio webcast will remain available on our website for a short period of time after the Meeting.

Information included on our website, other than our Proxy Statement and Form of Proxy, is not part of the proxy solicitation materials.

Proposals to Be Voted On

MANAGEMENT PROPOSALS

ITEM 1—Election of Directors

Kodak’s bylaws require us to have at least nine directors but no more than 18. The number of directors is set by the Board and is currently 12. Mr. Carp is the only director who is an employee of the Company. The Board is divided into three classes of directors with overlapping three-year terms. There are four Class II directors whose terms expire at the 2004 Annual Meeting. One of the directors, William W. Bradley, is not standing for re-election.

Nominees for election as Class II directors are:
William H. Hernandez
Hector de J. Ruiz
Laura D’Andrea Tyson

These nominees agree to serve a three-year term. Information about them is provided beginning on page 94.

If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, the shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or elect a new director to fill the vacancy.

The Board of Directors recommends a vote FOR the election of these directors.

ITEM 2—Ratification of Election of Independent Accountants

PricewaterhouseCoopers LLP have been the Company’s independent accountants for many years. The Board, on the recommendation of its Audit Committee, elected PricewaterhouseCoopers LLP the Company’s independent accountants to serve until the 2005 Annual Meeting.

Representatives of PricewaterhouseCoopers LLP will attend the Meeting to respond to questions and, if they desire, to make a statement.

The Board of Directors recommends a vote FOR the ratification of election of PricewaterhouseCoopers LLP as independent accountants.

ITEM 3—Re-Approval of the Material Terms of the Performance Goals Under the 2000 Omnibus Long-Term Compensation Plan

Introduction

You are being asked to re-approve the material terms of the performance goals under the 2000 Omnibus Long-Term Compensation Plan (the “Plan”). This re-approval is required under Internal Revenue Service regulations in order to preserve the Company’s federal income tax deduction when payments based on these performance goals are made to certain executive officers. These material terms, which were approved by our shareholders when the plan was first adopted in 1999, remain unchanged. Re-approval requires the favorable vote of a majority of the votes cast. We are not asking you to approve any amendments to the Plan. YOUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Purpose of Proposal

As discussed in the Report of the Executive Compensation and Development Committee, the Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) of the Internal Revenue Code sets limits on the Company’s federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table. “Qualified performance-based compensation,” which can include compensation from stock options, stock appreciation rights, performance shares, performance share units, cash awards and certain grants of restricted stock, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

In 1999, our shareholders initially approved the Plan, including its performance goals. A company is generally required by Internal Revenue Service regulations, however, to obtain re-approval of the material terms of the performance goals from its shareholders every five years. Thus, the effectiveness of the 1999 shareholder approval of the material terms of the Plan’s performance goals expires at the Annual Meeting. As a result, the Company is seeking re-approval of the material terms of the performance goals in order to have the compensation paid based on these performance goals to the CEO and the four other highest-compensated executive officers remain fully deductible by the Company for federal tax purposes.

Material Terms of the Performance Goals

Under the Plan, the following kinds of performance awards may be granted based on the Plan’s performance goals: stock awards, performance shares, performance units and awards under the Plan’s Performance Stock Program.

The material terms of the performance goals for these performance awards consist of (i) the class of employees eligible to receive the performance awards; (ii) the performance criteria on which the performance goals are based; and (iii) the maximum payout of a performance award that can be provided to any employee under the Plan during a specified period.

Eligible Class

All employees of the Company and its 50% or more owned subsidiaries and the Company’s directors are eligible to receive awards under the Plan in the form of stock awards, performance shares and performance units. Only the Company’s executives are eligible to participate in the Plan’s Performance Stock Program.

Performance Criteria

The performance criteria that may be used to establish the Plan’s performance goals are: economic profit/economic value added, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, total shareholder return, profit margin, earnings per share, net earnings, operating earnings, common stock price per share and sales or market share.

Maximum Amounts

The maximum number of shares of common stock that may be awarded to any one participant in a single calendar year in the form of stock awards, performance units or performance shares is 75,000.

The maximum award payable to any one participant under the Performance Stock Program for a performance cycle is 75,000 shares of common stock.

Summary of the Plan

A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan. The Company will send, without charge, a copy of the Plan to any shareholder who requests a copy.

Purpose

The purpose of the Plan is to motivate selected employees of the Company and its subsidiaries to put forth maximum efforts toward the continued growth, profitability and success of the Company and its subsidiaries.

Term

The Plan became effective on January 1, 2000. Awards may not be granted under the Plan after January 18, 2005; except that the Committee may grant awards after this date in recognition of performance for performance cycles commencing prior to this date.

Administration

The Executive Compensation and Development Committee, or another committee designated by the Board of Directors (the “Committee”), will administer the Plan.

Eligibility for Participation

The following persons are eligible to participate in the Plan:

•	all employees of the Company or any of its 50% or more owned subsidiaries;
•	certain foreign nationals who, but for the laws of their countries, would be employees of one of the Company’s subsidiaries; and
•	the Company’s directors.

The selection of those participants who receive awards is entirely within the discretion of the Committee. Only the Company’s executives are eligible to participate in the Plan’s Performance Stock Program.

The Committee grants most of the Plan’s awards to the Company’s executives, those who are able to most significantly affect the growth, profitability and success of the Company. There are currently approximately 800 employees in this category.

Types of Awards

The Plan authorizes the grant of:

•	non-qualified and incentive stock options,
•	stock appreciation rights (“SARs”),
•	stock awards, performance shares (which are stock or stock-based awards contingent upon attaining performance objectives during a performance period),
•	performance units (which are units valued by reference to criteria chosen by the Committee),
•	shares of the Company’s stock under the Plan’s Performance Stock Program, and
•	any other award established by the Committee which is consistent with the Plan’s purpose.

Termination and Amendment of the Plan

The Committee may terminate or amend the Plan at any time for any reason or no reason. Without shareholder approval, however, the Committee may not adopt any amendment affecting “covered employees” that requires the vote of the Company’s shareholders under Section 162(m) of the Internal Revenue Code. The Company’s Chief Executive Officer and its four other highest-compensated executive officers are “covered employees.”

Available Shares

Subject to adjustment described below, 22,000,000 shares of the Company’s common stock may be granted under the Plan. As of December 31, 2003, 7,621,562 shares of the Company’s common stock remained available for grant under the Plan.

This number of shares available for grant under the Plan may be adjusted for changes in the Company’s capital structure, such as a stock split. Shares of common stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, or are settled in cash in lieu of common stock, will be available again for grant.

Award Limits

The maximum number of shares of common stock available for awards granted in the form of stock awards, performance units or performance shares (including those issued in the form of performance awards) is 3,500,000. If granted, 1,000,000 of these shares may be awarded only if the Company achieves a specific performance goal. The performance goal is total shareholder return by the Company equal to at least that earned over the same period by a company at the 50th percentile in terms of shareholder return within the Standard & Poor’s 500 Composite Stock Price Index. Fifty percent of the target award will be earned if this performance goal is achieved. One hundred percent of the target award will be earned if total shareholder return for the period equals that of a company at the 60th percentile in terms of shareholder return within the Standard & Poor’s 500 Composite Stock Price Index. The maximum number of shares of common stock that may be awarded to any one participant in a single calendar year in the form of stock awards, performance units or performance shares is 75,000. The maximum number of shares for which stock options may be granted to any one participant for a performance period is 300,000. The maximum number of shares for which SARs may be granted to any one participant for a performance period is 300,000. The maximum award payable to any one participant under the

Performance Stock Program for a performance cycle is 75,000 shares of common stock.

Grants To Non-U.S. Employees

To facilitate the granting of awards to participants who are employed outside of the United States, the Plan authorizes the Committee to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Stock Options

The Committee may grant awards in the form of stock options to purchase shares of the Company’s common stock. For each stock option grant, the Committee will determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price. Stock options must be granted for a term of 10 years or less. The exercise price of a stock option may not be less than 100% of the fair market value of the Company’s common stock on the date the stock option is granted. Upon exercise, a participant may pay the exercise price in cash, shares of common stock, a combination thereof, or such other consideration as the Committee determines. The Plan prohibits the repricing of stock options. Any stock option granted in the form of an incentive stock option will satisfy the requirements of Section 422A of the Internal Revenue Code.

Stock Appreciation Rights

The Committee may grant SARs either in tandem with a stock option (“Tandem SARs”) or independent of a stock option (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable, and the exercise price of such an SAR will be the same as the option price of its related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related Tandem SAR will automatically be canceled to the extent of the number of shares covered by the stock option exercise. The Committee will determine the number of shares subject to a Freestanding SAR, the manner and time of the SAR’s exercise, and the exercise price of the SAR. Freestanding SARs must be granted for a term of ten years or less. The exercise price of a Freestanding SAR may not be less than 100% of the fair market value of the Company’s common stock on the date of grant.

Performance Stock Program

A description of the Performance Stock Program as it operated prior to January 1, 2004 appears on page 108 under the heading “Long-Term Incentive Plan.” Effective January 1, 2004, the Company created under the Plan a new performance-based, long-term incentive compensation program, entitled the “Leadership Stock Program”. A description of the new program appears on page 118 of the Report of the Executive Compensation and Development Committee. The Plan provisions that formerly pertained to the Performance Stock Program were used in part to establish the new Leadership Stock Program. That is, currently 83 executives who participate in the Leadership Stock Program will do so by way of the Plan’s former Performance Stock Program.

Performance Shares

The Plan authorizes the grant of awards in the form of performance shares. The Plan defines performance shares as shares or units of common stock that are granted contingent upon the attainment during a performance period of certain performance objectives.

That article of the Plan that authorizes the issuances of performance shares was used in part to establish the Company’s new Leadership Stock Program. That is, those participants of the new program who will not participate under the terms of the Plan’s former Performance Stock Program will do so by way of the provisions of the Plan that authorizes the granting of performance shares.

Other Terms

Awards may be paid in cash, common stock, a combination of cash and common stock or any other form of property, as the Committee determines. If an award is granted in the form of a stock award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may include as part of the award an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, a participant may defer payment of a stock award, performance share, performance unit, dividend or dividend equivalent.

Change In Control and Change In Ownership

In the event of a Change In Control (as defined in the Plan), a participant whose employment is terminated within two years for a reason other than death, disability, cause, voluntary resignation or retirement will receive the following treatment:

•	all of the terms, conditions, restrictions and limitations in effect on any of the participant’s awards will lapse;
•	all of the participant’s outstanding awards will be 100% vested;
•

all of the participant’s outstanding stock options, SARs, common stock units, performance shares and other stock-based awards will be cashed out based on the Change In Control Price (as defined in the Plan); and

•	all of the participant’s outstanding performance units will be cashed out.

All payments will be made as soon as possible, but no later than the 90th day following the date of the participant’s termination of employment.

In the event of a Change In Ownership (as defined below) where Kodak common stock is exchanged solely for common stock of the surviving company and the surviving company assumes all of the awards under the Plan, the participant’s awards will be treated as follows, regardless of whether the participant’s employment is terminated: (i) all of the terms, conditions, restrictions and limitations in effect on any of the participant’s outstanding awards will immediately lapse, (ii) all of the participant’s outstanding awards will automatically become one hundred percent (100%) vested, and (iii) all awards deferred by the participant under the Performance Stock Program, but for which he or she has not received payment, will be paid in the form of unrestricted shares of common stock as soon as practicable, but in no event later than 90 days after the Change In Ownership.

In the event of a Change In Ownership where Kodak common stock is not exchanged solely for common stock of the surviving company or the surviving company does not assume all of the awards under the Plan, all participants, regardless of whether their employment is terminated, will  automatically receive the same treatment afforded to a terminated participant under the Plan in the event of a Change In Control.

The Plan defines a Change In Ownership as a Change In Control that results in Kodak common stock ceasing to be actively traded on the New York Stock Exchange.

New Plan Benefits

Because awards under the Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to the CEO, the named executive officers, all current executive officers as a group, the non-executive directors as a group, and all employees who are not executive officers are not presently determinable.

Federal Tax Treatment

The following is a brief summary of the principal U.S. federal income tax consequences related to stock options. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences. A participant who is granted an incentive stock option does not realize any taxable income at the time of grant or at the time of exercise. Similarly, the Company is not entitled to a deduction at the time of grant or at the time of exercise. If a participant does not sell or transfer the shares acquired upon exercise of an incentive stock option before the later of two years from the date of the option’s grant or one year from the date of the participant’s acquisition of the shares, any gain or loss realized on the sale of the shares will be a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. A participant who is granted a non-qualified stock option does not have taxable income at the time of grant. The participant will, however, realize ordinary income at the time of the option’s exercise. The amount of the income will equal the difference between the market value of the shares on the date of exercise and the exercise price of the underlying shares. The Company is entitled to a corresponding deduction for the same amount.

Limitation on Income Tax Deduction

Under Section 162(m) of the Internal Revenue Code, the Company’s federal income tax deductions may be limited to the extent that total compensation paid to a “covered employee” exceeds $1,000,000 in any one year. The Company can, however, preserve the deductibility of certain compensation in excess of $1,000,000 provided it complies with the conditions imposed by Section 162(m), including the payment of performance-based compensation pursuant to a plan approved by shareholders. The Plan has been designed to enable any award granted by the Committee to a “covered employee” to qualify as performance-based compensation under Section 162(m).

Other Information

The closing price of the Company’s common stock reported on the NYSE for March 1, 2004, was $29.03 per share.

The Board of Directors recommends a vote FOR the re-approval of the material terms of the performance goals under the 2000 Omnibus Long-Term Compensation Plan.

SHAREHOLDER PROPOSALS

ITEM 4—Shareholder Proposal—Chemicals Policy

Donna Colavito, 145 Bowers Road, Rock Hill, NY, 12775, owner of over $2,000 in Company stock, submitted the following proposal:

“Whereas, dioxins and many similar chemicals containing chlorine are extremely toxic, get more concentrated higher on the food chain (bioaccumulate) and are found in food and mothers’ milk at levels that cause negative health effects in children;

Whereas, while the Environmental Protection Agency has found that any emission of these extremely toxic pollutants is of concern, and many governments are working toward their virtual elimination, companies are not required to develop and report options for eliminating these pollutants under existing federal laws;

Whereas, exposure to these pollutants is associated with many health effects, including cancer, diabetes, endometriosis, immune dysfunctions and a range of children’s developmental and learning problems;

Whereas, these pollutants are often created inadvertently, by reactions involving chlorine, in many industrial processes;

Whereas, generating these pollutants is known to be unnecessary and costly to companies and economies, because their generation can be eliminated cost effectively with sound planning based on sound information;

Whereas, processes used by Eastman Kodak at Kodak Park generate these pollutants, including dioxins, the most toxic synthetic chemicals known; and Kodak’s Vision of Environmental Responsibility affirms: “Eastman Kodak is recognized as a world-class company, and the leading imaging company, in protecting the quality of the environment and the health and safety of its employees, customers, and the community in which it operates;” indicating that we have an obligation to demonstrate leadership in researching and implementing processes which result in virtual elimination of these pollutants.

BE IT RESOLVED: The shareholders request that Kodak: 1) Adopt a plan for virtual elimination of persistent bioaccumulative pollutants at Kodak Park which A) identifies, for each building, all inputs and uses of chlorine, any sources of dioxin and other bioaccumulative pollutants, and options for elimination of these chemicals, and B) implements the most effective option; and 2) Provide an annual summary report to shareholders on these virtual elimination options and progress toward these goals.

Supporting Statement

This policy makes business sense because preventing pollution is cost effective in the short term and avoids costly long-term liabilities related to toxic chemical exposures.

It will improve our company’s image if Kodak goes beyond its existing policy to minimize pollution and joins the new efforts for virtual elimination of toxic bioaccumulative pollutants.

This builds upon existing Kodak efforts to implement non-toxic production strategies.

If you AGREE, please mark your proxy for this resolution.”

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

For many years, the Company has designed, implemented and conducted far reaching health, safety and environmental programs, which have reduced the use and release of toxic chemicals generally, including the use and release of bioaccumulative materials. In 1998 the Company publicly announced a comprehensive series of environmental performance improvement goals. The Company’s aggressive efforts toward achieving these goals have reduced emissions, conserved natural resources and strengthened the environmental management systems at its facilities worldwide. Significant reductions in the use and release of bioaccumulative materials have been realized.

The Company’s health, safety and environmental goals, the Company’s progress in achieving them and the nature and results of the Company’s programs are made available to shareholders and the public generally in the Company’s Health, Safety and Environment Annual Report. Indeed, much of the information requested in the proposal is already included in this report, which is available online at www.kodak.com/go/HSE. In addition, the Company is required to disclose extensive information about emissions of chemicals listed on the U.S. government’s Toxics Release Inventory, including bioaccumulative materials. This information is available to the public at www.epa.gov/tri.

The Company’s commitment to environmental stewardship has been recognized by independent organizations and regulatory agencies in many parts of the world. In recent years, the Company received a number of awards from the U.S. Environmental Protection Agency (USEPA) for reducing pollution and energy consumption and for conserving natural resources. Through a partnership with USEPA, the Company has developed pollution prevention tools to improve public health and environmental protection by screening for chemicals with properties of concern, including the potential for bioaccumulation. The Company has since worked with USEPA to make these tools available to other companies in the U.S. In addition, the Company has been selected by the Dow Jones Sustainability Indexes to be a component of the DJSI World Index, in recognition of the Company’s environmental, social and economic performance.

This shareholder proposal requests the Company to provide more extensive, detailed information than is required by generally accepted accounting principles (GAAP) and the SEC. The Company complies with all the requirements of GAAP and the SEC, including those related to environmental matters. All material information regarding the Company’s environmental liabilities is disclosed.

The Company already has taken significant action to reduce the use and emission of toxic chemicals including bioaccumulative materials. We believe the Company’s environmental disclosures in its Annual Report and on Forms 10-K and 10-Q, as well as the availability of an easy-to-read description of the Company’s environmental programs and performance in its Health, Safety and Environment Annual Report, meet the information needs of shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

ITEM 5—Shareholder Proposal—Compensation Limits

Robert D. Morse, 212 Highland Avenue, Moorestown, NJ, 08057-2717, owner of over $2,000 in Company stock, submitted the following proposal:

Management and Directors are requested to consider discontinuing all rights, options, SAR’s, and severance payments to the 5 top Management after expiration of existing plans or commitments. This does not apply to plans for lesser Managers or employees whom are offered reasonable options or bonuses.

REASONING: Moderation is needed in corporate remuneration. Any person can live very lavishly on $500,000.00 per year. Over-paying Management has been ongoing and increasing for years. Many officials have been awarded with no mention of what was accomplished above and beyond expectation of their positions. The bookwork involved and expense is tremendous in carrying out these programs. Peer group comparison and commercial “Remuneration” entities have been employed by some to recommend payouts, having nothing to do with a performance record. The product, its advertising, and its acceptance usually govern earnings.

When Management is hired for their position at a good salary, they are expected to earn it, and not have to be paid more when and if they do. Excess wealth passed on may make heirs non-workers, non-achievers and an ongoing leech on society.

There are many good Management Training Schools in the United States and the supply is available. Hiring away from other corporations is a predatory process, increases costs and does not necessarily “align shareowner/management relations”, with any gain to the shareowners. Think about it! Vote YES for this proposal, it is your gain.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

The Company uses the same principles in setting the compensation for all Company employees. These principles are:

1.	Total compensation should be tied to performance that increases shareholder value and is consistent with the Company’s values.

2.	Total compensation should be competitive with the total compensation of similar companies to attract and retain talented employees.

3.	Total compensation should be linked appropriately to both short-term and long-term Company performance.

In this context, “total compensation” is comprised of base salary, annual incentive and long-term incentive. The Company benchmarks these three elements with the practices of other companies. All three elements of compensation are considered independently in determining the appropriate amount of total compensation for any given executive. This process is described in the Report of the Executive Compensation and Development Committee on pages 117-121.

In November 2003, the Company introduced the Leadership Stock Program, which for most executives will replace stock option awards with the opportunity to earn performance stock units. However, corporate officers will continue to receive a portion of their long-term incentive  compensation in the form of stock options.

The Company believes this is appropriate since the Company’s officers are most responsible for influencing the Company’s stock price. Stock options are a type of long-term incentive which ties compensation directly to increases in shareholder value. This serves to align the interests of the Company’s corporate officers with those of the shareholders. Stock options, as a component of total compensation, are designed with at least two purposes in mind: one is to reward the recipient to the extent that good company performance is reflected in an increase in the stock price, and the second is to retain talented management. Stock options serve both of these purposes, neither one to the detriment of the other.

The Board believes that both annual and long-term incentive compensation are important components of an executive’s total compensation. The stock option component is an effective vehicle to link the interests of the Company’s corporate officers with the interests of its shareholders. The Company also believes that the use of severance arrangements in appropriate circumstances is favorable to the Company. The interests of shareholders are best served when the Company is able to compete effectively for executive talent by offering a complete and balanced executive compensation program.

The Board of Directors recommends a vote AGAINST this proposal.

Board Structure and Corporate Governance

INTRODUCTION

Ethical business conduct and good corporate governance are not new practices at Kodak. The reputation of our Company and its brand has been built by more than a century of ethical business conduct. The Company and the Board have long practiced good corporate governance and believe it to be a prerequisite to providing sustained, long-term value to our shareholders. We continually monitor developments in the area of corporate governance, and lead in developing and implementing best practices.

CORPORATE GOVERNANCE GUIDELINES

We first adopted Corporate Governance Guidelines in July 2001. These guidelines reflect the principles by which the Company operates. From time to time, the Board reviews and revises our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. In February 2004, our Board restated our Corporate Governance Guidelines to reflect the recent changes in the NYSE’s corporate governance listing standards. A copy of these restated Corporate Governance Guidelines are attached as Exhibit III and are published on our website at www.kodak.com/go/governance.

BUSINESS CONDUCT GUIDE AND DIRECTORS’ CODE OF CONDUCT

All of our employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, all other Senior Financial Officers and all other executive officers, are required to comply with our long-standing code of conduct, the “Business Conduct Guide.” The Business Conduct Guide requires our employees to maintain the highest ethical standards in the conduct of company business so that they and the Company are always above reproach. More recently, our Board adopted a Directors’ Code of Conduct. Both our Business Conduct Guide and our Directors’ Code of Conduct are published on our website at www.kodak.com/go/governance.

BOARD INDEPENDENCE

For a number of years, a substantial majority of our Board has been comprised of independent directors. In February of 2004, the Board adopted Director Independence Standards to aid it in determining whether a director is independent. These Director Independence Standards are in compliance with the new director independence requirements of the NYSE’s corporate governance listing standards. The Director Independence Standards are attached as an appendix to our Company’s Corporate Governance Guidelines, which are attached as Exhibit III.

The Board has determined that each of the Board’s current directors, except Daniel A. Carp, the Chairman of the Board and Chief Executive Officer, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent under the Company’s Director Independence Standards and, therefore, independent within the meaning of the NYSE’s corporate governance listing standards and the rules of the SEC.

AUDIT COMMITTEE FINANCIAL QUALIFICATIONS

The Board has determined that all members of its Audit Committee are independent and are financially literate as required by the NYSE, and that at least one of the Committee’s members, William H. Hernandez, possesses the qualifications of an Audit Committee Financial Expert, as defined by SEC rules, and has accounting or related financial management expertise, as required by the NYSE.

BOARD OF DIRECTORS

NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING (CLASS II DIRECTORS)

WILLIAM H. HERNANDEZ Director since February 2003

Mr. Hernandez, 55, is Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc., a diversified manufacturer of protective and decorative coatings, flat glass, fabricated glass products, continuous strand fiberglass and industrial and specialty chemicals for a variety of industries. Prior to assuming his current duties in 1995, Mr. Hernandez served as PPG’s Corporate Controller from 1990 to 1994 and as Vice President and Controller in 1994. From 1974 until 1990, Mr. Hernandez held a number of positions at Borg-Warner Corporation, including Assistant Controller, Chemicals; Controller, Chemicals; Business Director, ABS Polymers; Assistant Corporate Controller; Vice President, Finance; and Chief Financial Officer, Borg-Warner Automotive, Inc. Earlier in his career, he was a financial analyst for Ford Motor Company. Mr. Hernandez received a BS degree from the Wharton School of the University of Pennsylvania and an MBA from Harvard Business School. Mr. Hernandez is a Certified Management Accountant.

HECTOR DE J. RUIZ Director since January 2001

Dr. Ruiz, 58, joined AMD in January of 2000. Prior to being appointed Chief Executive Officer, Dr. Ruiz served as AMD president and chief operating officer. His career spans more than 30 years with leading technology firms including Texas Instruments and Motorola, where he served as president of the company’s Semiconductor Products Sector. Dr. Ruiz is actively committed to education, and serves on the Foundation Advisory Council for the College of Engineering at the University of Texas. He was appointed to the Texas Higher Education Coordinating Board in 1999. Dr. Ruiz earned a bachelor’s and a master’s degree in electrical engineering from the University of Texas at Austin before earning his doctorate in electronics from Rice University in Houston.

LAURA D’ANDREA TYSON Director since May 1997

Dr. Tyson, 56, is Dean of London Business School, a position she accepted in January 2002. She was formerly the Dean of the Walter A. Haas School of Business at the University of California, Berkeley, a position she held since July 1998. Previously, she was Professor of, and holder of the Class of 1939 Chair in, Economics and Business Administration at the University of California, Berkeley, a position she held from January 1997 to July 1998. Prior to this position, Dr. Tyson served in the first Clinton Administration as Chairman of the President’s National Economic Council and 16th Chairman of the White House Council of Economic Advisers. Prior to joining the Administration, Dr. Tyson was Professor of Economics and Business Administration, Director of the Institute of International Studies and Research Director of the Berkeley Roundtable on the International Economy at the University of California, Berkeley. Dr. Tyson holds a BA degree from Smith College and a Ph.D. degree in economics from the Massachusetts Institute of Technology. Dr. Tyson is the author of numerous articles on economics, economic policy and international competition. She is a director of Human Genome Sciences, Inc., Morgan Stanley and SBC Communications, Inc.

DIRECTORS CONTINUING TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING (CLASS III DIRECTORS)

RICHARD S. BRADDOCK Director since May 1987

Mr. Braddock, 62, is Chairman of priceline.com and Chairman of MidOcean Partners. He has been Chairman of priceline.com since August 1998 and of MidOcean Partners since December 2003. He was CEO of priceline.com from July 1998 to June 2000 and from May 2001 to December 2002. He was Chairman of True North Communications from July 1997 to January 1999. He was a principal of Clayton, Dubilier & Rice from June 1994 until September 1995. From January 1993 until October 1993, he was Chief Executive Officer of Medco Containment Services, Inc. From January 1990 through October 1992, he served as President and Chief Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A. Prior to that, he served for approximately five years as Sector Executive in charge of Citicorp’s Individual Bank, one of the financial service company’s three core businesses. Mr. Braddock graduated from Dartmouth College with a degree in history, and received his MBA degree from the Harvard School of Business Administration. He is a director of Cadbury Schweppes and priceline.com.

DANIEL A. CARP Director since December 1997

Mr. Carp, 55, is Chairman and Chief Executive Officer of Eastman Kodak Company. He became Chairman on December 8, 2000. He was elected CEO effective January 1, 2000. He was President from January 1, 1997 until April 2001 and from January 2002 until April 2003. Mr. Carp served as Executive Vice President and Assistant Chief Operating Officer from November 1995 to January 1997. Mr. Carp began his career with Kodak in 1970 and has held a number of increasingly responsible positions in market research, business planning, marketing management and line of business management. In 1986, Mr. Carp was named Assistant General Manager of the Latin American Region and in September 1988, he was elected a Vice President and named General Manager of the region. In 1991, he was named General Manager of the European Marketing Companies and, later that same year, General Manager, European, African and Middle Eastern Region. He holds a BBA degree in quantitative methods from Ohio University, an MBA degree from Rochester Institute of Technology and an MS degree in management from the Sloan School of Management, Massachusetts Institute of Technology. Mr. Carp is a director of Texas Instruments, Inc.

DURK I. JAGER Director since January 1998

Mr. Jager, 60, is the former Chairman of the Board, President and Chief Executive Officer of The Procter & Gamble Company. He left these positions in July 2000. He was elected to the position of Chief Executive Officer in January 1999 and Chairman of the Board effective September 1999, while continuing to serve as President since 1995. He served as Executive Vice President from 1990 to 1995. Mr. Jager joined The Procter & Gamble Company in 1970 and was named Vice President in 1987. He graduated from Erasmus Universiteit, Rotterdam, The Netherlands. Mr. Jager is a member of the supervisory Board of Royal KPN (The Netherlands) and a director of Chiquita Brands International, Inc. and Polycom Inc.

DEBRA L. LEE Director since September 1999

Ms. Lee, 49, is President and Chief Operating Officer of BET Holdings, Inc. (BET). She joined BET in 1986 as Vice President and General Counsel. In 1992, she was elected Executive Vice President of Legal Affairs and named publisher of BET’s magazine division, in addition to serving as General Counsel. She was placed in charge of strategic business development in 1995. Ms. Lee holds a BA degree from Brown University and MA and JD degrees from Harvard University. She is affiliated with several professional and civic organizations. Ms. Lee is a director of WGL Holdings, Inc.

DIRECTORS CONTINUING TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING (CLASS I DIRECTORS)

MARTHA LAYNE COLLINS Director since May 1988

Governor Collins, 67, is Executive Scholar in Residence at Georgetown College, a position she assumed in August 1998, after having been Director, International Business and Management Center, at the University of Kentucky since July 1996. From 1988 to 1997, she was President of Martha Layne Collins and Associates, a consulting firm, and from July 1990 to July 1996, she was President of St. Catharine College in Springfield, Kentucky. Following her receipt of a BS degree from the University of Kentucky, Governor Collins taught from 1959 to 1970. After acting as Coordinator of Women’s Activities in a number of political campaigns, she served as Clerk of the Supreme Court of the Commonwealth of Kentucky from 1975 to 1979. She was elected to a four-year term as Governor of the Commonwealth of Kentucky in 1983 after having served as Lieutenant Governor from 1979 to 1983. Governor Collins has served as a Fellow at the Institute of Politics, Harvard University.

TIMOTHY M. DONAHUE Director since October 2001

Mr. Donahue, 54, has served as President and Chief Executive Officer of Nextel Communications, Inc. since August 1999. He began his career with Nextel in January 1996 as President and Chief Operating Officer. Mr. Donahue has served as Chairman of the Cellular Telecommunications & Internet Association (CTIA), the industry’s largest and most respected association. In 2003, Nextel was named by Forbes magazine as one of America’s best-managed companies. Before joining Nextel, he served as northeast regional President for AT&T Wireless Services operations from 1991 to 1996. Mr. Donahue started his career with AT&T Wireless Services (formerly McCaw Cellular Communications) in 1986 as President for McCaw Cellular’s paging division. In 1989, he was named McCaw Cellular’s President for the U.S. central region. He is a graduate of John Carroll University with a BA in English Literature.

DELANO E. LEWIS Director since July 2001

Mr. Lewis, 65, is the former Ambassador to South Africa, a position he held from December 1999 to July 2001. Prior to his ambassadorship, Mr. Lewis was President and Chief Executive Officer of National Public Radio Corporation, a position he held from January 1994 until August 1998. He was President and Chief Executive Officer of C&P Telephone Company, a subsidiary of Bell Atlantic Corporation, from 1988 to 1993, after having served as Vice President since 1983. Mr. Lewis held several positions in the public sector prior to joining C&P Telephone Company. Mr. Lewis received a BA from University of Kansas and a JD from Washburn School of Law. Mr. Lewis previously served as a director of Eastman Kodak Company from May 1998 to December 1999. He is a director of Colgate-Palmolive Co.

PAUL H. O’NEILL Director since February 2003

Mr. O’Neill, 68, served as Secretary of the Treasury of the United States from 2001 to 2002. Previously he was Chairman of Alcoa and held that position from April 1987 to December 2000. From April 1987 until May 1999, he also held the position of Chief Executive Officer. Prior to joining Alcoa, Mr. O’Neill served as President of International Paper Company from 1985 to 1987, after having joined that company in 1977. Mr. O’Neill began his career as an engineer for Morrison-Knudsen, Inc., worked as a computer systems analyst with the U.S. Veterans Administration from 1961 to 1966, and served on the staff of the U.S. Office of Management and Budget from 1967 to 1977. He was Deputy Director of OMB from 1974 to 1977. Mr. O’Neill received a BA degree in economics from Fresno State College and a master’s degree in public administration from Indiana University. Mr. O’Neill previously served as a director of Eastman Kodak Company from December 1997 to December 2000. He is also a director of Nalco Company, RAND Corporation, TRW Automotive Holdings Corp. and he serves as a Special Advisor to the Blackstone Group.

COMMITTEES OF THE BOARD

The Board has the five committees described below. The Board has determined that each of the members of the Audit Committee, the Corporate Responsibility and Governance Committee, the Executive Compensation and Development Committee and the Finance Committee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent under the Company’s Director Independence Standards and, therefore, independent within the meaning of the NYSE’s corporate governance listing standards and the rules of the SEC.

Audit Committee – 8 meetings in 2003

The Audit Committee assists the Board in overseeing the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the independent auditor’s selection, qualifications, performance and independence; the Company’s systems of disclosure controls and procedures and internal controls over financial reporting; and the performance of the Company’s internal auditors. A detailed list of the Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/governance. In the past year, the Audit Committee:

•	discussed the independence of the independent accountants;
•	discussed the quality of the accounting principles used to prepare the Company’s financial statements;
•	reviewed the Company’s periodic financial statements;
•	oversaw the Company’s compliance with requirements of the Sarbanes-Oxley Act, SEC rules and NYSE listing requirements;
•	retained the independent accountants;
•	reviewed and approved the audit and non-audit budgets and activities of both the independent accountants and the internal audit staff of the Company;
•	received and analyzed reports from the Company’s independent accountants and internal audit staff;
•

met separately and privately with the independent accountants and with the Company’s Director, Corporate Auditing, to ensure that the scope of their activities had not been restricted and that adequate responses to their recommendations had been received;

•	reviewed the progress of the Company’s internal controls assessment;
•	conducted and reviewed the results of a Committee evaluation;
•	monitored the Company’s legal and regulatory compliance, and compliance with the Company’s Business Conduct Guide; and
•	revised the Committee’s written charter.

Corporate Responsibility and Governance Committee – 5 meetings in 2003

The Corporate Responsibility and Governance Committee assists the Board in overseeing the Company’s corporate governance structure; identifying and recommending individuals to the Board for nomination as directors; performing an annual review of the Board’s performance; and overseeing the Company’s activities in the areas of environmental and social responsibility. A detailed list of the Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/governance. In the past year, the Corporate Responsibility and Governance Committee:

•	revised its charter to comply with the requirements of the NYSE’s corporate governance listing standards;
•	restated the Company’s Corporate Governance Guidelines in light of the new corporate governance listing standards of the NYSE;
•	recommended Director Independence Standards to the full Board for approval;
•	adopted new Director Qualification Standards and a Director Attendance Policy;
•	implemented an enhanced Director Selection Process;
•	established a process for shareholders and other interested parties to communicate with the Board;
•	recommended to the full Board the adoption of a number of measures based on the final recommendations of the Diversity Advisory Panel;
•	completed a review of the Committee’s own performance;
•	commenced a review of the Board’s compensation program;
•	oversaw the Board’s annual performance review; and
•	recommended to the full Board a realignment of the Board’s committee assignments.

Executive Compensation and Development Committee – 6 meetings in 2003

The Executive Compensation and Development Committee assists the Board in overseeing the Company’s executive compensation strategy; overseeing the administration of its executive compensation and its equity-based compensation plans; reviewing and approving the compensation of the Company’s CEO; overseeing the compensation of the Company’s executive officers; reviewing the Company’s succession plans for its CEO and President; and overseeing the Company’s activities in the areas of leadership and organization development. A detailed list of the Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/governance. In the past year, the Executive Compensation and Development Committee:

•	completed a study of the Company’s long-term compensation for its executives;
•	approved the adoption of a new performance-based, long-term compensation program for all of the Company’s executives;

•	limited participation in the Company’s annual stock option program to the Company’s officers, those who are most responsible for influencing shareholder value;
•	strengthened the Company’s share ownership requirements for the Company’s executive officers;
•	revised the Committee’s charter to comply with the new corporate governance listing standards of the NYSE;
•	completed a review of the Committee’s own performance;
•	reviewed the Company’s executive development process;
•	set the compensation for the CEO and reviewed the compensation recommendations for the Company’s other executive officers; and
•	granted and certified awards under the Company’s compensation plans.

Finance Committee – 5 meetings in 2003

The Finance Committee of the Board assists the Board in overseeing the Company’s balance sheet and cash flow performance; financing plans; capital expenditure budget and proposed capital expenditures; acquisitions, joint ventures and divestitures; risk management policies; and tax policy. A detailed list of the Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/governance. In the past year, the Finance Committee:

•	reviewed the Company’s financing strategies including dividend declaration, capital expenditures, debt issuances and foreign exchange and commodity hedging;
•	reviewed cash flow, balance sheet performance and credit ratings;
•	reviewed significant acquisitions, divestitures and joint ventures;
•	reviewed investment performance;
•	reviewed the administration of the Company’s defined benefit pension plan; and
•	reviewed the Company’s risk management and tax strategies.

Executive Committee – No meeting in 2003

The Executive Committee is composed of five directors, the Chairman of the Board and the Chairs of each of the other four committees. The Committee is generally authorized to exercise all of the powers of the Board in the intervals between meetings of the Board. The Executive Committee did not meet in 2003.

Committee Membership

Director Name	Audit Committee	Corporate Responsibility and Governance Committee	Executive Compensation and Development Committee	Finance Committee

Richard S. Braddock	X		X*

William M. Bradley		X		X

Martha Layne Collins	X		X

Timothy M. Donahue	X		X

William H. Hernandez	X			X

Durk I. Jager		X		X*

Debra L. Lee		X*	X

Delano E. Lewis		X		X

Paul H. O’Neill		X	X

Hector de J. Ruiz	X*		X

Laura D’Andrea Tyson		X		X

*Chair

OTHER BOARD MATTERS

Presiding Director

Our Board created the position of Presiding Director in February 2003. Richard S. Braddock has been designated the Board’s Presiding Director. The primary functions of the Presiding Director are to: (i) ensure that our Board operates independent of our management; (ii) chair the meetings of the independent directors; (iii) act as the principal liaison between the independent directors and the CEO; and (iv) assist the Board in its understanding of the boundaries between board and management responsibilities.

Meeting Attendance

In February of 2004, our Board adopted a “Director Attendance Policy.” A copy of this policy is attached as an appendix to our Corporate Governance Guidelines, which are attached as Exhibit III. Under this new policy, all of our directors are strongly encouraged to attend our Annual Meeting of  Shareholders.

In 2003, the Board held a total of 14 meetings. Each director attended at least 80% of the meetings of the Board and committees of the Board on which the director served. The average attendance by all directors was over 90%. All of our directors attended our 2003 Annual Meeting of Shareholders.

Executive Sessions

Executive sessions of our non-management directors are held at least four times a year. These sessions are chaired by our Presiding Director.

When all of our non-management directors are not independent, the independent members of our Board will meet in executive session at least once a year. Our Presiding Director will chair these meetings.

In 2003, all of our non-management directors were independent. They met in executive session four times.

Communications with Our Board

The Board maintains a process for our shareholders and other interested parties to communicate with the Board of Directors. Shareholders and interested parties who wish to communicate with the Board may send an email to our Presiding Director at presiding-director@kodak.com or may send a letter to our Presiding Director at P.O. Box 92818, Rochester, NY 14650. Communications sent by email will go simultaneously to Kodak’s Presiding Director and Corporate Secretary. Our Corporate Secretary will review communications sent by mail and if they are relevant to, and consistent with, Kodak’s operations, policies and philosophies, they will be forwarded to the Presiding Director. By way of example, communications which are unduly hostile, threatening, illegal or similarly inappropriate will not be forwarded to the Presiding Director. Our Corporate Secretary will periodically provide the Board a summary of all communications received that were not forwarded to the Presiding Director and will make those communications available to any director on request. The Presiding Director will determine whether any communications sent to the full Board should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted. If a response is warranted, the Presiding Director may choose to coordinate the content and method of the response with our Corporate Secretary.

Consideration of Director Nominees

The Corporate Responsibility and Governance Committee will consider for nomination as director of the Company candidates recommended by its members, other Board members, management, shareholders and the search firms it retains.

Shareholders wishing to recommend candidates for consideration by the Corporate Responsibility and Governance Committee may do so by providing the following information, in writing, to the Corporate Responsibility and Governance Committee, c/o Corporate Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0218: (i) the name, address and telephone number of the shareholder making the request; (ii) the number of shares of the Company owned, and if such person is not a shareholder of record or if such shares are held by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; (iii) the full name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; (iv) a signed acknowledgement by the individual being recommended that he or she has consented to: (a) serve as director if elected; and (b) the Company’s undertaking of an inquiry into that individual’s background, experience and qualifications; (v) the disclosure of any relationship of the individual being recommended with the Company or any subsidiaries or affiliates, whether direct or indirect; and, (vi) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Shareholders (or a statement to the effect that no material interest is known to such shareholder). Our Board may change the process by which shareholders may recommend director candidates to the Corporate Responsibility and Governance Committee. Please refer to the Company’s website at www.kodak.com/go/governance for any changes to this process. The Company has not received any shareholder recommendations of director candidates with regard to the election of directors covered by this Proxy Statement.

Director Qualification Standards

When reviewing a potential candidate for the Board, the Corporate Responsibility and Governance Committee looks to whether the candidate possesses the necessary qualifications to serve as a director. To assist it in these determinations, the Corporate Responsibility and Governance Committee has

adopted “Director Qualification Standards.” The Director Qualification Standards are attached as an appendix to the Company’s Corporate Governance Guidelines, which are attached as Exhibit III. These standards specify the minimum qualifications that a nominee must possess in order to be considered for election as a director. If a candidate possesses these minimum qualifications, the Committee, in accordance with the Director Selection Process described in the next section, will then consider the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then current mix of director attributes.

Director Selection Process

As provided in the Company’s Corporate Governance Guidelines, the Corporate Responsibility and Governance Committee seeks to create a diverse and inclusive Board that, as a whole, is strong in both its knowledge and experience. When identifying, screening and recommending new candidates to the Board for membership, the Corporate Responsibility and Governance Committee follows the procedures outlined in its “Director Selection Process.”  The Director Selection Process is attached as an appendix to the Company’s Corporate Governance Guidelines, which are attached as Exhibit III. The Corporate Responsibility and Governance Committee generally uses the services of a third-party executive search firm when identifying and evaluating possible nominees for Director.

Director Compensation

Review

In late 2003, the Corporate Responsibility and Governance Committee began a review of the Director Compensation Program. A description of this review is contained in the Committee’s report on page 115. As a first step in this process, the Committee developed a set of Director Compensation Principles. These principles, which are aligned with the Company’s executive compensation principles, are also described in the Committee’s report on page 115. The Committee anticipates making a recommendation to the Board concerning the results of its study in the first quarter of 2004. The following describes the Board’s compensation program as presently in effect:

Annual Payments

Non-employee directors receive:

•	$65,000 as a retainer, at least half of which must be taken in stock or deferred into stock units;
•	2,000 stock options; and
•	reimbursement of out-of-pocket expenses for the meetings they attend.

The employee director receives no additional compensation for serving on the Board.

Mr. Braddock receives a retainer of $100,000 per year for his services as Presiding Director, in addition to his annual retainer as a director.

Deferred Compensation

Non-employee directors may defer some or all of their compensation into a phantom Kodak stock account or into an interest-bearing account. Eight  current directors deferred compensation in 2003. In the event of a change in control, the amounts in the phantom accounts will generally be paid in a single cash payment.

Life Insurance

The Company provides $100,000 of group term life insurance to each non-employee director. This decreases to $50,000 at retirement or age 65, whichever occurs later.

Charitable Award Program

This program, which was closed to new participants effective January 1, 1997, provides for a contribution by the Company of up to $1,000,000 following a director’s death to a maximum of four charitable institutions recommended by the director. The individual directors derive no financial benefits from this program. It is funded by self-insurance and joint life insurance policies purchased by the Company. Mr. Braddock and Gov. Collins continue to participate in the program.

Personal Umbrella Liability Insurance

The Company provides $5,000,000 of personal liability insurance to each non-employee director. This coverage terminates on December 31 of the year in which the director terminates service on the Company’s Board.

Travel Accident Insurance

The Company provides each non-employee director with $200,000 of accidental death and $100,000 of dismemberment insurance while traveling to or attending Board or Committee meetings.

Beneficial Security Ownership

of More Than 5% of the Company’s Common Stock

As of March 8, 2004, based on Schedule 13G filings, the Company was aware of the following beneficial owners of more than 5% of its common stock:

Shareholder’s Name and Address	Number of Common Shares Owned	Percentage of Company’s Common Shares Owned

Legg Mason Funds Management, Inc.	32,265,544	11.26%(1)
Legg Mason Capital Management, Inc.
Legg Mason Focus Capital, Inc.
100 Light St.
Baltimore, MD 21202

Dodge & Cox	18,220,730	6.4%(2)
One Sansome St.
35th Floor
San Francisco, CA 94104

(1)

As set forth in Shareholder’s Schedule 13G, as of December 31, 2003, filed on February 17, 2004. The filing discloses that the three entities listed had shared voting and dispositive power with respect to all shares. Legg Mason Funds Management, Inc. manages various accounts, including the account of Legg Mason Value Trust, Inc. which holds 16 million of the shares shown, or 5.58% of the Company’s common shares.

(2)	As set forth in Shareholder’s Schedule 13G, as of December 31, 2003, filed on February 17, 2004.

Beneficial Security Ownership

of Directors, Nominees and Executive Officers

Directors, Nominees and Executive Officers	Number of Common Shares Owned on January 2, 2004

Richard S. Braddock	31,630	(a)(b)

William W. Bradley	9,400	(a)(b)

Robert H. Brust	302,462	(a)(b)

Daniel A. Carp	1,472,349	(a)(b)

Martha Layne Collins	22,585	(a)(b)

Timothy M. Donahue	12,288	(a)(b)

William H. Hernandez	3,340	(a)

Durk I. Jager	23,103	(a)(b)

Debra L. Lee	14,413	(b)

Delano E. Lewis	9,588	(a)(b)

Michael P. Morley	346,199	(a)(b)

Paul H. O’Neill	4,660	(a)

Antonio M. Perez	150,517	(a)

Hector de J. Ruiz	13,164	(b)

Willy C. Shih	134,361	(a)(b)

Laura D’Andrea Tyson	14,123	(a)(b)

All Directors, Nominees and Executive Officers as a Group (31), including the above	3,681,180	(a)(b)(c)

(a)

Includes the following Kodak common stock equivalents, which are held in deferred compensation plans: R. S. Braddock – 6,276; W. W. Bradley – 1,738; R. H. Brust – 12,114; D. A. Carp – 221,183; M. L. Collins – 11,385; T. M. Donahue – 4,288; W. H. Hernandez – 1,840; D. I. Jager – 12,103; D. E. Lewis – 3,388; M. P. Morley – 49,972; P. H. O’Neill – 3,660; A. M. Perez – 50,517; W. C. Shih – 12,977; L. D. Tyson – 2,635; and all directors, nominees and executive officers as a group – 540,033.

(b)

Includes the following number of shares which may be acquired by exercise of stock options: R. S. Braddock – 8,000; W. W. Bradley – 6,000; R. H. Brust – 263,808; D. A. Carp – 1,211,288; M. L. Collins – 8,000; T. M. Donahue – 6,000; D. I. Jager – 8,000; D. L. Lee – 8,000; D. E. Lewis – 6,000; M. P. Morley – 292,889; H. de J. Ruiz – 6,000; W. C. Shih – 104,554; L. D. Tyson – 8,000; and all directors, nominees and executive officers as a group – 2,777,417.

(c)

Each individual executive officer and director listed above beneficially owned less than 1% of the outstanding shares of the Company’s common stock. As a group, these executive officers and directors owned 1.15%.

The above table reports beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means all Company securities over which the directors, nominees and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The figures above include shares held for the account of the above persons in the Eastman Kodak Shares Program and the Kodak Employees’ Stock Ownership Plan, and the interests of the above persons in the Kodak Stock Fund of the Eastman Kodak Employees’ Savings and Investment Plan, stated in terms of Kodak shares.

Transactions with Management

Under Mr. Brust’s December 20, 1999 offer letter, the Company loaned Mr. Brust, Chief Financial Officer and Executive Vice President, the sum of $3,000,000 at an annual interest rate of 6.21%, the applicable federal rate for mid-term loans, compounded annually, in effect for January 2000. The unsecured loan is evidenced by a promissory note dated January 6, 2000. Under Mr. Brust’s November 12, 2001 amended offer letter, a portion of the principal and all of the accrued interest on the loan is to be forgiven on each of the first seven anniversaries of the loan. Mr. Brust is not entitled to forgiveness on any anniversary date if he voluntarily terminates his employment or is terminated for cause on or before the anniversary date. The principal balance due under the loan on December 31, 2003 was $1,800,000.

In March 2001, the Company loaned Mr. Carp, Chairman, President and Chief Executive Officer, $1,000,000 for the purchase of a home. The loan is unsecured and bears interest at 5.07% per year, the applicable federal rate for mid-term loans, compounded annually, in effect for March 2001. The entire amount of the loan and all accrued interest is due upon the earlier of March 1, 2006 or the date of Mr. Carp’s termination of employment from the Company. The loan is evidenced by a promissory note dated March 2, 2001. The balance due under the loan on December 31, 2003 was $1,150,587.

Compensation of Named Executive Officers

The individuals named in the following table are the Company’s Chief Executive Officer and the four other named executive officers under Section 229.402(a)(3) of Volume 17 of the Code of Federal Regulation during 2003. The figures shown include both amounts paid and amounts deferred.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

Name and Principal Position	Year	Salary	Bonus (a)	Other Annual Compensation (b)	Restricted Stock Awards (c)	Securities Underlying Options/SARs (d)	LTIP Payouts (e)	All Other Compensation (f)

D. A. Carp	2003	$1,080,769	$1,909,600	$ 15,916	$—	72,000	$883,670	$ 0
Chairman & CEO	2002	1,030,769	2,327,325	31,231	4,249,010	175,000	0	0
	2001	1,000,000	507,500	25,695	2,968,751	410,000	0	0

A. M. Perez	2003	648,269	819,000	18,573	4,143,500	551,500	478,899	26,156
President & COO

R. H. Brust	2003	676,577	585,446	—	—	14,400	368,986	507,898
Exec. V. P. & CFO	2002	635,828	669,240	—	424,162	42,000	0	487,768
	2001	585,003	151,200	—	430,414	78,000	0	827,923

M. P. Morley	2003	516,731	801,504	—	—	14,400	283,810	0
Exec. V. P. & CAO	2002	491,154	864,800	—	368,669	35,000	0	0
	2001	466,095	132,996	—	430,414	42,000	0	0

W. C. Shih	2003	510,462	576,079	—	—	13,400	263,054	62,835
Sr. V. P.	2002	483,538	589,490	—	355,113	141,100	0	29,360
	2001	458,462	124,719	—	230,535	36,400	0	24,263

(a)

This column shows Executive Compensation for Excellence and Leadership Plan (EXCEL), and its predecessor, Management Variable Compensation Plan, awards for services performed, not paid, in each year indicated. For M. P. Morley for 2003, the amount includes a retention bonus of $350,000 paid under the October 23, 2003 amendment to his retention agreement; for 2002, the amount includes a retention bonus of $370,000 paid under the March 13, 2001 amendment to his retention agreement.

(b)

Where no amount is shown, the value of personal benefits provided was less than the minimum amount required to be reported. For D. A. Carp, the amounts shown in this column represent tax payments made by the Company relating to his use of Company transportation. The Company requires D. A. Carp to use Company transportation for security reasons. For A. M. Perez, the amount shown includes tax allowances for relocation expenses paid under the Company’s new hire relocation program and Mr. Perez’s March 3, 2003 offer letter.

(c)

The awards shown represent grants of restricted stock or restricted stock units valued as of the date of grant. Dividends are paid on the restricted shares and restricted units as and when dividends are paid on Kodak common stock. The restrictions on the awards granted under the Executive Incentive Program lapsed on December 31, 2003.

D. A. Carp – For 2002, 100,000 shares granted as a retention based award, valued on December 2, 2002 at $36.73 per share and 18,611 shares awarded under the Executive Incentive Program, valued on February 18, 2003 at $30.95 per share. For 2001, 20,000 shares granted in recognition of his election as Chairman, valued on January 12, 2001, at $40.875 per share and 52,630 shares granted in substitution of, and not in addition to, the stock option grant D. A. Carp would otherwise have received in January 2001 under the management stock option program, valued on January 16, 2001, at $40.875 per share.

A. M. Perez – For 2003, 100,000 shares granted as a signing bonus, valued on April 2, 2003 at $30.97 per share and 50,000 shares granted as a retention based award, valued on October 1, 2003 at $20.93 per share.

R. H. Brust – For 2002, 5,000 shares granted as a retention based award, valued on December 2, 2002 at $36.73 per share and 7,771 shares awarded under the Executive Incentive Program, valued on February 18, 2003 at $30.95 per share. For 2001, 10,530 shares granted in substitution of, and not in addition to, the stock option grant R. H. Brust would otherwise have received in January 2001 under the management stock option program, valued on January 16, 2001 at $40.875 per share.

M. P. Morley – For 2002, 5,000 shares granted as a retention based award, valued on December 2, 2002 at $36.73 per share and 5,978 shares awarded under the Executive Incentive Program, valued on February 18, 2003 at $30.95 per share. For 2001, 10,530 shares granted in substitution of, and not in addition to, the stock option grant M. P. Morley would otherwise have received in January 2001 under the management stock option program, valued on January 16, 2001 at $40.875 per share.

W. C. Shih – For 2002, 5,000 shares granted as a retention based award, valued on December 2, 2002 at $36.73 per share and 5,540 shares awarded under the Executive Incentive Program, valued on February 18, 2003 at $30.95 per share. For 2001, 11,280 shares granted in substitution of, and not in addition to, the stock option grant W. C. Shih would otherwise have received in January 2001 under the management stock option program, valued on January 16, 2001 at $40.875 per share.

The total number and value of restricted stock held as of December 31, 2003 for each named individual (valued at $25.67 per share) were: D. A. Carp – 175,724 shares – $4,510,835; A. M. Perez – 150,000 shares – $3,850,500; R. H. Brust – 21,890 shares – $561,916; M. P. Morley – 10,265 shares – $263,502; and W. C. Shih – 15,640 shares – $401,478.

(d)

On April 2, 2003, A. M. Perez received stock options to purchase 500,000 shares as a sign-on bonus. The remaining amounts for 2003 represent grants made in the fourth quarter of 2003 under the officer stock option program. The amounts for 2002 represent grants made under the management stock option program; except that W. C. Shih received on August 26, 2002, stock options to purchase 104,700 shares under the Stock Option Exchange Program. For 2001, the amounts represent grants made under the management stock option program; except that the amount for D. A. Carp includes a grant of stock options to purchase 160,000 shares in recognition of his election as Chairman.

(e)

No awards were paid for the periods 2001-2003, 2000-2002, and 1999-2001 under the Performance Stock Program. The amounts shown are the value of awards paid under the Executive Incentive Plan of the 2002-2004 performance cycle of the Performance Stock Program based on performance over the period 2002-2003, computed as of the date of the award, February 17, 2004, at $29.07 per share: D. A. Carp – 30,398; A. M. Perez – 16,474; R. H. Brust – 12,693; M. P. Morley – 9,763;  and W. C. Shih – 9,049. The awards were paid in shares of Kodak common stock.

(f)

For R. H. Brust for 2003, the amount represents $428,100 of principal and interest forgiven in connection with the loan from the Company as described on page 103 and $79,898 as the Company contribution in the cash balance feature of the Kodak Retirement Income Plan; for 2002, the amount represents $446,400 of principal and interest forgiven in connection with the loan and $41,639 as the Company contribution in the cash balance feature; and for 2001, the amount represents $786,300 of principal and interest forgiven in connection with the loan and $41,623 as the Company contribution to the cash balance feature. For A. M. Perez and W. C. Shih, the amounts represent the Company contribution in the cash balance feature.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Securities Underlying Options/ SARs Granted		Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Grant Date Present Value(c)

D. A. Carp	72,000	(a)	4.82	$ 24.49	11/18/10	$ 637,200

A. M. Perez	51,500	(a)	3.45	24.49	11/18/10	455,775
	500,000	(b)	33.45	30.96	04/01/13	3,190,000

R. H. Brust	14,400	(a)	.96	24.49	11/18/10	127,440

M. P. Morley	14,400	(a)	.96	24.49	11/18/10	127,440

W. C. Shih	16,750	(a)	1.12	24.49	11/18/10	148,238

(a)

These options were granted in November 2003 under the officer stock option program. Termination of employment, for other than death or a permitted reason, prior to the first anniversary of the grant date, results in forfeiture of the options. Thereafter, termination of employment prior to vesting results in forfeiture of the options unless the termination is due to retirement, death, disability or an approved reason. Vesting accelerates upon death. One third of the options vest on each of the first three anniversaries of the date of grant.

(b)

These options were granted to A. M. Perez as a signing bonus as required under his offer letter with the Company. The options vest in two (2) equal consecutive annual installments of 250,000; the first vests on April 2, 2004 and the other on April 2, 2005. Termination of employment for other than death, permitted reason, without cause or good reason, prior to the first anniversary of the grant date results in forfeiture of the options. Thereafter, termination of employment prior to vesting results in forfeiture of the options unless the termination is without cause or due to death, disability, approved reason or good reason.

(c)

The present value of these options was determined using the Black-Scholes model of option valuation in a manner consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” For the options granted in November 2003 under the officer stock option program, the following weighted-average assumptions were used: risk-free interest rate – 3.75%; expected option life – 7 years; expected volatility – 35.33%; and expected dividend yield – 1.77%. For the options granted to A. M. Perez as a hiring bonus, the following weighted-average assumptions were used: risk-free interest rate – 3.48%; expected option life – 7 years; expected volatility – 35.27%; and expected dividend yield – 5.75%.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End* Value

			Exercisable	Unexercisable	Exercisable	Unexercisable

D. A. Carp	0	0	1,157,848	326,190	$ 0	$ 84,960

A. M. Perez	0	0	0	551,500	0	60,770

R. H. Brust	0	0	233,808	128,592	0	16,992

M. P. Morley	0	0	292,889	76,878	0	16,992

W. C. Shih	0	0	104,554	53,296	0	19,765

*Based on the closing price on the NYSE – Composite Transactions of the Company’s common stock on December 31, 2003 of $25.67 per share.

STOCK OPTIONS AND SARS OUTSTANDING UNDER SHAREHOLDER-

AND NON-SHAREHOLDER-APPROVED PLANS

As required by Item 201(d) of Regulation S-K, the Company’s total options outstanding of 39,549,310 and total stock appreciation rights (SARs) outstanding of 730,107 have been granted under equity compensation plans that have been approved by security holders and that have not been approved by security holders as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding) Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	29,031,681	$ 46.39	7,927,850

Equity compensation plans not approved by security holders	11,247,736	54.08	0

Total	40,279,417	$ 48.54	7,927,850

The Company’s equity compensation plans approved by security holders include the 2000 Omnibus Long-Term Compensation Plan, the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, the Eastman Kodak Company 1990 Omnibus Long-Term Compensation Plan and the Wage Dividend Plan. The Company’s equity compensation plans not approved by security holders include the Eastman Kodak Company 1997 Stock Option Plan and the Kodak Stock Option Plan. In accordance with an amendment that is effective as of January 1, 2004, no options or SARs will be granted in the future under the Wage Dividend Plan.

LONG-TERM INCENTIVE PLAN

Leadership Stock Program

Beginning January 1, 2004, long-term compensation will principally be provided to all of the Company’s executives in the form of performance stock units under the Company’s new Leadership Stock Program. As a result, those selected senior executives who formerly participated in the Company’s Performance Stock Program will now be eligible for grants of performance stock units under the Leadership Stock Program. The terms of this new program are detailed in the Report of the Executive Compensation and Development Committee on page 118.

Performance Stock Program

Although the new Leadership Stock Program replaces the Performance Stock Program, the pending cycles of the Performance Stock Program will continue to run until they expire. Participation in the Performance Stock Program was limited to selected senior executives. The program’s performance goal was total shareholder return equal to at least that earned by a company at the 50th percentile in terms of total shareholder return within the Standard & Poor’s 500 Composite Stock Price Index.

After the close of a cycle, the Committee calculates the percentage earned of each participant’s target award. No awards are paid unless the performance goal is achieved. Fifty percent of the target award is earned if the performance goal is achieved. One hundred percent is earned if total shareholder return for the cycle equals that of a company at the 60th percentile within the Standard & Poor’s 500 Composite Stock Price Index.

The Committee has the discretion to reduce or eliminate the award earned by any participant based upon any criteria it deems appropriate. Awards are paid in the form of restricted stock, which restrictions lapse at age 60. The table below shows the threshold (i.e., attainment of the performance goal), target and maximum number of shares for the named executive officers for each cycle. No awards were earned for the 2001-2003 performance cycle.

Executive incentive Program

In early 2002, the Executive Compensation and Development Committee approved a performance-based, long-term award program, i.e., the Executive Incentive Program, under the 2002-2004 cycle of the Performance Stock Program. The purposes of this one-time program were to increase by year-end 2003 investable cash flow and the financial performance of certain strategic product groups. In this regard, certain target and threshold performance goals were established by the Committee based on these two metrics for the two-year period commencing January 1, 2002, and ending December 31, 2003.

Participation in the Executive Incentive Program was limited to 19 selected key executive officers, including the five named executive officers. Each participant’s target award under the program was 75% of the participant’s total target annual compensation (annual base salary plus target EXCEL award) expressed in the form of shares of common stock based on a March 8, 2002 stock price of $32.37 per share.

As explained in the Report of the Executive Compensation and Development Committee on page 120, both of the program’s threshold performance goals were achieved by year-end 2003. As a result of the Company’s performance, the program’s performance formula provided a payout equal to 79% of target. As explained in last year’s Proxy Statement, the program’s participants received an interim award in 2002 of 30% of their target award due to achieving certain pre-established interim goals by year-end 2002. Each participant’s interim award was then subtracted from the award he or she earned for the entire cycle, and the net award amount was paid to the participant in the form of shares of the Company’s common stock. The net award amounts paid to the named executive officers are listed under the column entitled “LTIP Payouts” in the Summary Compensation Table on page 104.

Awards under the Executive Incentive Program will be coordinated with awards received under the 2002-2004 performance cycle of the Performance Stock Program. As a result, any award earned by a participant under the 2002-2004 performance cycle of the Performance Stock Program will be reduced by the amount of any award earned by the participant under the Executive Incentive Program.

Long-Term Incentive Plan—Awards in Last Fiscal Year

			Estimated Future Payouts Under Non-Stock Price-Based Plans

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold # of Shares	Target # of Shares	Maximum # of Shares(a)

D. A. Carp	N/A	2001-2003	10,000	20,000	30,000
		2002-2004	10,000	20,000	[62,037] 30,000
		2003-2005	10,000	20,000	30,000

A. M. Perez	N/A	2001-2003(b)	1,875	3,750	5,625
		2002-2004(b)	4,375	8,750	[20,853] 13,125
		2003-2005(b)	6,875	13,750	20,625

R. H. Brust	N/A	2001-2003	2,625	5,250	7,875
		2002-2004	2,625	5,250	[25,904] 7,875
		2003-2005	2,625	5,250	7,875

M. P. Morley	N/A	2001-2003	2,625	5,250	7,875
		2002-2004	2,625	5,250	[19,926] 7,875
		2003-2005	2,625	5,250	7,875

W. C. Shih	N/A	2001-2003	1,988	3,975	5,963
		2002-2004	1,988	3,975	[18,467] 5,963
		2003-2005	1,988	3,975	5,963

(a)	The shares in brackets are the named executive officers’ target awards under the Executive Incentive Program.

(b)	Individuals who participate for less than the full performance cycle are eligible for a pro-rated award based upon the length of their participation.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

Daniel A. Carp

Effective December 10, 1999, the Company entered into a letter agreement with Mr. Carp providing for his employment as President and Chief Executive Officer. The letter agreement provides for a base salary of $1,000,000, subject to annual adjustment, and a target annual bonus of 105% of his base salary. Mr. Carp’s compensation will be reviewed annually by the Executive Compensation and Development Committee. The Executive Compensation and Development Committee approved an increase of Mr. Carp’s annual base salary to $1,100,000 effective May 5, 2003. Mr Carp’s target award under the Company’s variable pay plan will remain at 155% of his base salary.

If the Company terminates Mr. Carp’s employment without cause, Mr. Carp will be permitted to retain his stock options and restricted stock. He will also receive severance pay equal to three times his base salary plus target annual bonus and prorated awards under the Company’s bonus plans. The letter agreement also provides that for pension purposes, Mr. Carp will be treated as if he were age 55, if he is less than age 55 at the time of his termination, or age 60, if he is age 55 or older but less than age 60, at the time of his termination of employment.

In the event of Mr. Carp’s disability, he will receive the same severance pay as he would receive upon termination without cause; except it will be reduced by the present value of any Company-provided disability benefits he receives. The letter agreement also states that upon Mr. Carp’s disability, he will be permitted to retain all of his stock options.

Antonio M. Perez

The Company employed Mr. Perez as President and Chief Operating Officer under an offer letter dated March 3, 2003. In addition to the information provided elsewhere in this Proxy Statement, the offer letter provides Mr. Perez a base salary of $900,000, subject to adjustment at least annually, and a target award under the Company’s annual variable compensation plan of 100% of his base salary. As a hiring bonus, Mr. Perez received a grant of stock options for 500,000 shares and 100,000 shares of restricted stock. The offer letter also provides Mr. Perez with a severance allowance equal to two times his base salary plus target annual bonus if he terminates for good reason or is terminated without cause.

Robert H. Brust

The Company employed Mr. Brust under an offer letter dated December 20, 1999, that was most recently amended on October 2, 2003. In addition to the information provided elsewhere in this Proxy Statement, the amended offer letter provides Mr. Brust a special severance benefit. If, during the first seven years of Mr. Brust’s employment, the Company terminates his employment without cause, he will receive severance pay equal to two times his base salary plus target annual bonus. After completing five years of service with the Company, Mr. Brust will be allowed to keep his stock options upon his termination of employment for other than cause.

Michael P. Morley

The Company entered into a retention agreement with Mr. Morley to encourage him to delay his retirement. This retention agreement was most recently amended on October 23, 2003 to incent Mr. Morley to further delay his retirement until July 1, 2004. In addition to the information provided elsewhere in this Proxy Statement, the amended retention agreement provided Mr. Morley a retention benefit of $350,000 if he remained employed through December 31, 2003 and provides Mr. Morley a retention benefit of $45,000 for each month thereafter he remains employed. The retention paid to Mr. Morley for 2003 is reported in the Summary Compensation Table on page 104. The amended retention agreement also provides Mr. Morley a death benefit equal to the projected lump-sum value of his retirement income benefit should he die prior to his retirement from the Company. The amended retention agreement permits Mr. Morley upon his retirement to retain his stock options, restricted stock, restricted stock units and awards under the Performance Stock Program.

CHANGE IN CONTROL ARRANGEMENTS

The Company maintains a change in control program to provide severance pay and continuation of certain welfare benefits for virtually all U.S. employees. A “change in control” is generally defined under the program as:

•	the incumbent directors cease to constitute a majority of the Board, unless the election of the new directors was approved by at least two-thirds of the incumbent directors then on the Board;
•	the acquisition of 25% or more of the combined voting power of the Company’s then outstanding securities;
•	a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders; or
•	a vote by the shareholders to completely liquidate or dissolve the Company.

The purpose of the program is to assure the continued employment and dedication of all employees without distraction from the possibility of a change in control. The program provides for severance payments and continuation of certain welfare benefits to eligible employees whose employment is terminated, either voluntarily with “good cause” or involuntarily, during the two-year period following a change in control. The amount of the severance pay and length of benefit continuation is based on the employee’s position. The named executive officers would be eligible for severance pay equal to three times their total target annual compensation. In addition, the named executive officers would be eligible to participate in the Company’s medical, dental, disability and life insurance plans until the first anniversary of the date of their termination of employment. The Company’s change in control program also requires, subject to certain limitations, tax gross-up payments to all employees to mitigate any excise tax imposed upon the employee under the Internal Revenue Code.

Another component of the program provides enhanced benefits under the Company’s retirement plan. Any participant whose employment is terminated, for a reason other than death, disability, cause or voluntary resignation, within five years of a change in control is given up to five additional years of service. In addition, where the participant is age 50 or over on the date of the change in control, up to five additional years of age is given for the following plan purposes:

•	to determine eligibility for early and normal retirement;
•	to determine eligibility for a vested right; and
•	to calculate the amount of retirement benefit.

The actual number of years of service and years of age that is given to such a participant decreases proportionately depending upon the number of years that elapse between the date of a change in control and the date of the participant’s termination of employment. If the plan is terminated within five years after a change in control, the benefit for each participant will be calculated as indicated above.

In the event of a change in control which causes the Company’s stock to cease active trading on the NYSE, the Company’s compensation plans will generally be affected as follows, when Kodak common stock is not exchanged solely for common stock of the surviving company or the surviving company does not assume all plan awards:

•	under the Executive Deferred Compensation Plan, each participant will be paid the amount in his or her account;
•	under EXCEL, each participant will be paid a pro rata target award for the year in which the change in control occurs;
•	under the Performance Stock Program, each participant will be awarded a pro rata target award for each pending performance cycle and all awards will be cashed out based on the change in control price;
•	under the Company’s stock option plans, all outstanding options will vest in full and be cashed out based on the difference between the change in control price and the option’s exercise price; and
•	under the Company’s restricted stock programs, all of the restrictions on the stock will lapse and the stock will be cashed out based on the change in control price.

RETIREMENT PLAN
 The Company funds a tax-qualified defined benefit pension plan for virtually all U.S. employees. Effective January 1, 2000, the Company amended the plan to include a cash balance feature. Messrs. Carp and Morley are the only named executive officers who participate in the non-cash balance portion of the plan. The cash balance feature covers all new employees hired after March 31, 1999, including Messrs. Perez and Brust, and all other employees who elected to participate, including Mr. Shih.

Retirement income benefits are based upon an employee’s average participating compensation (APC). The plan defines APC as one third of the sum of the employee’s participating compensation for the highest consecutive 39 periods of earnings over the ten years ending immediately prior to retirement or termination of employment. Participating compensation, in the case of the named executive officers, is base salary and Executive Compensation for Excellence and Leadership Plan awards, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays.

For an employee with up to 35 years of accrued service, the annual normal retirement income benefit is calculated by multiplying the employee’s years of accrued service by the sum of (a) 1.3% of APC, plus (b) 0.3% of APC in excess of the average Social Security wage base. For an employee with more than 35 years of accrued service, the amount is increased by 1% for each year in excess of 35 years.

The retirement income benefit is not subject to any deductions for Social Security benefits or other offsets. The normal form of benefit is an annuity, but a lump sum payment is available in limited situations.

Pension Plan Table
Annual Retirement Income Benefits—Straight Life Annuity Beginning at Age 65

	Years of Service

Remuneration	30	35	40

$500,000	$232,089	$270,771	$284,309

750,000	352,089	410,771	431,309

1,000,000	472,089	550,771	578,309

1,250,000	592,089	690,771	725,309

1,500,000	712,089	830,771	872,309

1,750,000	832,089	970,771	1,019,309

2,000,000	952,089	1,110,771	1,166,309

2,225,000	1,060,089	1,236,771	1,298,609

NOTE: For purposes of this table, Remuneration means APC. To the extent that an employee’s annual retirement income benefit exceeds the amount payable from the Company’s funded plan, it is paid from one or more unfunded supplementary plans.

The following table shows the years of service credited as of December 31, 2003, to Mr. Carp and Mr. Morley. This table also shows the amount of Mr. Carp’s and Mr. Morley’s APC at the end of 2003. Messrs. Perez, Brust and Shih, who participated in the cash balance feature in 2003, are not listed.

Retirement Plan Table

Name	Years of Service	Average Participating Compensation

D. A. Carp	33	$ 2,181,619

M. P. Morley	39(a)	884,096

(a)

Under Mr. Morley’s retention agreement, if he elects upon his retirement to take a lump sum distribution of his retirement benefit, the amount of his benefit will be calculated using a discount rate no less favorable than the discount rate used under the Company’s pension plan to calculate the retirement benefits of participants who retired effective November 1, 2003.

Cash Balance Feature

Under the cash balance feature of the Company’s pension plan, the Company establishes an account for each participating employee. Every month the employee works, the Company credits the employee’s account with an amount equal to four percent of the employee’s monthly pay. In addition, the ongoing balance of the employee’s account earns interest at the 30-year Treasury bond rate. To the extent federal laws place limitations on the amount of pay that may be taken into account under the plan, four percent of the excess pay is credited to an account established for the employee in an unfunded supplementary plan. If a participating employee leaves the Company and is vested (five or more years of service), the employee’s account balance will be distributed to the employee in the form of a lump sum or monthly annuity. Participating employees whose account balance exceeds $5,000 also have the choice of leaving their account balances in the plan to continue to earn interest.

In addition to the benefits described above, Mr. Brust is covered under a special supplemental pension arrangement established under his amended offer letter. This arrangement provides Mr. Brust a single life annuity of $12,500 per month upon his retirement if he remains employed with the Company for at least five years. If Mr. Brust remains employed until January 3, 2006, he will, in lieu of receiving the $12,500 per month annuity, be treated as if eligible for the non-cash balance portion of the plan. For this purpose, Mr. Brust will be credited with 14 years of extra service in addition to his actual service. If Mr. Brust remains employed until January 2, 2007, he will be credited with 18 years of extra service in addition to his actual service for purposes of the non-cash balance portion of the plan. In any case, Mr. Brust’s supplemental benefit will be offset by his cash balance benefit.

Mr. Perez is also eligible for a supplemental pension benefit under the terms of his March 3, 2003 offer letter. Under this arrangement, if Mr. Perez remains employed for three years, he will be treated as if eligible for the non-cash balance portion of the plan. For this purpose, he will be considered to have completed eight years of service with the Company and attained age 65. If, instead, Mr. Perez remains employed for nine years, he will be considered to have completed 25 years of service with the Company. Mr. Perez’s supplemental pension benefit will be offset by his cash balance benefit.

Report of the Audit Committee

The Audit Committee of Eastman Kodak Company’s Board of Directors is composed solely of independent directors and operates under a written charter adopted by the Board and most recently amended on February 17, 2004. A copy of the Committee’s charter is attached to this Proxy Statement as Exhibit I.

Management is responsible for the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures and preparing the Company’s consolidated financial statements. The Company’s independent accountants, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report of the results. As outlined in its charter, the Committee is responsible for overseeing these processes.

During 2003, the Committee met and held discussions with management and the independent accountants on a regular basis. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S., and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants.

The Committee discussed with the independent accountants the matters specified by Statement on Auditing Standards No. 61, “Communications with Audit Committee.” The independent accountants provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussion With Audit Committees.” The Committee discussed with the independent accountants their independence.

The Committee discussed with the Company’s internal auditors and independent accountants the plans for their audits. The Committee met with the internal auditors and independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, and the quality of the Company’s financial reporting.

In reliance on these reviews and discussions, the Committee recommended the Board approve the audited financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and the Board accepted the Committee’s recommendations.

The following fees were paid to PwC for services rendered in 2003 and 2002 (in millions of $):

	2003	2002

Audit Fees	$ 8.7	$ 7.9

Audit-Related Fees	5.0	1.9

Tax Fees	1.7	3.7

All Other Fees	0.2	3.0

	$ 15.6	$ 16.5

The Audit Fees related primarily to the annual audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, quarterly reviews of interim financial statements included in the Company’s Form 10-Q reports, statutory audits of certain of the Company’s subsidiaries and services relating to filings under the Securities Act of 1933 and the Exchange Act of 1934.

The Audit-Related Fees related primarily to advisory services in connection with the Sarbanes-Oxley Act of 2002, due diligence related to merger and acquisition activity, audits of the Company’s employee benefit plans, and accounting and reporting consultations relating to new accounting standards.

Tax Fees in 2003 included $1.1 million for tax compliance services and $0.6 million for tax planning and advice. Tax Fees in 2002 included $3.1 million for tax compliance services and $0.6 million for tax planning and advice.

The All Other Fees related primarily to business process reviews.

The Committee recommended to the Board, subject to shareholder ratification, the election of PwC as the Company’s independent accountants. In addition, the Committee approved the scope of non-audit services anticipated to be performed by PwC in 2004 and the estimated budget for those services. The Committee adopted an Audit and Non-Audit Services Pre-Approval Policy, a copy of which is attached to this Proxy Statement as Exhibit II.

          Hector de J. Ruiz, Chair

          Richard S. Braddock

          Martha Layne Collins

          Timothy M. Donahue

          William H. Hernandez

Report of the Corporate Responsibility and Governance Committee

COMPOSITION
 The Corporate Responsibility and Governance Committee is composed of six directors, each of whom meets the definition of “independence” set forth in the NYSE’s corporate governance listing standards. During 2003, the Committee met five times. The Charter of the Committee can be accessed electronically in the “Corporate Governance” section of www.kodak.com/go/governance.

RESPONSIBILITIES
 The Committee is responsible for: (i) overseeing the Company’s corporate governance structure; (ii) identifying, screening and recommending director candidates to the Board; (iii) administering the Director Selection Process; (iv) developing the Company’s Director Qualification Standards; (v) overseeing the annual evaluation of the Board and each of its committees; (vi) overseeing and reviewing the Company’s Corporate Governance Guidelines and Director Independence Standards; (vii) assisting the Board in its determinations of director independence; (viii) recommending to the Board the compensation for directors; (ix) recommending committee assignments, including committee chairs, to the full Board for approval; and (x) overseeing the Company’s activities in the areas of environmental and social responsibility, diversity and equal employment opportunity. A complete description of the Committee’s responsibilities can be found in its charter.

NEW LEGISLATIVE AND REGULATORY REQUIREMENTS
The Committee spent much of its time this year planning for the Company’s compliance with the Sarbanes-Oxley Act, the NYSE’s final corporate governance listing standards and the SEC’s new disclosure rules. As a result of this work, in February 2004, the Committee and the Board took a number of actions regarding the Company’s corporate governance policies, practices and processes. These include: (i) adopting restated Corporate Governance Guidelines; (ii) approving amendments to the charters of the Audit Committee, the Executive Compensation and Development Committee, and the Corporate Responsibility and Governance Committee; (iii) creating new Director Independence Standards; (iv) developing Director Qualification Standards; (v) implementing a Director Selection Process; and (vi) formulating a Director Attendance Policy. You can access the Company’s Corporate Governance Guidelines, charters, Director Independence Standards, Director Qualification Standards, Director Selection Process and Director Attendance Policy in the “Corporate Governance” section of www.kodak.com/go/governance.

DIVERSITY INITIATIVES
 In December of 2003, the Company’s Diversity Advisory Panel met with the Board to present its final recommendations. This seven-member, blue-ribbon panel was launched in 2001 to provide advice on the Company’s comprehensive diversity strategy and assess future diversity trends and the potential impact on Kodak. Based on the panel’s final recommendations, the Committee recommended a number of specific measures to the full Board for adoption. These measures were approved by the full Board at its February 2004 meeting. For more information regarding the Company’s Diversity Advisory Panel and Kodak’s diversity intiatives, see the section entitled “2003 Global Diversity” on page 140.

CHIEF GOVERNANCE OFFICER
 With the consent of the Committee, Laurence L. Hickey, Assistant Secretary, was named to the new position of Chief Governance Officer effective July 15, 2003. While the Company has a strong tradition of good corporate governance, this action was taken in part to heighten the awareness and importance of good corporate governance within the Company. The functions of the Chief Governance Officer include monitoring compliance with legislative and regulatory requirements affecting corporate governance, performing ongoing assessment of the Board’s structure and governance practices, periodically auditing the Company’s compliance with its governance principles and policies, and keeping both the Board and senior management current on corporate governance laws, trends and best practices. The position reports to both the Committee and to the Company’s Corporate Secretary.

DIRECTOR COMPENSATION
 During the later part of 2003, the Committee began a review of the Board’s Director Compensation Program. To assist it in this effort, the Committee retained an external independent compensation consultant. As a first step in this process, the Committee developed the following Director Compensation Principles:

•	Pay should represent a moderately important element of Kodak’s director value proposition.
•	Pay levels should generally target near the market median, and pay mix should be consistent with market considerations.
•	Pay levels should be differentiated based on the time demands on some members’ roles, and the Board will ensure regular rotation of certain of these roles.
•	The program design should ensure that rewards are tied to the successful performance of Kodak stock, and the mix of pay should allow flexibility and board diversity.
•	To the extent practical, Kodak’s director compensation principles should parallel those of the Company’s executive compensation program.

These principles will provide the foundation for developing and continuing a new Board compensation program. The Committee anticipates making a recommendation to the Board concerning the details of the program in the first quarter of 2004.

OTHER KEY ACTIONS LAST YEAR

Other actions taken by the Committee last year include:

•	conducting a review of, and subsequently revising, its charter;
•	developing and implementing a Board Evaluation Process;
•

preparing and conducting an evaluation of the Board’s performance, reporting the results of the evaluation to the full Board for its discussion and utilizing this feedback to produce an action plan to further enhance the Board’s effectiveness;

•

preparing and conducting an evaluation of the Committee’s own performance, discussing the results of this evaluation and developing an action plan from these discussions to further enhance the Committee’s performance;

•	overseeing the Company’s performance against its five-year environmental goals;
•	developing, and recommending to the full Board for approval, a realignment of the Board’s committee assignments; and
•	creating a statement of Board responsibilities for inclusion in the Company’s Corporate Governance Guidelines.

The Committee is committed to continuous improvement in the Company’s corporate governance policies, practices and procedures, and believes that strong corporate governance is a fundamental ingredient to building shareholder value.

          Debra L. Lee, Chair

          William W. Bradley

          Durk I. Jager

          Paul H. O’Neill

          Delano E. Lewis

          Laura D’Andrea Tyson

Report of the Executive Compensation and Development Committee

ROLE OF THE COMMITTEE
 The Executive Compensation and Development Committee, as of December 31, 2003, was made up of six members of the Board of Directors, all of whom are independent in accordance with the Board’s Director Independence Standards which exactly reflect the NYSE’s director independence standards. The principal functions of the Committee include:

•

periodically reviewing and approving the Company’s executive compensation strategy and principles to ensure that they are aligned with the Company’s business strategy and objectives, shareholder interests, desired behaviors and corporate culture;

•	periodically reviewing the Company’s executive compensation plans to ensure that they are consistent with the Company’s executive compensation strategy and principles;
•	reviewing and approving the adoption of, and changes to, the Company’s executive compensation and its equity-based compensation plans;
•	overseeing the administration of the Company’s executive compensation plans;
•

annually reviewing and approving the goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of these goals and objectives, and setting the CEO’s individual elements of total compensation based on this evaluation;

•	overseeing the compensation of the Company’s executive officers;
•	reviewing the process and plans for the assessment and selection of candidates for the positions of CEO and President; and
•	periodically reviewing the Company’s executive staffing plan for meeting present and future leadership needs.

To help it perform its functions, the Committee makes use of Company resources and periodically retains the services of external independent compensation consultants.

EXECUTIVE COMPENSATION PHILOSOPHY
The goal of the Company’s executive compensation program is to attract, retain and motivate world-class executive talent to achieve the Company’s short- and long-term business goals. Towards this end, the Company’s executive compensation strategy leverages all elements of market-competitive total compensation to drive profitable growth and superior long-term shareholder value consistent with the Company’s values. Plan design and performance-based differentiation are designed to drive extraordinary rewards for outstanding performance. Consistent with this strategy, the following principles provide a framework for the Company’s executive compensation program:

•	Total target compensation for executives should be market competitive. Market competitive is defined as the 50th percentile with differences where warranted.
•	The mix of total compensation elements will reflect competitive market requirements and strategic business needs.
•	A significant portion of each executive’s compensation should be at risk, the degree of which will positively correlate to the level of the executive’s responsibility.
•	Compensation is linked to both qualitative and behavioral expectations, and key operational and strategic metrics.
•	Interests of executives are linked with the Company’s owners through stock ownership.
•	Executive compensation will be differentiated on the following bases:
• base salaries—on relative responsibility,
• short-term variable elements—on performance, and
• long-term variable elements—on Company performance and individual execution/leadership.

EXECUTIVE COMPENSATION PRACTICES
Each year, the Company participates in surveys conducted by external consultants. The companies included in these surveys are those the Company competes with for executive talent. Most, but not all, of these companies are included in the Dow Jones Industrial Index shown in the Performance Graph on page 122. Starting in 2002, the Company also began measuring the competitiveness of its executive compensation program against a comparison group of approximately 15 other leading companies, referred to in this Report as the “Peer Group.” The following criteria was used to select the Peer Group: market capitalization, revenue, consumer/commercial/hi-tech mix, mix of high growth and steady growth companies, similar industry and data availability. The data received from the Peer Group is size adjusted so proper comparisons may be drawn. Based on the survey data and Peer Group results and consistent with the Company’s executive compensation principles, the target compensation of the Company’s senior executives is set at market-competitive levels.

KEY EXECUTIVE COMPENSATION ACTIONS LAST YEAR
 During 2003, the Committee conducted an extensive review of the Company’s long-term compensation practices. The Committee retained an external independent consultant to assist it in conducting this review. The major recommendations of the external consultant were to:

•	improve the linkage between controllable performance factors and executive compensation;
•	enhance the focus of the Company’s executives on long-term operating goals;

•	de-emphasize stock options by granting these awards only to those who are most responsible for influencing the Company’s stock price; and
•	reduce the Company’s share usage.

Based on this input and the results of its review, the Compensation Committee approved a number of revisions to the Company’s long-term compensation program. The principal changes include:

•	implementing a new global performance stock unit program, entitled the “Leadership Stock Program,” for the Company’s executives;
•	replacing the Performance Stock Program;
•	limiting participation in the Company’s annual stock option grant to the Company’s officers, those who are most responsible for influencing shareholder value; and
•	strengthening the Company’s share ownership requirements for its executive officers.

An overview of each of the major changes to the Company’s long-term compensation program follows:

Leadership Stock Program   Leadership Stock is a new performance-based, long-term incentive compensation program for all of the Company’s executives. Starting in 2004, the program will run in two-year cycles with a new cycle beginning each January. Leadership Stock gives the Company’s executives an opportunity to earn shares of Kodak stock based on their level of responsibility, an assessment of their individual leadership and execution, and Company earnings per share (EPS) performance over a two-year period. The program was created under the terms of the 2000 Omnibus Long-Term Compensation Plan.

Under the program, all executives will be eligible for awards of performance stock units. These units will be performance-based, not just time-based.  For most executives, the award of performance stock units will replace the Company’s historical practice of granting an annual stock option award. As explained below, only the Company’s officers will continue to be eligible for an annual award of stock options.

Company EPS performance (over a two-year period) will be the program’s sole performance metric. EPS was selected because it is a basic operational measure that each executive can influence.

In converting the amount of an executive’s former target award under the management stock option program to his or her target award under the new program, the Committee used a value-neutral approach recommended by the external independent consultant. This methodology provided fair treatment to the executives and was sensitive to the interests of the Company’s shareholders.

The payment of any stock units earned under the program will be delayed for one-year contingent on the executive’s continuous employment with the Company. During this year, dividend equivalents will be paid on the stock units, but they too will be subject to this one-year vesting period. At the end of this year, the stock units, and all of the dividend equivalents earned on these stock units, will be paid to the executive in the form of shares of the Company’s stock.

Performance Stock Program  Commencing in 2004, the Leadership Stock Program will also replace the Company’s Performance Stock Program.  This was a program for the Company’s top executives that measured performance over a three-year period based on the Company’s relative shareholder return. The decision to replace the program was driven based on the study’s recommendations to improve the linkage between controllable performance and executive compensation, and the desire to enhance the focus on the Company’s long-term operating goals. The target awards under the Leadership Stock Program for those participants who were formerly eligible for the Performance Stock Program were increased to reflect their former participation in this program.

Stock Option Program  Effective with the fall 2003 grant, only the Company’s officers are eligible for an annual stock option grant. This change was made in large part in recognition of the significant potential dilutive impact of these types of awards. The Company’s officers will continue to receive stock options since they remain an effective incentive compensation vehicle for those who are most responsible for influencing shareholder value. The target Leadership Stock awards for the Company’s officers were reduced to reflect their continuing participation in the Company’s stock option program.

To further minimize the dilution impact of the Company’s stock option grants, the Committee approved two additional changes to the stock option program. All options will now be granted for a term of no more than seven years, rather than ten years. In addition, in those limited situations where participants are permitted to retain their stock options upon termination of employment, the options will expire three years thereafter, rather than upon expiration of their normal term.

Share Ownership Requirements  To strengthen the alignment of the personal interest of the Company’s executive officers with those of its shareholders, the Committee made several changes to its Share Ownership Program. Most importantly, these changes increase the stock ownership requirements for the CEO from four to five times base salary and incorporate a “retention ratio” concept into the guidelines. The retention ratio concept requires an executive officer to retain a specified percentage of the shares attributable to stock option exercises or the vesting and earn-out of full value shares until the executive officer attains his or her ownership requirements. This is in lieu of requiring that the guidelines be met within a fixed number of years. As a result of these changes, the share ownership requirements will operate as follows:

Level	Salary Multiple	Retention Ratio

CEO	5x	100%
COO/President	4x	100%
Executive VPs	3x	75%
Senior VPs	2x	75%
Other Executive Officers	1x	50%

The number of shares of Kodak stock that must be held is determined by multiplying the executive officer’s annual base salary rate as of January 1, 2004, by the applicable multiple, and dividing the result by the price of the Company’s stock on January 1, 2004. The number of shares to be held will only change if the executive officer is promoted to a higher position.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM
 The three components of the Company’s executive compensation program are:

•	base salary,
•	short-term variable pay, and
•	long-term incentives.

Base Salary
Base salary is the only fixed portion of an executive’s compensation. Each executive’s base salary is reviewed annually based on the executive’s relative responsibility.

Short-Term Variable Pay
Three key principles underlie EXCEL, the Company’s short-term variable pay plan for its executives: alignment, simplicity and discretion. Alignment to Company objectives is achieved through the two performance metrics used to fund the plan: revenue growth and economic profit. The inclusion of revenue growth as a performance metric emphasizes the Company’s need for sustained profitable growth. The use of economic profit stresses the continuing need for earnings growth and balance sheet management. Beginning in 2004, investable cash flow will replace economic profit to underscore the importance of cash flow to the Company’s new growth strategy. Simplicity is accomplished through ease of plan administration. Under EXCEL, each participant has three to four key performance goals. Discretion, the third key principle, may be used to adjust the size of the plan’s funding pool, modify the funding pool’s allocation to the Company’s units, and determine the performance and rewards of the plan’s participants.

Participants in EXCEL are assigned target awards for the year based on a percentage of their base salaries as of the end of that year. This percentage is determined by the participant’s wage grade. For 2003, target awards ranged from 25% of base salary to 155% of base salary for the CEO.

Each year the Compensation Committee establishes a performance matrix for the year based on the plan’s two performance metrics. This matrix determines the percentage of the plan’s target corporate funding pool that will be earned for the year based on the Company’s actual performance against these two metrics. The target corporate funding pool is the aggregate of all participants’ target awards for the year. Under the performance matrix, the corporate funding pool will fund at 100% if target performance for each performance metric is met.

The Compensation Committee may use its discretion to adjust (upward or downward) the amount of the corporate funding pool for any year. The Committee considers a number of baseline metrics before applying this discretion. In 2003, these baseline metrics included investable cash flow, inventory, receivables, capital expenditures, market share and customer satisfaction. In addition, the Compensation Committee may choose to exercise discretion to recognize unanticipated economic or market changes, extreme currency exchange effects or management of significant workforce issues.

The CEO allocates the corporate funding pool among the Company’s units. Each business unit has its own targets for operational performance for the year. Actual performance against these targets accounts for 75% of the business unit’s allocation. The remaining 25% is determined by overall Company performance for the year measured against the Company’s targets for the year based on the two EXCEL performance metrics.

Within each staff, regional, functional and business unit, local senior management allocates the unit’s funds to its participants based on each participant’s individual performance. This assessment includes performance against pre-established goals, leadership and support of the Company’s Diversity and Inclusion strategy.

In 2003, the Company substantially beat its performance target for revenue. In terms of economic profit, it significantly exceeded its threshold performance goal for 2003, but did not attain its performance target. Due to these strong results, EXCEL’s corporate funding pool funded at a level sufficient to pay out at a 146% of target level under the performance matrix established for the year.

In fixing the corporate funding pool for the year, the Committee noted the significant positive impact that foreign exchange had on the Company’s revenue for the year. The Committee also took into account management’s performance in maintaining worldwide film market share, exceeding its 2003 investable cash flow goal, nearly satisfying its target inventory goals, obtaining its consumer customer satisfaction goal and generally achieving its receivables goals for 2003, and effectively managing other discretionary parts of the business. Against these positive results, the Committee also considered management’s inability to satisfy its target customer satisfaction goal for business end users.

After looking at these results, the Committee chose to exercise negative discretion to partially ameliorate the positive effect of foreign exchange on the Company’s 2003 EXCEL results. As a result of this decision, the Committee set the award pool for 2003 under EXCEL at 112% of target. The Summary Compensation Table on page 104 lists for 2003 the awards to the named executive officers.

Long-Term Incentives
Traditionally, long-term compensation has been delivered to the Company’s executives through stock options, the Performance Stock Program and selected grants of restricted stock.

Beginning in 2004, long-term compensation will principally be provided to the Company’s executives in the form of performance stock units under the new Leadership Stock Program. Only the Company’s officers will continue to be eligible for an annual grant of stock options. A description of the new Leadership Stock Program and the Company’s new stock option grant practices appears earlier in this Report under the section entitled “Key Executive Compensation Actions Last Year.” The Company will also continue its practice of periodically awarding grants of restricted stock to selected executives.  These awards will generally be made to either (1) induce the recipients to remain with or to become employed by the Company; or (2) recognize exceptional performance.

As a result of the Company’s new stock option grant practices, only the Company’s officers received a stock option award in 2003. Under these new practices, the options will continue to be priced at 100% of the fair market value of the Company’s stock on the day of grant, but now will have a term of only seven years, rather than ten. The Company will continue to base target grant ranges on the median survey values of the companies it surveys. Grants to individual officers will then be adjusted based in large part on the officer’s relative leadership assessment. Finally, the Committee will ultimately determine the size of the stock option awards to the executive officers using the recommendations made by management as a starting point. The 2003 stock option awards granted by the Committee to the named executive officers are listed in the table entitled “Option/SAR Grants in Last Fiscal Year” on page 106.

Although the new Leadership Stock Program replaces the Performance Stock Program, the pending cycles of the Performance Stock Program will continue to run until they expire. A description of the Performance Stock Program, as well as the threshold, target and maximum awards for the named executive officers, appears on page 108-109. Based on the Company’s performance over the three-year performance cycle ending in 2003, no awards were paid for this cycle.

In 2002, the Committee approved a one-time, performance-based, long-term award program (i.e., the Executive Incentive Program), under the 2002-2004 cycle of the Performance Stock Program. The purposes of this program were to improve by year-end 2003 investable cash flow and the financial performance of certain strategic product groups. A description of the Executive Incentive Program appears on page 108.

In order for awards to be earned under the Executive Incentive Program, Company performance over the program’s two-year period had to exceed the program’s two pre-established, threshold performance goals. In the case of investable cash flow, the Company not only exceeded its threshold goal, but also considerably surpassed its target goal. With regards to the program’s other metric based on the financial performance of certain strategic product groups, performance by the Company exceeded the program’s threshold goal. As a result of this performance, the program’s performance formula provided a payout equal to 79% of target. As explained in last year’s Proxy Statement, the program’s participants received an interim award in 2002 of 30% of their target award due to achieving certain pre-established interim goals by year-end 2002. Each participant’s interim award was then subtracted from the award he or she earned for the entire cycle, and the net award amount was paid to the participant in the form of shares of the Company’s common stock. The net award amounts paid to the named executive officers are listed under the column entitled “LTIP Payouts” in the Summary Compensation Table on page 104.

SHARE OWNERSHIP PROGRAM
The interests of the Company’s executives should be inseparable from those of its shareholders. The Company aims to link these interests by encouraging stock ownership on the part of its executives.

One program designed to meet this objective is the Company’s share ownership program. As described earlier in the report under the section entitled “Key Executive Compensation Actions Last Year,” the Committee recently approved several changes to this program in an effort to strengthen the alignment of the interests of the Company’s executive officers with those of its shareholders. As a result of these changes, all executive officers will now be required to retain a specified percentage of the shares attributable to stock option exercises or the vesting or earn-out of full value shares until they attain their ownership requirements.

CHIEF EXECUTIVE OFFICER COMPENSATION
The Committee determined Mr. Carp’s compensation for 2003 in line with the executive compensation philosophy and practices described above in this Report. Mr. Carp’s compensation for 2003 is described below:

Base Salary
The Committee chose to maintain Mr. Carp’s annual base salary at $1,100,000. To preserve the Company’s deductibility of all of Mr. Carp’s base salary for U.S. income tax purposes, payment of $100,000 of his base salary will not be made until after his retirement from the Company.

Short-Term Variable Pay
Mr. Carp’s short-term variable pay, like that of all the Company’s other executives, is payable based upon the successful attainment of specific financial goals established by the Committee at the start of each year under its short-term variable pay plan, EXCEL. For 2003, these financial goals were based on revenue growth and economic profit. As reported earlier, the Company significantly exceeded its target revenue goal for the year and substantially beat its threshold performance goal based on economic profit. The Committee also considered Mr. Carp’s performance against his key EXCEL performance goals. In particular, the Committee noted that the Company is on plan in the execution of its four key growth strategies, had mixed results with respect to customer satisfaction, and had generally favorable results with regard to its leadership and diversity goals. Based on these results, the Committee fixed Mr. Carp’s 2003 award at a level equal to what it established for the award pool after exercising negative discretion. The amount of the award is listed in the Summary Compensation Table on page 104.

Stock Options
Effective November 19, 2003, the Committee granted a stock option award to Mr. Carp of 72,000 shares. These options were granted under the same terms and conditions as awards made to all officers generally under the Company’s stock option program. The Committee determined Mr. Carp’s award based on its review of benchmark data and assessment of Mr. Carp’s leadership.

Performance Stock Program
Based on the Company’s financial performance over the three-year period ending in 2003, Mr. Carp did not receive an award for the 2001-2003 performance cycle. As reported previously, Mr. Carp did receive an award under the Executive Incentive Plan, a special program established under the 2002-2004 performance cycle. The award earned by Mr. Carp is listed under the column entitled “LTIP Payouts” in the Summary Compensation Table on page 104.

COMPANY POLICY ON QUALIFYING COMPENSATION
Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain forms of compensation in excess of $1,000,000 paid to any of the named executive officers that are employed by the Company at year-end. The Committee believes that it is generally in the Company’s best interests to have compensation be deductible under Section 162(m). The Committee also feels, however, that there may be circumstances in which the Company’s interests are best served by maintaining flexibility regardless of whether compensation is fully deductible under Section 162(m).

          Richard S. Braddock, Chair

          Martha Layne Collins

          Timothy M. Donahue

          Debra L. Lee

          Paul H. O’Neill

          Hector de J. Ruiz

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of these forms received by us or written representations furnished to us, we believe that, for the reporting period covering our 2003 fiscal year, due to a clerical error on the part of the Company, the SEC Form 3 originally filed on behalf of one executive officer, Karen Smith-Pilkington, although timely, did not contain a complete description of her holdings of Company securities and, therefore, the Amended Form 3, filed after the error was discovered, was not deemed filed by the required deadline.

Performance Graph—Shareholder Return

The following graph compares the performance of the Company’s common stock with the performance of the Standard & Poor’s (S&P) 500 Composite Stock Price Index and the Dow Jones Industrial Index (DJIA) by measuring the changes in common stock prices from December 31, 1998, plus assumed reinvested dividends.

The graph assumes that $100 was invested on December 31, 1998 in each of the Company’s common stock, the Standard & Poor’s 500 Composite Stock Price Index and the Dow Jones Industrial Index, and that all dividends were reinvested. In addition, the graph weighs the constituent companies on the basis of their respective market capitalizations, measured at the beginning of each relevant time period.

By Order of the Board of Directors

James M. Quinn
Secretary and Assistant General Counsel
Eastman Kodak Company
April 6, 2004

Exhibit I—Audit Committee Charter

I. PURPOSE
 The primary purpose of the Committee is to assist the Board of Directors in overseeing:

1.	The integrity of Kodak’s quarterly and annual consolidated financial statements and the financial and business information provided to the SEC, the NYSE and investors;
2.	Kodak’s systems of disclosure controls and procedures and internal controls over financial reporting, including anti-fraud controls;
3.	Kodak’s financial accounting principles and policies;
4.	The performance of Kodak’s internal audit function;
5.	The independent accountant’s selection, compensation, retention, performance and evaluation, including the assessment of the independent accountant’s qualifications and independence;
6.	Legal and regulatory compliance and compliance programs;
7.	Legal and business risk management; and
8.	Preparation of an Audit Committee report to be included in Kodak’s annual Proxy Statement, as required by the SEC.

II. COMPOSITION

1.

The Audit Committee shall consist of at least three Board members, all of whom meet the requirements for independence under the SEC rules and NYSE listing standards. No person serving on the audit committees of more than two other publicly traded companies shall be appointed to, or remain on, the Committee;

2.

Prospective members shall be recommended by the Corporate Responsibility and Governance Committee with the advice and counsel of the Chairman and CEO and shall be appointed by the Board. One member shall be designated by the Board as the Committee Chair;

3.	All members shall be financially literate, as determined by the Board in its business judgment, or shall become so in a reasonable period of time after appointment;
4.

At least one member of the Committee shall have accounting or related financial management expertise as required by the NYSE Listing Standards, as determined by the Board in its business judgment, and shall be a “Financial Expert,” as defined by the SEC; and

5.	All members shall receive appropriate training and information necessary to fulfill the Committee’s responsibilities.

III. MEETINGS
 The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may have in attendance at meetings the members of management or others it deems necessary in order to provide the information necessary to carry out its duties.

IV. DUTIES, RESPONSIBILITIES AND POWERS
 The Committee shall have the following duties, responsibilities and powers:

1.	With respect to the independent accountant, the Committee shall:
	(a)	Serve as the Board’s avenue of communication with the independent accountant;
	(b)	Select, evaluate, monitor, retain and, if necessary, discharge the independent accountant;
(c)

Ensure the independent accountant and management understand that the Committee, as the shareholders’ representative, is the independent accountant’s client, and therefore that the independent accountant is ultimately accountable to the Committee;

(d)

Meet regularly with the independent accountant. Meet separately on a periodic basis with management, the internal auditors and the independent accountant. Provide an opportunity for the independent accountant to meet with the Board when necessary and appropriate;

	(e)	Confirm and assure the independent accountant’s independence by:
		(i)	Reviewing the independent accountant’s annual written statement delineating all relationships between the independent accountant and Kodak;
		(ii)	Monitoring, pre-approving and, if appropriate, limiting fees paid to the independent accountant for audit services, internal control-related services and other non-audit services;
		(iii)	Discussing with the independent accountant any relationships or services that may affect the independent accountant’s objectivity or independence;
		(iv)	Verifying that the independent accountant has complied with requirements regarding the rotation of lead audit partners; and
		(v)	Confirming and assuring no attempts have been made to improperly influence the performance of the independent accountant’s audit functions.
	(f)	Review and approve the annual audit plan and the audit reports of the independent accountant;

(g)

Obtain and review, at least annually, the independent accountant’s report describing: the independent accountant’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountant; any steps taken to deal with the issues; and all relationships between the independent accountant and Kodak; and

	(h)	Set policies regulating the hiring of employees and former employees of the independent accountant.
2.	With respect to the internal auditors, the Committee shall:
	(a)	Serve as the Board’s avenue of communication with the Director of Corporate Auditing;
	(b)	Review and approve the appointment, replacement, reassignment or dismissal of the Director of Corporate Auditing;
	(c)	Confirm and assure the independence of the internal auditors, and that no attempts have been made to improperly influence the performance of their audit functions;
	(d)	Review the annual audit plan of the internal auditors, its scope and the intended level of support for and coordination with the external audit process; and
	(e)	Review periodically internal audit activities, staffing and budget to assure the appropriate level of resources is available.
3.	With respect to Kodak’s financial disclosures and statements, the Committee shall:
	(a)	Inquire of management and the independent accountant as to:
(i)

The acceptability and appropriateness of financial accounting principles, policies and disclosures, used or proposed by Kodak, including analysis of the effects of all material alternative GAAP methods on financial statements;

		(ii)	Management’s quarterly evaluation of the adequacy of Kodak’s system of disclosure controls and procedures; and
(iii)

The adequacy of Kodak’s system of internal controls, including whether there are significant deficiencies or material weaknesses in the design or operation of internal controls or any fraud involving employees with significant roles in Kodak’s system of internal controls. In this regard, the Committee shall oversee management’s assessment of Kodak’s system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and management’s certification processes under Sections 302 and 906 of the Sarbanes-Oxley Act. The Committee shall also ensure that management appropriately addresses any significant deficiencies or material weaknesses that are communicated.

	(b)	Perform the following with respect to the Company’s consolidated financial statements:
		(i)	Review with management and the independent accountant:
			-	Significant financial reporting issues and judgments made in connection with the preparation of the Company’s consolidated financial statements;
			-	Significant issues regarding the Company’s accounting and reporting principles and practices, including critical accounting policies;
			-	Significant changes or developments in accounting and reporting principles and practices;
			-	Matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
-

The results of the audit, including a review of any audit problems or difficulties encountered by the independent auditor in the course of the audit work, any restrictions on the scope of its activities or access to required personnel or information, and any disagreements with management;

			-	Any significant changes required in the scope of the independent accountant’s audit; and
			-	Principles of accounting proposed or promulgated by regulatory accounting authorities;
(ii)

Review legal matters that may have a material impact on the consolidated financial statements with the Company’s General Counsel, Director of Corporate Auditing, the Controller and the independent accountant;

(iii)

Review the annual audited and quarterly reviewed consolidated financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent accountant prior to Kodak’s filing of the related Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

		(iv)	Recommend to the Board whether the audited consolidated financial statements be included in Kodak’s Annual Report on Form 10-K prior to its filing;
		(v)	Review the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q prior to their filings;
(vi)

Discuss sales and earnings press releases with management and the independent accountant. Discuss with management financial information and earnings guidance provided to analysts and rating agencies; and

		(vii)	Discuss with management any comment letters from the SEC relating to the Company’s historical filings and the related responses.

4.	With respect to risks and uncertainties, including contingent liabilities, the Committee shall:
	(a)	Review Kodak’s risk management and assessment policies, and where appropriate, delegate to other Board committees primary review responsibility for particular risk areas;
	(b)	Inquire of management and the Director of Corporate Auditing about significant risks or exposures and review the steps management has taken to minimize them; and
(c)

Review management’s analysis and evaluation of significant financial accounting and reporting issues (including critical accounting policies and significant off balance sheet structures) and the extent to which these issues, structures and policies affect Kodak’s consolidated financial statements.

5.	With respect to the internal control and disclosure control environments, the Committee shall:
	(a)	Oversee Kodak’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and
(b)

Review with management, the independent accountant and the Director of Corporate Auditing the adequacy of Kodak’s disclosure controls and procedures and internal control over financial reporting, including anti-fraud controls and the findings and recommendations of the independent accountant and internal auditors, together with management’s proposed responsive actions.

6.	With respect to Kodak’s ethical, legal and regulatory compliance programs, the Committee shall:
	(a)	Oversee Kodak’s ethical, legal and regulatory compliance programs;
	(b)	Review Kodak’s legal and regulatory compliance programs for legal and ethical business conduct, and meet periodically with Kodak’s Compliance Officer;
(c)

Establish procedures for the receipt, retention and treatment of complaints received by Kodak regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

	(d)	Review any potential material related party transactions.
7.	With respect to access and communication, the Committee shall:
(a)

Meet separately and privately with the independent accountant, the Director of Corporate Auditing and Kodak’s chief financial and accounting officers to ascertain if any restrictions have been placed on the scope of their activities or attempts made to improperly interfere with their audit activities, and to discuss any other matters they or the Committee believe should be discussed privately;

	(b)	Meet in executive session as necessary and appropriate; and
	(c)	Report Committee actions to the Board, with appropriate recommendations.
8.	With respect to advisors and legal counsel, the Committee shall:
	(a)	In its sole discretion, as it deems advisable, retain at Kodak’s expense, accountants, legal counsel and other advisors and consultants to assist it in the performance of its duties.
9.	With respect to reporting its activities, the Committee shall:
	(a)	Review its charter annually and recommend changes, as necessary, to the Board;
	(b)	Report its activities regularly to the Board and make recommendations to the Board with respect to matters within its purview, as necessary or appropriate;
	(c)	Cause to be included with Kodak’s Proxy Statement a copy of the Committee’s charter once every three years or whenever it is amended;
	(d)	Cause to be included in Kodak’s Proxy Statement a Committee Report in accordance with NYSE Listing Standards and Item 306 of Regulation S-K; and
	(e)	Ensure Kodak submits an annual written affirmation to the NYSE.
10.	With respect to certain other matters, the Committee shall:
	(a)	Perform an annual Committee self assessment; and
	(b)	Receive training in order to better develop skills related to the performance of its duties.

V. OVERSIGHT ROLE
 Kodak’s financial statements are the responsibility of management. The independent accountant’s responsibility is to plan and perform its audit to obtain reasonable assurance that the financial statements present fairly, in all material respects, Kodak’s financial position, results of operations and cash flows. Kodak’s internal audit function is responsible for providing an independent, objective appraisal of Kodak’s business activities to support management in its responsibilities to conduct operations in an environment of effective internal control, and in its assertion of the effectiveness of these internal controls for regulatory reporting purposes. The Committee’s responsibility shall be to oversee these activities and the other matters outlined in this Charter.

Exhibit II—Audit and Non-Audit Services Pre-Approval Policy

I. STATEMENT OF PRINCIPLES
 The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted this Pre-Approval Policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved.

This Pre-Approval Policy establishes two different approaches to pre-approving services: proposed services either may be pre-approved without specific consideration by the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches in this policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. As set forth in this policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved budgeted amounts will also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee shall consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee shall determine whether the audit firm is best positioned to provide the most effective and efficient service.

The non-audit services that have the general pre-approval of the Audit Committee will be reviewed on an annual basis unless the Audit Committee considers a different period and states otherwise. The Audit Committee shall annually review and pre-approve the audit, audit-related and tax services that can be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to others.

The independent auditor has reviewed this policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II. AUDIT SERVICES
 The Audit Committee shall approve the annual audit services engagement terms and fees no later than its review of the independent auditor’s audit plan.  Audit services may include the annual financial statement audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations occurring during, and as a result of, the audit. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal control over financial reporting. The Audit Committee shall also approve, if necessary, any significant changes in terms, conditions and fees resulting from changes in audit scope, company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other audit services, which are those services that only the independent auditor reasonably can provide. Other audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

III. AUDIT-RELATED SERVICES
 Audit-related services are assurance and related services that traditionally are performed by the independent auditor. Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations for significant or unusual transactions not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures performed at the request of management; and assistance with internal control reporting requirements.

IV. TAX SERVICES
 The Audit Committee believes that the independent auditor can provide traditional tax services to the Company such as U.S. and international tax planning and compliance. The Audit Committee will not pre-approve the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. OTHER PERMISSIBLE NON-AUDIT SERVICES
 The Audit Committee may grant general pre-approval to those permissible non-audit services (other than tax services, which are addressed above) that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

A list of the SEC’s prohibited non-audit services is attached to the end of this policy as Attachment 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI. PRE-APPROVAL BUDGETED AMOUNTS
 Pre-approval budgeted amounts for all services to be provided by the independent auditor shall be reviewed and approved annually by the Audit Committee. Any proposed services exceeding these levels or amounts shall require specific pre-approval by the Audit Committee. On a quarterly basis, the Audit Committee will be provided with updates regarding actual projects and fees by category in comparison to the pre-approved budget.

VII. PROCEDURES
 All requests or applications from the independent auditor to provide services that do not require specific approval by the Audit Committee shall be submitted to the Corporate Controller and must include a detailed description of the services to be rendered. The Corporate Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee shall be submitted to the Audit Committee for approval by the Corporate Controller.

VIII. DELEGATION
 The Committee Chair is authorized to pre-approve specific engagements or changes to engagements when it is not practical to bring the matter before the Committee as a whole.

Attachment 1
 Prohibited Non-Audit Services

•  Bookkeeping or other services related to the accounting records or financial statements of the audit client
•  Financial information systems design and implementation
•  Appraisal or valuation services, fairness opinions or contribution-in-kind reports
•  Actuarial services
•  Internal audit outsourcing services
•  Management functions
•  Human resources
•  Broker-dealer, investment adviser or investment banking services
•  Legal services
•  Expert services unrelated to the audit

Exhibit III—Corporate Governance Guidelines

The Board of Directors, acting on the recommendation of its Corporate Responsibility and Governance Committee, has developed and adopted these Governance Guidelines. They establish a common set of expectations to assist the Board and its committees in fulfilling their responsibilities to the Company’s shareholders. In recognition of the continuing evolution of corporate governance best practices, this is a working document that will be periodically reviewed and, if appropriate, revised by the Board.

I. ROLE AND RESPONSIBILITIES OF THE BOARD

Board Role   The role of the Board is to actively oversee the effectiveness of management’s policies and decisions, including the execution of its strategies, towards the goal of maximizing the Company’s long-term value for the benefit of its shareholders. While its paramount duty is to the Company’s shareholders, the Board recognizes that the long-term interests of shareholders are advanced by responsibly addressing, as appropriate, the concerns of other stakeholders and interested parties including employees, customers, suppliers, government officials and the public at large.

Board Responsibilities   In addition to its general oversight of management, the Board (either directly or through its committees) also performs a number of specific functions including:

•	Maximize Shareholder Return Representing the interests of the Company’s shareholders by maximizing the Company’s long-term value.
•	Strategic Planning Reviewing and approving management’s strategic and business plans, and monitoring performance against the plans.
•	CEO Selection and Succession Selecting, evaluating and compensating the CEO and overseeing the CEO succession planning process.
•	Management Compensation and Development Providing counsel and oversight on the selection, evaluation, development and compensation of senior management.
•	Annual Operating Plans and Budgets Overseeing, understanding and monitoring the Company’s annual operating plans and budgets prepared by management.
•

Controls   Reviewing and assessing the processes and policies in place for maintaining the integrity of the Company, including the integrity of its financial statements, the integrity of its compliance with law, ethics and the Company’s own statement of values, and the integrity of its relationships with employees, customers and suppliers.

•

Risk Management   Reviewing and assessing management’s processes and policies to assess the major risks facing the Company, and periodically reviewing management’s assessment of these major risks and the options for their mitigation.

•	Board Nomination and Evaluation Nominating Directors and Committee members and overseeing the composition, structure, practices and evaluation of the Board and its Committees.
•	Transactions Outside Ordinary Course of Business Evaluating and approving all material Company transactions not arising in the ordinary course of business.

II. DIRECTOR SELECTION AND QUALIFICATION STANDARDS

Independence The Board will be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. To be considered independent under the NYSE’s rules, the Board must determine that a director does not have any material relationship with the Company. The Board has established “Director Independence Standards” set forth in Appendix A to assist it in determining director independence.

The Board, with assistance from its Corporate Responsibility and Governance Committee, will undertake an annual review to evaluate the independence of its non-employee directors. In advance of the meeting at which this review occurs, each non-employee director will be asked to provide the Board with full information regarding the director’s business and other relationships with the Company and its affiliates and senior management and their affiliates to enable the Board to evaluate the director’s independence.

Selection of New Directors The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Corporate Responsibility and Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership.

The Corporate Responsibility and Governance Committee will use the “Director Selection Process” described in Appendix B when recruiting, evaluating and selecting director candidates.

The Company is committed to maintaining its tradition of inclusion and diversity within the Board, and confirms that its policy of non-discrimination based on sex, race, religion or national origin applies in the selection of Directors.

Board Membership Criteria Nominees for director will be selected on the basis of a number of factors, including the nominee’s integrity, reputation, judgment, knowledge, experience, diversity, and Board needs. The Board is committed to a diversified membership. The Corporate Responsibility and Governance Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members. The Board has established “Director Qualification Standards” set forth in Appendix C to assist it in selecting Board nominees.

III. BOARD LEADERSHIP

Chairman of the Board The Board of Directors will elect a Chairman of the Board who will have primary responsibility for scheduling Board meetings, calling special meetings when necessary, setting or proposing the agenda for each meeting and leading the conduct of Board meetings. The CEO of the Company will, in most cases, also be the Chairman of the Board.

Presiding Director The Board of Directors will also elect a Presiding Director whose primary function will be to ensure that the Board operates independent of the Company’s management. Absent a Board decision to the contrary, the Presiding Director will be the longest-tenured independent member of the Board. Included as part of the Presiding Director’s responsibilities are: convening and chairing regular and special meetings of the independent directors, acting as the principal liaison between the independent directors and the CEO and providing feedback to the CEO from the meetings of the independent directors.

IV. BOARD CONDUCT

Change of Responsibility of Director Directors are expected to report changes in their employment or their business or professional affiliations or responsibilities, including retirement, to both the Chairman of the Board and the Chair of the Corporate Responsibility and Governance Committee. A director will tender a resignation when there is a change in the director’s principal employment. Based on advice from the Corporate Responsibility and Governance Committee, the Board will then decide whether continued Board membership is appropriate under the circumstances.

The CEO and any other officer of the Company who is a director will tender their resignation from the Board when such individual ceases to be the CEO or other officer of the Company. The CEO should not, in most cases, continue as a director after retirement from the Company.

Retirement A director will retire from the Board at the first Annual Meeting following the director’s 70th birthday.

Equity Ownership While the Board does not believe it is appropriate to specify a particular level of equity ownership for individual directors, it is expected that each director will develop a meaningful equity interest in the Company within a reasonable period after initial election to the Board and retain such equity interest while serving on the Board. To align the interests of directors and the Company’s shareholders, at least one-half of each non-employee director’s annual retainer must be taken in either the Company’s stock or stock units.

Other Board Memberships Directors should advise both the Chairman of the Board and the Chair of the Corporate Responsibility and Governance Committee before accepting any other public company directorship. If the Corporate Responsibility and Governance Committee determines a conflict of interest exists by serving on the board of another company, the director is expected to act in accordance with the recommendation of the committee.

Other Audit Committee Memberships No member of the Audit Committee may serve simultaneously on the audit committees of more than two other public company boards, unless the Board determines that such simultaneous service would not impair such director’s ability to effectively serve on the Audit Committee and such determination is disclosed in the Company’s annual proxy statement. Directors will advise both the Chairman of the Board and the Chair of the Corporate Responsibility and Governance Committee prior to accepting an invitation to serve on the audit committee of another public company board.

Communications with the Public The CEO is responsible for establishing effective communications with the Company’s stakeholder groups (i.e., the press, institutional investors, analysts, customers, suppliers and other constituencies). The Board will look to management to speak for the Company.  Board members will refer all inquiries from and communications with the Company’s stakeholder groups to the CEO. In the unusual circumstance where the independent directors need to communicate directly with the press, the Presiding Director will perform this function.

Confidentiality The Board believes maintaining confidentiality of information and deliberations is an imperative. Information learned during the course of service of the Board is to be held confidential and used solely in furtherance of the Company’s business.

Code of Business Conduct and Ethics The Company will maintain, and the Audit Committee will oversee compliance with, a code of business conduct and ethics for the directors. Such code as currently in effect is set forth in Appendix D, and such code may be modified and replaced from time to time by the Audit Committee.

V. BOARD MEETINGS

Meeting Attendance Directors are expected to attend Board meetings, meetings of committees on which they serve and meetings of stockholders absent exceptional cause. The Board has established a “Board of Directors Attendance Policy,” a copy of which is attached as Appendix E.

Agenda The Chairman of the Board will set the agenda for each meeting of the Board. Any director may suggest agenda items and may raise at meetings other matters they consider worthy of discussion.

Board Materials Distributed in Advance Management will be responsible for assuring that, as a general rule, information and data that are important to the Board’s understanding of the Company’s business and to all matters expected to be considered and acted upon by the Board be distributed in writing to the Board sufficiently in advance of each Board meeting and each action to be taken by written consent to provide the directors a reasonable time to review and evaluate such information and data. Management will make every attempt to see that this material is as concise as possible while still providing the desired information. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance.

To prepare for meetings, directors should review these materials in advance. Directors will preserve the confidentiality of all materials given and information provided to the Board.

Board Presentations   As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the material. On those occasions in which the subject matter is too sensitive to distribute in written form, the presentation will be discussed at the meeting.

Strategic Planning   The Board will review the Company’s long-term strategic plan during at least one Board meeting each year specifically devoted to this purpose.

Executive Sessions   The non-management directors will regularly meet in executive session, without management, at least four times per year in connection with regularly scheduled Board meetings. The Presiding Director will preside at all of these executive sessions. If the Presiding Director is not present, the independent directors will choose another independent director to preside at the executive session.

When all of the non-management directors are not independent, the independent directors of the Board will meet in executive session, without the management directors and other members of management, at least one time per year in connection with a regularly scheduled Board meeting. The Presiding Director will preside at this executive session. If the Presiding Director is not present, the independent directors will choose another independent director to preside at the executive session.

VI. COMMITTEE MATTERS

Committees   The Company has five standing committees: Audit Committee, Corporate Responsibility and Governance Committee, Executive Committee, Executive Compensation and Development Committee, and the Finance Committee. Each committee will have the duties and responsibilities delegated to it in its charter and in the Company’s bylaws. The Board may form a new committee or disband an existing committee depending on circumstances.

Independence of the Board Committees   Each committee of the Board will be composed entirely of independent directors (with the exception of the Executive Committee whose membership will include the Chairman of the Board).

Committee Agenda   The Chair of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda for each meeting. Each committee will issue a schedule of agenda subjects to be discussed for the ensuing year at the beginning of each year (to the degree these can be foreseen).

Assignment and Rotation of Committee Members   The Corporate Responsibility and Governance Committee is responsible, after consultation with the Chairman of the Board, for making recommendations to the Board with respect to the assignment of committee members and Chairs. After reviewing the Corporate Responsibility and Governance Committee’s recommendations, the Board is responsible for appointing the committee Chairs and members. Consideration will be given to rotating committee Chairs and members periodically at approximately three-year intervals, but the Board does not believe that such a rotation should be mandated as a policy because there may be reasons at a given point in time to maintain an individual director’s committee Chair or membership for a longer period.

Committee Reports   At each Board meeting, the Chair of each committee, or his or her delegate, will report the matters considered and acted upon by such committee at each meeting or by written consent since the preceding Board meeting, except to the extent covered in a written report to the full Board.

VII. DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

Access to Management   The Company expects and encourages its Directors to have regular contact with the Company’s senior management.  Accordingly, the Directors will have full access to the senior management of the Company. To assure that this access is not distracting to the business operations of the Company, the Directors are asked to advise the CEO when contacting any member of senior management.

Access to Independent Advisors   The Board has the authority to engage independent legal, financial or other advisors, as it may deem necessary and advisable in fulfilling its obligations and responsibilities, without consulting, or obtaining the approval of, management. Each committee of the Board will also have such power.

VIII. DIRECTOR COMPENSATION

Compensation   The Company believes that compensation for non-management directors should be competitive and should encourage increased ownership of the Company’s stock through payment of a portion of the Company’s compensation in stock, deferred compensation stock equivalents or options to purchase the Company’s stock. The Corporate Responsibility and Governance Committee will periodically report to the Board on the status of the Board’s compensation in relation to other large publicly held companies.

Changes   Changes in Board compensation should come at the suggestion of the Corporate Responsibility and Governance Committee, but with full discussion and concurrence by the Board.

Employee Directors   The Company’s employee directors will not receive additional compensation for their service as directors.

IX. DIRECTOR ORIENTATION AND EDUCATION

Director Orientation   The Company, under the direction of the Corporate Responsibility and Governance Committee and with the assistance of the Corporate Secretary, conducts orientation for newly elected members of the Board. This orientation familiarizes new directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct, corporate governance and principal officers. It also includes meetings with and presentations by key management and visits to Company facilities. Each new director will participate in the Company’s director orientation.

Director Education   The Board also recognizes the importance of continuing education for its members. Each director is expected to participate in continuing education in order to maintain the necessary level of expertise to perform his or her responsibilities as a director. The Board acknowledges that director continuing education may be provided in a variety of different forms including: external or internal education programs, presentations or briefings on particular topics, educational materials, meetings with key management and visits to Company facilities. The Company, under the direction of the Corporate Responsibility and Governance Committee and with the assistance of the Corporate Secretary, will assist the directors in pursuing continuing education opportunities.

X. MANAGEMENT EVALUATION AND SUCCESSION

CEO Evaluation   The Executive Compensation and Development Committee evaluates the CEO annually, and reviews its actions with the Board. The Board communicates its views to the CEO through the Chair of the Executive Compensation and Development Committee. The Executive Compensation and Development Committee’s evaluation of the CEO is based on a combination of objective and subjective criteria and is discussed in the Company’s annual proxy statement.

Succession Planning   Succession planning for the Company’s CEO and President is the entire Board’s responsibility. To assist the Board, the CEO will present to the Executive Compensation and Development Committee an annual report on succession planning for all senior officers of the Company with an assessment of senior officers and their potential to succeed the CEO and other senior management positions. The CEO, together with the Chair of the Executive Compensation and Development Committee, reviews this report with the entire Board. As a matter of policy, the CEO provides the Board, on a regular basis, his or her recommendation as to a successor in the event he or she is no longer able to serve as CEO.

Management Development   The Board, acting through its Executive Compensation and Development Committee, will determine that a satisfactory system is in effect for education, development and orderly succession of senior and mid-level managers throughout the Company. There should be an annual report by the CEO, first to the Executive Compensation and Development Committee, and then to the Board, on the Company’s program for management development.

XI. ANNUAL PERFORMANCE EVALUATIONS

Board Evaluation   The Board, under the direction of the Corporate Responsibility and Governance Committee, will annually conduct a self-evaluation to determine whether it and its committees are functioning effectively. The results of this evaluation will be presented to the Board for its review and discussion.

Committee Evaluations   Each committee, with the exception of the Executive Committee, will annually conduct a self-evaluation of its performance. The results of such evaluation will be reported to and reviewed by the Corporate Responsibility and Governance Committee. The Corporate Responsibility and Governance Committee will report the results of its review of these evaluations to the Board.

APPENDIX A: DIRECTOR INDEPENDENCE STANDARDS

Pursuant to the recently finalized NYSE Listing Standards, the Board of Directors has adopted Director Independence Standards to assist in its determination of director independence. To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and will apply the following standards.

1.	A director will not be considered “independent” if, within the preceding three years:
	•	the director was an employee, or an immediate family member of the director was an executive officer of the Company; or
•

the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way of continued service with the Company); except that compensation received by an immediate family member of the director for services as an non-executive employee of the Company need not be considered in determining independence under this test; or

•

the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; or

•

the director, or an immediate family member of the director, was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•

the director was employed by another company (other than a charitable organization), or an immediate family member of the director was employed as an executive officer of such company, that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director’s (or immediate family member’s) current employer—the former employment of the director or immediate family member need not be considered.

2.	The following relationships will not be considered to be material relationships that would impair a director’s independence:

•

Commercial Relationship: if a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues;

•

Indebtedness Relationship: if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;

•

Equity Relationship: if the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company where the director serves as an executive officer; or

•

Charitable Relationship: if a director of the Company, or the spouse of a director of the Company, serves as a director, officer or trustee of a charitable organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues.

3.

For relationships not covered by Section 2 above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections 1 and 2 above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section 2 above.

4.

For purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; except that when applying the independence tests described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or have become incapacitated.

APPENDIX B: DIRECTOR SELECTION PROCESS

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Corporate Responsibility and Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. The Chair of the Corporate Responsibility and Governance Committee will oversee this process.

The Corporate Responsibility and Governance Committee will generally use the following process when recruiting, evaluating and selecting director candidates. The various steps outlined in the process may be performed simultaneously and in an order other than that presented below. Throughout the process, the Committee will keep the full Board informed of its progress.

The Company is committed to maintaining its tradition of inclusion and diversity within the Board, and confirms that its policy of non-discrimination based on sex, race, religion or national origin applies in the selection of Directors.

1.

The Committee will assess the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, its Director Qualification Standards and the Company’s current and future needs.

2.	Using the results of this assessment, the Committee will prepare a target candidate profile.

3.

The Committee will develop an initial list of director candidates by retaining a search firm, utilizing the personal network of the Board and senior management of the Company, and considering any nominees previously recommended.

4.

The Committee will screen the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and the Board’s Director Qualification Standards. From this review, the Committee will prepare a list of preferred candidates and present it to the full Board and the CEO for input.

5.

The Committee will determine if any director has a business or personal relationship with any of the preferred candidates that will enable the director to initiate contact with the candidate to determine his or her interest in being considered for membership to the Board. If necessary, the search firm will be used to initiate this contact.

6.	Whenever possible, the Chair of the Committee, the Presiding Director, at least one other independent member of the Board and the CEO will interview each interested preferred candidate.

7.	Based on input received from the candidate interviews, the Committee will determine whether to extend an invitation to a candidate to join the Board.

8.	A reference check will be performed on the candidate.

9.	Depending on the results of the reference check, the Committee will extend the candidate an invitation to join the Board, subject to election by the Board.

10.	The full Board will vote on whether to elect the candidate to the Board.

11.

The Secretary of the Company will arrange for orientation sessions for newly elected Directors, including briefing by senior managers, to familiarize new Directors with the Company’s overall business and operations, strategic plans and goals, financial statements, and key policies and practices, including corporate governance matters.

APPENDIX C: DIRECTOR QUALIFICATION STANDARDS

In addition to any other factors described in the Company’s Corporate Governance Guidelines, the Board should, at a minimum, consider the following   factors in the nomination or appointment of members of the Board:

Integrity   Directors should have proven integrity and be of the highest ethical character and share the Company’s values.

Reputation   Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

Judgment   Directors should have the ability to exercise sound business judgment on a broad range of issues.

Knowledge   Directors should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations.

Experience   In selecting directors, the Board should generally seek active and former CEOs, CFOs, international operating executives, presidents of large and complex divisions of publicly held companies, and leaders of major complex organizations, including scientific, accounting, government, educational and other non-profit institutions.

Maturity   Directors should value board and team performance over individual performance, possess respect for others and facilitate superior board performance.

Commitment   Directors should be able and willing to devote the required amount of time to the Company’s affairs, including preparing for and attending meetings of the Board and its committees. Directors should be actively involved in the Board and its decision making.

Skills   Directors should be selected so that the Board has an appropriate mix of skills in core areas such as: accounting and finance, technology, management, marketing, crisis management, strategic planning, international markets and industry knowledge.

Track Record   Directors should have a proven track record of excellence in their field.

Diversity   Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting gender, ethnic background, country of citizenship and professional experience.

Age   Given the Board’s mandatory retirement age of 70, directors must be able to, and should be committed to, serve on the Board for an extended period of time.

Independence   Directors should be independent in their thought and judgment and be committed to represent the long-term interests of all of the Company’s shareholders.

Ownership Stake   Directors should be committed to having a meaningful, long-term equity ownership stake in the Company.

APPENDIX D: DIRECTORS’ CODE OF CONDUCT

The Board of Directors of Eastman Kodak Company has adopted this Directors’ Code of Conduct to guide the directors in recognizing and addressing ethical issues and in ensuring that their activities are consistent with the Company’s values of:

•	Respect for the dignity of the individual,
•	Uncompromising integrity,
•	Trust,
•	Credibility,
•	Continuous improvement and personal renewal, and
•	Recognition and celebration

The Code is intended as a source of guiding principles, since no code or policy can anticipate every situation that may arise. Directors with questions about the Code’s application to particular circumstances are encouraged to discuss the issue with the Company’s Compliance Officer or with the Chair of the Audit Committee of the Board of Directors.

Compliance with Laws and Company Policies

Directors are expected to comply with applicable laws and Company policies, and to monitor legal and ethical compliance by the Company’s officers and other employees.

Conflicts of Interest

Directors must avoid any conflicts of interest with the Company. A “conflict of interest” exists when a director’s personal or professional interest is adverse to, or may appear to be adverse to, the interests of the Company. Conflicts of interest may also arise when a director, or members of his or her family, or an organization with which the director is affiliated, receives improper benefits as a result of the director’s position. Any situation that involves, or may involve, a conflict of interest must be promptly disclosed to the Company’s Compliance Officer or the Chair of the Audit Committee.

Corporate Opportunities

Directors owe a duty to the Company to advance its legitimate interests. Directors may not take for themselves personally or for other organizations with which they are affiliated opportunities discovered through the use of Company property, information or position. No director may compete with the Company or use Company property, information or position for improper personal gain.

Competition and Fair Dealing

Directors shall endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees, and shall oversee fair business dealing by the Company’s officers and employees. No director should take unfair business advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other intentional unfair dealing.

The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage with customers. Directors and members of their immediate families may not accept gifts from outside persons or entities when the gifts are made in order to influence the director’s action as a member of the Board, or where acceptance of the gifts could create the appearance of impropriety.

Confidentiality

Directors must maintain the confidentiality of information entrusted to them by the Company or its customers, and any other information which comes to them about the Company, except when disclosure is authorized or legally required. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company if disclosed.

Protection and Proper Use of Company Assets

Directors must protect the Company’s assets and ensure their efficient use. Directors must not use Company time, employees, supplies, equipment, buildings or other assets for personal benefit, unless the use is approved in advance by the Chair of the Audit Committee or is part of a compensation or expense reimbursement program available to all directors.

Encouraging the Reporting of Any Illegal or Unethical Behavior

Directors should promote ethical behavior and take steps to ensure that the Company (a) encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees to report violations of laws, rules, regulations or the Company’s Business Conduct Guide; and (c) informs employees that the Company will not permit retaliation for reports made in good faith.

Enforcement

The Board shall determine appropriate actions to be taken in the event of violations of this Code. Directors should communicate any suspected violations of this Code promptly to the Chair of the Audit Committee. The Audit Committee or the Board, or their designee, will investigate violations, and will ensure that appropriate remedial action is taken.

Waivers of the Code of Business Conduct and Ethics

Only the Board or the Audit Committee may waive a Company business conduct or ethics policy for a Kodak director, and the waiver must be promptly disclosed to shareholders.

Annual Review

The Board shall review and reassess the adequacy of this Code annually, and make any amendments that it deems appropriate.

APPENDIX E: DIRECTORS ATTENDANCE POLICY

Regular Meetings

Meeting dates for regular Board and Committee meetings will be set far enough in advance to avoid conflicts with existing commitments of individual Board members that would prevent them from attending the meeting.

Thus, it is expected that each Board member will attend each regularly scheduled Board and Committee meeting, unless:

1.	The director indicated at the time the Board agreed to the schedule that he or she had a previous commitment that precluded his or her attending a specified meeting.

2.	An unexpected event outside the control of the director prevents the director from attending.

All regularly scheduled meetings should, in most circumstances, be attended in person.

Special Meetings

Each director will make a best effort to attend all special Board and Committee meetings. If a Director cannot attend a special meeting in person, then he or she may attend by telephone.

Annual Meeting of Shareholders

All Board members are strongly encouraged to attend the annual meeting of the Company’s shareholders.

EASTMAN KODAK COMPANY
2000 OMNIBUS LONG-TERM COMPENSATION PLAN

© 2004, Eastman Kodak Company

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

ARTICLE 1  —  PURPOSE AND TERM OF PLAN

1.1          Purpose
The purpose of the Plan is to provide motivation to selected Employees and Directors to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees and Directors through the ownership and performance of Kodak Common Stock.

1.2          Term
The Plan will become effective on January 1, 2000, subject to its approval by Kodak’s shareholders at the 1999 Annual Meeting of the Shareholders.  Awards may not be granted after January 18, 2005; except that the Committee may grant Awards after this date in recognition of performance for Performance Cycles commencing prior to such date.

ARTICLE 2  —  DEFINITIONS
In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.  This Plan should be construed in a manner consistent with the intent of Kodak to establish an omnibus long-term compensation plan subject to fixed accounting treatment.

2.1          Approved Reason
“Approved Reason” means a reason for terminating employment with the Company which, in the opinion of the Committee, is in the best interests of the Company.

2.2          Award
“Award” means any form of stock option, stock appreciation right, Stock Award, performance unit, performance share, Performance Award, shares of Common Stock under the Performance Stock Program, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.3          Award Notice
“Award Notice” means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.  The Committee will establish the form of the written document in the exercise of its sole and absolute discretion.  The Committee may, but need not, require a Participant to sign a copy of the Award Notice as a precondition to receiving an Award.

2.4          Award Payment Date
“Award Payment Date” means, for a Performance Cycle, the date the Awards for such Performance Cycle shall be paid to Participants.  The Award Payment Date for a Performance Cycle shall occur as soon as administratively possible following the completion of the certifications required pursuant to Subsection 13.5(c).

2.5          Board
“Board” means the Board of Directors of Kodak.

2.6          Capital Charge
“Capital Charge” means, for a Performance Period, the amount obtained by multiplying the Cost of Capital for the Performance Period by the Operating Net Assets for the Performance Period.

2.7          Cause
“Cause” means (a) the willful and continued failure by an Employee to substantially perform his or her duties with his or her employer after written warnings identifying the lack of substantial performance are delivered to the Employee by his or her employer to specifically identify the manner in which the employer believes that the Employee has not substantially performed his or her duties, or (b) the willful engaging by an Employee in illegal conduct which is materially and demonstrably injurious to Kodak or a Subsidiary.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

2.8          CEO
“CEO” means the Chief Executive Officer of Kodak.

2.9          Change In Control
“Change in Control” means the occurrence of any one of the following events:

(a)     individuals who, on December 9, 1999, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1999, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director;

(b)     any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak’s then outstanding securities eligible to vote for the election of the Board (the “Kodak Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1)by Kodak or any subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Kodak or any subsidiary, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(c)     the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Kodak or any of its subsidiaries that requires the approval of Kodak’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of Kodak’s assets to an entity that is not an affiliate of Kodak (a “Sale”), unless immediately following such Reorganization or Sale:  (1) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or Sale (the “Surviving Company”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by Kodak Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Kodak Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Kodak Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); or

D. the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of Kodak Voting Securities as a result of the acquisition of Kodak Voting Securities by Kodak which reduces the number of Kodak Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Kodak Voting Securities that increases the percentage of outstanding Kodak Voting Securities beneficially owned by such person, a Change in Control shall then occur.

2.10          Change In Control Price
“Change In Control Price” means the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange during the ninety (90) day period ending on the date the Change In Control occurs.

2.11          Change In Ownership
“Change In Ownership” means a Change In Control that results directly or indirectly in Kodak’s Common Stock ceasing to be actively traded on the New York Stock Exchange.

2.12          Code
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.13          Committee
“Committee” means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of three or more directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted.

2.14          Common Stock
“Common Stock” means common stock, $2.50 par value per share, of Kodak that may be newly issued or treasury stock.

2.15          Company
“Company” means Kodak and its Subsidiaries.

2.16          Cost of Capital
“Cost of Capital” means, for a Performance Period, the estimated weighted average of the Company’s cost of equity and cost of debt for the Performance Period as determined by the Committee in its sole and absolute discretion.  The Committee will determine the Cost of Capital for a Performance Period within the first 90 days of the Performance Period.

2.17          Covered Employee
“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

2.18          Director
“Director” means a non-employee member of the Board.

2.19          Disability
“Disability” means a disability under the terms of the long-term disability plan maintained by the Participant’s employer, or in the absence of such a plan, the Kodak Long-Term Disability Plan.

2.20          Economic Profit
“Economic Profit” means, for a Performance Period, the Net Operating Profit After Tax that remains after subtracting the Capital Charge for such Performance Period.  Economic Profit may be expressed as follows: Economic Profit = Net Operating Profit After Tax – Capital Charge.  Economic Profit may be either positive or negative.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

2.21          Economic Value Added or EVA
“Economic Value Added or EVA” means Economic Profit for the current year minus Economic Profit for the immediately prior year.

2.22          Effective Date
“Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.23          Employee
“Employee” means: (a) any person employed by Kodak on a full or part time basis; (b) any person employed by a Subsidiary on a full or part time basis; or (c) any person employed by a foreign country identified in writing by the Committee who is providing services to a Subsidiary pursuant to a written contract between such country and the Company and who would, but for the laws of such country, otherwise be classified by the Subsidiary as an Employee.

2.24          Exchange Act
“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provision and rules thereto.

2.25          Key Employee
“Key Employee” means a senior level Employee who holds a position of responsibility in a managerial, administrative, or professional capacity.

2.26          Kodak
“Kodak” means Eastman Kodak Company.

2.27          Negative Discretion
“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of an Award for a Performance Period or Performance Cycle if, in the Committee’s sole judgment, such application is appropriate.  Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award.  By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Awards for a Performance Period or Performance Cycle if the Performance Goals for such Performance Period or Performance Cycle have not been attained; or (b) increase an Award above the maximum amount payable under Sections 7.5, 8.6, 9.6 or 13.6 of the Plan.

2.28          Net Operating Profit After Tax
“Net Operating Profit After Tax” means, for a Performance Period, the after-tax operating earnings of the Company for the Performance Period adjusted for interest expense and Wang in-process R&D.  The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of Net Operating Profit After Tax for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

2.29          Operating Net Assets
“Operating Net Assets” means, for a Performance Period, the net investment used in the operations of the Company.  Operating Net Assets is calculated from the Company’s audited consolidated financial statements as being total assets minus non-interest-bearing liabilities adjusted for LIFO inventories, postemployment benefits other than pensions (OPEB) and Wang in-process R&D.  The Committee is authorized at any time during a Performance Period to adjust or modify the calculation of Operating Net Assets for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.30          Participant
“Participant” means either an Employee or Director to whom an Award has been granted by the Committee under the Plan or a Key Employee who, for a Performance Cycle, has been selected to participate in the Performance Stock Program.

2.31          Performance Awards
“Performance Awards” means the Stock Awards, Performance units and Performance Shares granted to Covered Employees pursuant to Article 7.  All Performance Awards are intended to qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

2.32          Performance Criteria
“Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period or Performance Cycle.  The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: Economic Profit/EVA, return on net assets (“RONA”), return on shareholders’ equity, return on assets, return on capital, shareholder returns, total shareholder return, profit margin, earnings per share, net earnings, operating earnings, Common Stock price per share, and sales or market share.  To the extent required by Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period or Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period or Performance Cycle.

2.33          Performance Cycle
“Performance Cycle” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award under the Performance Stock Program.  In no event, however, shall a Performance Cycle exceed 3 years.

2.34          Performance Formula
“Performance Formula” means, for a Performance Period or Performance Cycle, the one or more objective formulas applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period or Performance Cycle.  In the case of an Award under the Performance Stock Program, in the event the Performance Goal(s) for a Performance Cycle are achieved, the Performance Formula shall determine what percentage of the Participant’s Target Award for the Performance Cycle will be earned.  In the case of an Award under Article 12, in the event the performance objectives for a Performance Period are achieved, the Performance Formula shall determine what percentage of the Participant’s Target Award for the Performance Cycle will be earned.

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2.35          Performance Goals
“Performance Goals” means, for a Performance Period or Performance Cycle, the one or more goals established by the Committee for the Performance Period or Performance Cycle based upon the Performance Criteria.  The Committee is authorized at any time during the first 90 days of a Performance Period or Performance Cycle, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period or Performance Cycle would not cause the Awards granted to the Covered Employees for the Performance Period or Performance Cycle to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period or Performance Cycle in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

2.36          Performance Period
“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.  In the case of Awards issued under Article 8 or Article 9 hereof, the Performance Period shall be Kodak’s fiscal year.

2.37          Performance Stock Program
“Performance Stock Program” means the program established under Article 13 of the Plan pursuant to which selected Key Employee receive Awards for a Performance Cycle in the form of shares of Common Stock based upon attainment of Performance Goals for such Performance Cycle.  All Awards granted to Covered Employees under the Performance Stock Program are intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code.

2.38          Plan
“Plan” means the 2000 Omnibus Long-Term Compensation Plan.

2.39          Retirement
“Retirement” means, in the case of a Participant employed by Kodak, voluntary termination of employment: (i) on or after age 55 with 10 or more years of service or on or after age 65; or (ii) at any time if the Participant had an age and years of service combination of at least 75 points on December 31, 1995.  In the case of a Participant employed by a Subsidiary, “Retirement” means early or normal retirement under the terms of the Subsidiary’s retirement plan, or if the Subsidiary does not have a retirement plan, termination of employment on or after age 60.  A Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for “Retirement.”

2.40          Stock Award
“Stock Award” means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.41          Subsidiary
“Subsidiary” means a corporation or other business entity in which Kodak directly or indirectly has an ownership interest of 50 percent or more except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

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2.42          Target Award
“Target Award” means, for a Performance Cycle, the target award amount expressed as a number of shares of Common Stock, established for each wage grade or for each Participant, by the Committee for the Performance Cycle.  The fact, however, that a Target Award is established for a Participant’s wage grade or a Participant shall not in any manner entitle the Participant to receive an Award for such Performance Cycle.

2.43          Unit
“Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

ARTICLE 3  —  ELIGIBILITY

3.1          In General
Subject to Section 3.2, all Employees and Directors are eligible to participate in the Plan.  The Committee may select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan’s purposes.  In addition, the Committee may select, from time to time, Participants from those Directors (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan’s purposes.  Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

3.2          Performance Stock Program
Only Key Employees shall be eligible to participate in the Performance Stock Program.

ARTICLE 4  —  PLAN ADMINISTRATION

4.1          Responsibility
The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2          Authority of the Committee
The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (e) construe any ambiguous provision of the Plan; (f) correct any default; (g) supply any omission; (h) reconcile any inconsistency; (i) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (j) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (k) determine whether Awards should be granted singly, in combination or in tandem; (l), to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (m) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (n) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose; (o) subject to Section 8.2, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; (p) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained; (q) determine the terms and provisions of any agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

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4.3          Discretionary Authority
The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan.  It is the intent of Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4          Section 162(m) of the Code
With regards to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

4.5          Action by the Committee
The Committee may act only by a majority of its members.  Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.  In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

4.6          Allocation and Delegation of Authority
The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5  —  FORM OF AWARDS

5.1          In General
Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, performance units pursuant to Article 11, performance shares pursuant to Article 12, shares of Common Stock pursuant to Article 13, any form established by the Committee pursuant to Subsection 4.2(n), or a combination thereof.  All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan.  The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan.  Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.  For purposes of the Plan, the value of any Award granted in the form of Common Stock shall be the mean between the high and low at which the Common Stock trades on the New York Stock Exchange as of the date of the grant’s Effective Date.

5.2          Foreign Jurisdictions

(a)     Special Terms.  In order to facilitate the making of any Award to Participants who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan.  The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void.  The special terms may also provide that an Award

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shall become exercisable or redeemable, as the case may be, if an Employee’s employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Sections 6.3, 7.5, 8.6, 9.6 and 13.6; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code.

(b)     Currency Effects.  Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency.  The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars.  In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c)     Modifications to Awards.  The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings.  By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.

(d)     Acquired Rights.  No Employee in any country shall have any right to receive an Award except as expressly provided for under the Plan.  All Awards made at any time are subject to the prior approval of the Committee.

ARTICLE 6  —  SHARES  SUBJECT TO PLAN

6.1          Available Shares
The maximum number of shares of Common Stock, $2.50 par value per share, of Kodak which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 22,000,000.  (Such amount shall be subject to adjustment as provided in Section 6.2.)  Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan.  Moreover, if the option price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.  The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares.  The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.2          Adjustment to Shares

(a)     In General.  The provisions of this Subsection 6.2(a) are subject to the limitation contained in Subsection 6.2(b).  If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted.  If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Kodak, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or

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complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate.  In the event of any other change in the capital structure or in the Common Stock of Kodak, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate.  The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

(b)     Covered Employees.  In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Subsection 6.2(a) to the extent it would cause such Award to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

6.3          Maximum Number of Shares for Stock Awards, Performance Units and Performance Shares

(a)     Plan Limit.  From the maximum number of shares available for issuance under the Plan under Section 6.1, the maximum number of shares of Common Stock, $2.50 par value per share, which shall be available for Awards granted in the form of Stock Awards under Article 10, performance units under Article 11 and performance shares under Article 12 (including those issued in the form of Performance Awards under Article 7) under the Plan during its term shall be 3,500,000.  If granted, 1,000,000 of these shares may be awarded only if the Company achieves a specific Performance Goal.  The Performance Goal is total shareholder return by the Company equal to at least that earned over the same period by a company at the 50th percentile in terms of total shareholder return within the Standard & Poor’s 500 Composite Stock Price Index.  Fifty percent of the Award will be earned if this Performance Goal is achieved.  One hundred percent of the Award will be earned if total shareholder return for the period equals that of a company at the 60th percentile in terms of total shareholder return within the Standard & Poor’s Composite Stock Price Index.

(b)     Annual Limit.  The maximum number of shares of Common Stock, $2.50 par value per share, that may be awarded to any one Participant in a single calendar year in the form of Stock Awards under Article 10, performance units under Article 11 and performance shares under Article 12 (including those issued in the form of Performance Awards under Article 7) is 75,000 shares of Common Stock.

ARTICLE 7  —  PERFORMANCE AWARDS

7.1          Purpose
For purposes of grants issued to Covered Employees, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Articles 10, 11 and 12.  The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the performance units under Article 11, and the performance shares under Article 12 as “Performance-Based Compensation” under Section 162(m) of the Code.  The provisions of this Article 7 shall control over any contrary provision contained in Articles 10, 11 or 12.

7.2          Eligibility
Only Covered Employees shall be eligible to receive Performance Awards.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Covered Employees will be Participants for such period.  However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

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7.3          Discretion of Committee with Respect to Performance Awards
With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company, Kodak, a Subsidiary, or any one or more subunits of the foregoing, and the Performance Formula.  Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regards to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

7.4          Payment of Performance Awards

(a)     Condition to Receipt of Performance Award.  Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b)     Limitation.  A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c)     Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)     Negative Discretion.  In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e)     Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Subsection 7.4(c).

7.5          Maximum Award Payable
Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Award payable to any one Participant under the Plan for a Performance Period is 75,000 shares of Common Stock or, in the event the Performance Award is paid in cash, the equivalent cash value thereof on the Performance Award’s Effective Date.

ARTICLE 8  —  STOCK OPTIONS

8.1          In General
Awards may be granted in the form of stock options.  These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.  All Awards under the Plan issued to Covered Employees in the form of stock options shall qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

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8.2          Terms and Conditions of Stock Options
An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant.  Moreover, all options shall not expire later than 10 years from the Effective Date of the option’s grant.  Except as set forth in Section 8.7, stock options shall not be repriced, i.e., there shall be no grant of a stock option(s) to a Participant in exchange for a Participant’s agreement to cancellation of a higher-priced stock option(s) that was previously granted to such Participant.

8.3          Restrictions Relating to Incentive Stock Options
Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code.  Accordingly, the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code).  From the maximum number of shares available for issuance under the Plan under Section 6.1, the number of shares of Common Stock that shall be available for incentive stock options granted under the Plan is 22,000,000.

8.4          Additional Terms and Conditions
The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

8.5          Exercise
Upon exercise, the option price of a stock option may be paid in cash, or by tendering, by either actual delivery or shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate.  Any shares of Common Stock tendered by a Participant upon exercise of a stock option must, if acquired by the Participant pursuant to a previous stock option exercise, be owned by the Participant for at least six months prior to the date of exercise of the stock option.  The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.  Subject to Section 19.9, stock options awarded under the Plan may also be exercised by way of the Company’s broker-assisted stock option exercise program, provided such program is available at the time of the option’s exercise.  The Committee may permit a Participant to satisfy any amounts required to be withheld under applicable Federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

8.6          Maximum Award Payable
Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which stock options may be granted under the Plan to any one Participant for a Performance Period is 300,000 shares of Common Stock.

8.7          Stock Option Exchange Program

(a)     In General.  As soon as reasonably possible following January 25, 2002, the Company will be permitted to implement the Stock Option Exchange Program.  Under this program, Eligible Employees will be offered a one-time opportunity to elect to cancel all of their current stock options in exchange for the grant of new stock options, with such new options to be granted no less than six months and one day following the date the current options are cancelled, at a price equal to 100% of the fair market value of the Common Stock, as determined by the Committee, on such date of grant.  The Exchange Ratio(s) for the program will be chosen by the Committee using as its basis the Black-Scholes stock option valuation model.  All of the new stock options will have the same vesting terms as the surrendered options they replace.  Each new option will have a term equal to the remaining term of the surrendered option it replaces.  All of the other terms and conditions of the new options will be identical to the surrendered stock options they replace.  The top six most senior executive officers of the Company will not be eligible to participate in the program.  The program will be structured so that the Company avoids incurring financial accounting charges.

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(b)     Administration.  The Committee will have total and exclusive responsibility to control, operate, manage and administer the Stock Option Exchange Program in accordance with its terms and all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the program.  Without limiting the generality of the preceding sentence, the Committee will have the exclusive right to: interpret the program, decide all questions concerning eligibility for and the amount of Awards payable under the program, construe any ambiguous provision of the program, correct any default, supply any omission, reconcile any inconsistency, and decide all questions arising in the administration, interpretation and application of the program.  The Committee will have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the program, including, without limitation, its construction of the terms of the program and its determination of eligibility for the program.  It is the intent of the program that the decisions of the Committee and its actions with respect to the program will be final and binding upon all persons having or claiming to have any right or interest in or under the program.

(c)     Foreign Jurisdictions.  In order to facilitate participation in the Stock Option Exchange Program by those Eligible Employees who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) to the program as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom, or to facilitate administration of the program.  The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) execution by the Eligible Employee of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant will be void.  The special terms may also provide that an Award will become exercisable or redeemable, as the case may be, if an Eligible Employee’s employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the program as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the program.

(d)     Stock Appreciation Rights.  All SARs granted under the Plan will be eligible for the Stock Option Exchange Program on essentially the same terms and conditions as those that will apply to stock options granted under the Plan.

(e) Definitions. Any defined term used in this section which is not defined elsewhere in the Plan will have that meaning given to it by the Committee in its sole and absolute discretion.

ARTICLE 9  —  STOCK APPRECIATION RIGHTS

9.1          In General
Awards may be granted in the form of stock appreciation rights (“SARs”).  SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the market value of the Common Stock on the date of exercise.  An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”).  A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option.  All Awards under the Plan issued to Covered Employees in the form of an SAR shall qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

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9.2          Terms and Conditions of Tandem SARs
A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option.  However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant.  If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise.  Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise, and such shares shall not again be eligible for grant in accordance with Section 6.1.  Moreover, all Tandem SARs shall not expire later than 10 years from the Effective Date of the SAR’s grant.

9.3          Terms and Conditions of Freestanding SARs
Freestanding SARs shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The exercise price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR’s grant.  Moreover, all Freestanding SARs shall not expire later than 10 years from the Effective Date of the Freestanding SAR’s grant.

9.4          Deemed Exercise
The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

9.5          Additional Terms and Conditions
The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

9.6          Maximum Award Payable
Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which SARs may be granted under the Plan to any one Participant for a Performance Period is 300,000 shares of Common Stock.

ARTICLE 10  —  STOCK AWARDS

10.1          Grants
Awards may be granted in the form of Stock Awards.  Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

10.2          Award Restrictions
Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment; provided, however, they are not inconsistent with the Plan.  The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

10.3          Rights as Shareholders
During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Section 10.2, the Committee may, in its sole discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and, pursuant to Article 15, the right to receive dividends.

10.4          Evidence of Award
Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

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ARTICLE 11  —  PERFORMANCE UNITS

11.1          Grants
Awards may be granted in the form of performance units.  Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

11.2          Performance Criteria
Performance units shall be contingent on the attainment during a Performance Period of certain performance objectives.  The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.  Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

11.3          Additional Terms and Conditions
The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

ARTICLE 12  —  PERFORMANCE SHARES

12.1          Grants
Awards may be granted in the form of performance shares.  Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock.

12.2          Performance Criteria
Performance shares shall be contingent upon the attainment during a Performance Period of certain performance objectives.  The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.  Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

12.3          Additional Terms and Conditions
The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

ARTICLE 13  —  PERFORMANCE STOCK PROGRAM

13.1          Purpose
The purposes of the Performance Stock Program are: (a) to promote the interests of the Company and its shareholders by providing a means to acquire a proprietary interest in the Company to selected Key Employees who are in a position to make a substantial contribution to the continued progress and success of the Company; (b) to attract and retain qualified individuals to serve as Employees in those positions; (c) to enhance long-term performance of the Company by linking a meaningful portion of the compensation of selected Key Employees to the achievement of specific long-term financial objectives of the Company; and (d) to motivate and reward selected Key Employees to undertake actions to increase the price of the Common Stock.

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13.2          Eligibility
Any Key Employee is eligible to participate in the Performance Stock Program.  No later than the first 90 days of a Performance Cycle (or, if later, within the maximum period allowed under Section 162(m) of the Code), the CEO will recommend to the Committee, and from such recommendations the Committee will select, those Key Employees who will be Participants for such Performance Cycle.  However, designation of a Key Employee as a Participant for a Performance Cycle shall not in any manner entitle the Participant to receive payment of an Award for the cycle.  The determination as to whether or not such Participant becomes entitled to payment of an Award for such Performance Cycle shall be decided solely in accordance with the provisions of this Article 13.  Moreover, designation of a Key Employee as a Participant for a particular Performance Cycle shall not require designation of such Key Employee as a Participant in any subsequent Performance Cycle and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Performance Cycle or in any other Performance Cycle.

13.3          Description of Awards
Awards granted under the Performance Stock Program provide Participants with the opportunity to earn shares of Common Stock, subject to the terms and conditions of Section 13.8 below.  Each Award granted under the Plan for a Performance Cycle shall consist of a Target Award expressed as fixed number of shares of Common Stock.  In the event the Performance Goals for the Performance Cycle are achieved, the Performance Formula shall determine, with regards to a particular Participant, what percentage of the Participant’s Target Award for the Performance Cycle will be earned.  All of the Awards issued under the Performance Stock Program to Covered Employees are intended to qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

13.4          Procedure for Determining Awards
Within the first 90 days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Performance Cycle the following: the specific Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company, Kodak, a Subsidiary, or any one or more subunits of the foregoing, the amount of the Target Awards, and the Performance Formula.

13.5          Payment of Awards

(a)

Condition to Receipt of Awards.  Except as provided in Section 13.7, a Participant must be employed by the Company on a date occurring after the end of the Performance Cycle that is designated by the Committee to be eligible for an Award for such Performance Cycle.

(b)

Limitation.  A Participant shall be eligible to receive an Award for a Performance Cycle only if: (1) the Performance Goals for such cycle are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of the Participant’s Target Award has been earned for the Performance Period.

(c)

Certification.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved.  If the Committee certifies that the Performance Goals have been achieved, it shall, based upon application of the Performance Formula to the Performance Goals for such cycle, also calculate and certify in writing for each Participant what percentage of the Participant’s Target Award has been earned for the cycle.  The Committee shall then determine the actual size of each Participant’s Award for the Performance Cycle and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)

Negative Discretion.  In determining the actual size of an individual Award to be paid to a Participant for a Performance Cycle, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Award earned by the Participant under the Performance Formula for the Performance Cycle, if in its sole judgment, such reduction or elimination is appropriate.

(e)	Timing of Award Payments. Any Awards payments that are to made for a Performance Cycle shall be paid on the Award Payment Date for such Performance Cycle.

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(f)

New Participants.  Participants who are employed by the Company after the Committee’s selection of Participants for the Performance Cycle, as well as Key Employees who are selected by the Committee to be Participants after such date, shall, in the event Awards are paid for the Performance Cycle, only be entitled to a pro-rata Award.  The amount of the pro-rata Award shall be determined by multiplying the Award the Participant would have otherwise been paid if he or she had been a Participant for the entire Performance Cycle by a fraction the numerator of which is the number of full months he or she was eligible to participate in the Performance Stock Program during the Performance Cycle over the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Stock Program on 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Stock Program for less than 15 days of such month.

13.6          Maximum Award Payable
Notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable to any one Participant under the Performance Stock Program for a Performance Cycle is 75,000 shares of Common Stock.

13.7          Termination of Employment During Performance Cycle
In the event a Participant terminates employment due to death, Disability, Retirement or termination of employment for an Approved Reason prior to the Award Payment Date for a Performance Cycle, the Participant will remain eligible for a pro-rata Award, subject to such conditions, limitations and restrictions as the Committee, in its sole judgment, determines.  The amount of the pro-rata Award shall be determined by multiplying the Award, if any, that the Participant would have otherwise been awarded by the Committee if he or she had been a Participant through the Award Payment Date for the Performance Cycle by a fraction, the numerator of which is the number of full months he or she was a Participant during such Performance Cycle over the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Stock Program on 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Stock Program for less than 15 days of such month.  Such pro-rata Award shall be paid in the form of shares of Common Stock, not subject to any restrictions, limitations or escrow requirements.  In the event of Disability, Retirement or termination for an Approved Reason, the pro-rata Award shall be paid directly to the Participant and, in the event of death, to the Participant’s estate.

13.8          Awards
Any Awards payments that are to made for a Performance Cycle shall be paid by the Committee on the Award Payment Date for such Performance Cycle in the form of shares of Common Stock.  Such shares of Common Stock shall be subject to such terms, conditions, limitations and restrictions as the Committee, in its sole judgment, determines.

ARTICLE 14  —  PAYMENT OF AWARDS

14.1          In General
Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.  Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

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14.2          Termination of Employment
The Committee shall have the authority to determine the treatment of a Participant’s Award under the Plan in the event of the Participant’s termination of employment, provided, however, in the case of Awards issued under the Performance Stock Program, such rules and regulations are consistent with Section 13.7.

14.3          Inimical Conduct
If a Participant performs any act or engages in any activity which the CEO, in the case of an Employee or former Employee, or the Committee, in the case of a Director or former Director, determines is inimical to the best interests of the Company, the Participant shall, effective as of the date the Participant engages in such conduct, forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

14.4          Breach of Employee’s Agreement

(a)

In General.  A Participant who engages in conduct described in Section 14.4(c) below shall immediately: (1) forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing; and (2) pay to the Company the amount of any gain realized or payment received as a result of any stock option or stock appreciation right exercised by the Participant under the Plan within the two year period immediately preceding the date the Participant engages in such conduct.

(b)

Set-Off.  By accepting an Award under this Plan, a Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including, but not limited to, amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Participant owes the Company under Section 14.4(a).  Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Participant owes the Company, the Participant shall immediately pay the unpaid balance to the Company.

(c)	Conduct. The following conduct shall result in the consequences described in Section 14.4(a):

1. Kodak. In the case of a Participant who has signed an Eastman Kodak Company Employee’s Agreement, the Participant’s breach of the Eastman Kodak Company Employee’s Agreement.

2.     Subsidiary.  In the case of a Participant who is employed by a Subsidiary and has signed a written agreement with the Subsidiary that contains restrictive covenants similar to those in the Eastman Kodak Company Employee’s Agreement, the Participant’s breach of such written agreement.

3.     Other Participants.  In the case of a Participant other than a Participant described in Section 14.4(c)(1) or (2) above, the Participant without the prior written consent of Kodak, in the case of an Employee or former Employee, or the Committee, in the case of a Director or former Director: (i) engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by Kodak or any Subsidiary; or (ii) at any time divulges to any person or any entity other than the Company any trade secrets, methods, processes or the proprietary or confidential information of the Company.  For purposes of this Section 14.4(c)(3), a Participant shall not be deemed a stockholder if the Participant’s record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

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ARTICLE 15  —  DIVIDEND AND DIVIDEND EQUIVALENT
If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.  Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine.  All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.  The total number of shares available for grant under Section 6.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares.

ARTICLE 16  —  DEFERRAL OF AWARDS
At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish.  All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.  Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code.  Deferred payments shall be paid in a lump sum or installments, as determined by the Committee.  Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

ARTICLE 17  —  CHANGE IN OWNERSHIP

17.1          Background
Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 19.11, the provisions of this Article 17 shall control over any contrary provision.  Upon a Change In Ownership: (i) the terms of this Article 17 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) except in those instances where a prorated Awards is required to be paid under this Article 17, all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

17.2          Dividends and Dividend Equivalents
Upon a Change In Ownership, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 17 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited.  For example, if upon a Change In Ownership, an Award under this Article 17 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

17.3          Treatment of Performance Units and Performance Shares
If a Change In Ownership occurs during the term of one or more Performance Periods for which the Committee has granted performance units and/or performance shares (including those issued as Performance Awards under Article 7), the term of each such Performance Period (hereinafter a “current performance period”) shall immediately terminate upon the occurrence of such event.  Upon a Change In Ownership, for each “current performance period” and each completed Performance Period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a “completed performance period”), it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof.

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A Participant in one or more “current performance periods” shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted to him for each such “current performance period.”  Such prorated portion shall be determined by multiplying the number of performance shares or performance units, as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of whole months that have elapsed since the beginning of the “current performance period,” and the denominator of which is the total number of full months in such “current performance period.”  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.

A Participant in one or more “completed performance periods” shall be considered to have earned and, therefore, be entitled to receive all the performance shares or performance units, as the case may be, previously granted to him during each such “completed performance period.”

17.4          Treatment of Awards under Performance Stock Program
Upon a Change in Ownership, any Participant of the Performance Stock Program, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 90 days after the Change in Ownership, a pro-rata Award for each Performance Cycle in which Participant was selected to participate and during which the Change in Ownership occurs.  The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Cycle for Participants in the same wage grade as the Participant by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of the Change in Ownership and the denominator of which shall be the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.  To the extent Target Awards have not yet been established for the Performance Cycle, the Target Awards for the immediately preceding Performance Cycle shall be used.

17.5          Valuation of Awards
Upon a Change In Ownership, all outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance shares (including those earned as a result of the application of Section 17.3 above), and all other outstanding stock-based Awards (including those earned as a result of the application of Section 17.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(m) hereof), shall be valued and cashed out on the basis of the Change In Control Price.

17.6          Payment of Awards
Upon a Change In Ownership, any Participant, whether or not he or she is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, all of his or her Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance units and shares (including those earned as a result of the application of Section 17.3 above), all other outstanding stock-based Awards (including those earned as a result of the application of Section 17.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(n) hereof), and all other outstanding Awards.

17.7          Deferred Awards
Upon a Change In Ownership, all Awards deferred by a Participant under Article 16 hereof, but for which he or she has not received payment as of such date, shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the Change In Ownership.  For purposes of making such payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

17.8          Miscellaneous
Upon a Change In Ownership, (i) the provisions of Sections 14.2, 14.3, 14.4 and 19.3 hereof shall become null and void and of no further force and effect; and (ii) except as provided in the second paragraph of Section 19.6, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

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17.9          Payments and Continuation of Stock Based Awards
Unless otherwise determined by the Committee, upon a Change in Ownership pursuant to which (i) Common Stock is exchanged solely for common stock of the Surviving Company or the Parent Company (as defined in Section 2.9), as applicable, which is actively traded on the New York Stock Exchange and (ii) such Surviving Company or Parent Company, as applicable, assumes all outstanding Awards pursuant to the terms hereof, then: (A) the provisions of Sections 17.5 and 17.6 shall not apply to any Award which is stock based, (B) the cash payment provided for in Section 17.7 shall not be made except in accordance with the deferred compensation plan or agreement pursuant to which the payment of the Award has been deferred, (C) all Awards deferred by a Participant under the Performance Stock Program, but for which he or she has not received payment as of the date of the Change In Ownership, will be paid in the form of unrestricted shares of Common Stock as soon as practicable, but in no event later than 90 days after the Change In Ownership, and (D) Sections 18.7 and 18.8 shall not apply to the extent that they require a cash payment with respect to any Award which is stock based.  For the purposes of this Section 17.9, an Award shall be considered assumed only if, for every share of Common Stock subject thereto immediately prior to the Change in Control, the Participant has the right, following the Change in Control, to acquire the consideration received in the Change in Control transaction by holders of shares of Common Stock and the Surviving Company or the Parent Company, as applicable, agree to honor, fulfill and discharge the Awards in accordance with the terms of this Plan.

ARTICLE 18  —  CHANGE IN CONTROL.

18.1          Background
Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 19.11, the provisions of this Article 18 shall control over any contrary provision.  All Participants shall be eligible for the treatment afforded by this Article 18 if their employment by the Company terminates within two years following a Change In Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak’s Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak’s Termination Allowance Plan), or (B) resignation within 30 days following a reduction in base pay, or (v) Retirement.

18.2          Vesting and Lapse of Restrictions
If a Participant is eligible for treatment under this Article 18, (i) all of the terms, conditions, restrictions, and limitations in effect on any of his or her unexercised, unearned, unpaid and/or deferred Awards shall immediately lapse as of the date of his or her termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) except in those instances where a prorated Award is required to be paid under this Article 18, all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment.

18.3          Dividends and Dividend Equivalents
If a Participant is eligible for treatment under this Article 18, all of his or her unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 18 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited.

18.4          Treatment of Performance Units and Performance Shares
If a Participant holding either performance units or performance shares (including those issued as Performance Awards under Article 7) is terminated under the conditions described in Section 18.1 above, the provisions of this Section 18.4 shall determine the manner in which such performance units and/or performance shares shall be paid to the Participant.  For purposes of making such payment, each “current

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performance period,” as that term is defined in Section 17.3, shall be treated as terminating upon the date of the Participant’s termination of employment, and for each such “current performance period” and each “completed performance period,” as that term is defined in Section 17.3, it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof.  If the Participant is participating in one or more “current performance periods,” he or she shall be considered to have earned and, therefore, be entitled to receive that prorated portion of the Awards previously granted to him for each such performance period, as determined in accordance with the formula established in Section 17.3 hereof.  A Participant in one or more “completed performance periods” shall be considered to have earned and, therefore, be entitled to receive all the performance shares and performance units previously granted to him during each performance period.

18.5          Treatment of Awards under Performance Stock Program
If a Participant of the Performance Stock Program is eligible for treatment under this Article 18, he or she shall be paid, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, a pro-rata Award for each Performance Cycle in which Participant was selected to participate and during which the Change in Ownership occurs.  The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Cycle for Participants in the same wage grade as the Participant by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of his or her termination of employment and the denominator of which shall be the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.  To the extent Target Awards have not yet been established for the Performance Cycle, the Target Awards for the immediately preceding Performance Cycle shall be used.

18.6          Valuation of Awards
If a Participant is eligible for treatment under this Article 18, his or her Awards shall be valued and cashed out in accordance with the provisions of Section 17.5.

18.7          Payment of Awards
If a Participant is eligible for treatment under this Article 18, he or she shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, all of his or her Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance units and shares (including those earned as a result of the application of Section 18.4 above), all other outstanding stock-based Awards (including those earned as a result of the application of Section 18.5 above and those granted by the Committee pursuant to its authority under Subsection 4.2(n) hereof), and all other outstanding Awards.

18.8          Deferred Awards
If a Participant is eligible for treatment under this Article 18, all of his or her deferred Awards for which payment has not been received as of the date of his or her termination of employment shall be paid to the Participant in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the date of the Participant’s termination.  For purposes of making such payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

18.9          Miscellaneous
Upon a Change In Control, (i) the provisions of Sections 14.2, 14.3, 14.4 and 19.3 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Section 18.1 above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

18.10          Legal Fees
Kodak shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he or she may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be required to repay any such amounts to Kodak to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

ARTICLE 19  —  MISCELLANEOUS

19.1          Nonassignability

(a).     In General.  Except as otherwise determined by the Committee or as otherwise provided in Subsection (b) below, no Awards or any other payment under the Plan shall be subject to any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

(b).     Nonqualified Stock Options.  The Committee shall have the discretionary authority to grant Awards of nonqualified stock options or amend outstanding Awards of nonqualified stock options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish.  In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of nonqualified stock options:

1.     Permissible Transferors.  The only Participants permitted to transfer their nonqualified stock options are those Participants who are, on the date of the transfer of their nonqualified stock option, either in wage grade 56 or above, or the equivalent thereof, a corporate officer of Kodak, or a Director.

2.     Permissible Transferees.  Transfers shall only be permitted to: (i) the Participant’s “Immediate Family Members,” as that term is defined in Subsection (b)(9) below; (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

3. No Consideration. All transfers shall be made for no consideration.

4.     Subsequent Transfers.  Once a Participant transfers a nonqualified stock option, any subsequent transfer of such transferred option shall, notwithstanding Section 19.1(b)(1) to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 19.1, with the exception of Section 19.1(b)(1).

5.     Transfer Agent.  In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer.  The costs of such transfer agent shall be borne solely by the transferor.

6.     Withholding.  In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by Kodak to pay any and all payroll and withholding taxes due upon exercise of the transferred option.  In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with Kodak for the payment of all payroll and withholding taxes.

7.     Terms and Conditions of Transferred Option.  Upon transfer, a nonqualified stock option continues to be governed by and subject to the terms and conditions of the Plan and the option’s applicable administrative guide and Award Notice.  A transferee of a nonqualified stock option is entitled to the same rights as the Participant to whom such nonqualified stock options was awarded, as if no transfer had taken place.  Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, option price and forfeiture.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

8. Notice to Transferees. Kodak shall be under no obligation to provide a transferee with any notice regarding the transferred options held by the transferee upon forfeiture or any other circumstance.

9.     Immediate Family Member.  For purposes of this Section 19.1, the term “Immediate Family Member” shall mean the Participant and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

19.2          Withholding Taxes
The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

19.3          Amendments to Awards
The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant’s consent.

19.4.          Regulatory Approvals and Listings
Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

19.5          No Right to Continued Employment or Grants
Participation in the Plan shall not give any Employee any right to remain in the employ of Kodak or any Subsidiary.  Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time.  Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.  In addition, no Employee having been selected for an Award, shall have at any time the right to receive any additional Awards.

19.6.          Amendment/Termination
The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice.  In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

Notwithstanding anything herein to the contrary, if any provision of this Plan would, in the opinion of the Committee, cause any business combination approved by the Board to be ineligible for pooling-of-interests accounting treatment, the Committee may amend such provision in a manner to make such treatment available.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

19.7          Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable Federal Law, without giving effect to its conflicts of law provisions.

19.8          No Right, Title, or Interest in Company Assets
No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan.  To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.  All of the Awards granted under the Plan shall be unfunded.

19.9          Section 16 of the Exchange Act
In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

19.10          No Guarantee of Tax Consequences
No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

19.11          Compliance with Section 162(m)
If any provision of the Plan, other than the application of those contained in Articles 17 or 18 hereof, would cause the Awards granted to a Covered Person not to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

19.12          Other Benefits
No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

Exhibit A

EASTMAN KODAK COMPANY
RULES OF THE 2000 OMNIBUS LONG-TERM COMPENSATION PLAN FOR FRENCH EMPLOYEES

1.          Introduction.

The Executive Compensation and Development Committee of the Board of Directors (the “Committee”) of Eastman Kodak Company (the “Company”) has established the Eastman Kodak Company 2000 Omnibus Long-Term Compensation Plan (the “U.S. Plan”) for the benefit of certain employees of the Company, its parent and subsidiary companies, including its French subsidiary(ies), listed in Appendix 1 as amended from time to time, (the “Subsidiary” or “Subsidiaries”) of which the Company holds directly or indirectly at least 10% of the share capital.  Section 5.2(a) of the U.S. Plan specifically authorizes the Committee to establish rules applicable to options granted under the U.S. Plan (including those in France) as the Committee deems advisable.  The Committee has determined that it is advisable to establish a sub-plan for the purposes of permitting such options to qualify for French favorable tax and social security treatment.  The Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting options which qualify for the favorable tax and social security treatment in France applicable to

2000 Omnibus Long-Term
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January 1, 2004

options granted under the Sections L.225-177 to L.225-186 of the French commercial code, as subsequently amended, to qualifying employees who are resident in France for French tax purposes (the “French Optionees”). The terms of the U.S. Plan, effective as of January 1, 2000 and as set out in Appendix 2 hereto, shall, subject to the modifications in the following rules, constitute the Eastman Kodak Company 2000 Omnibus Long-Term Compensation Plan for French Employees (the “French Plan”).

Under the French Plan, the qualifying employees will be granted only stock options as defined in Section 2 hereunder.  The provisions of Sections 7, 9, 10, 11, 12 and 13 of the U.S. Plan permitting the grant of Performance Awards, Stock Appreciation Rights, Stock Awards, Performance Units, and Performance Shares and all other provisions in relation to the grant of these types of awards are not applicable to grants made under the French Plan.  In addition, in no case will grants under the French Plan include any other substitute awards, e.g., restricted stock or other similar awards.

2.          Definitions.

Capitalized terms used in the French Plan shall have the same meanings as set forth in the U.S. Plan.

In addition, the term “Option” shall have the following meaning:

A. Purchase stock options that are rights to acquire Common Stock repurchased by the Company prior to the grant of the options; or

B. Subscription stock options that are rights to subscribe newly issued Common Stock.

For Options granted to French Optionees under the French Plan, no preferred stock in lieu of Common Stock may be issued.

The term “Grant Date” shall be the date on which the Committee both (a) designates the French Optionee and (b) specifies the terms and conditions of the Option including the number of shares and the Option price.

The term “Vesting Date” will mean the fifth anniversary of the Grant Date or, if less, the latter of the last day of the period specified in Section 163 bis C of the French tax code or the last day of the vesting period specified in the Optionee’s Award Notice.

3.          Entitlement to Participate.

Any individual who is a salaried employee or corporate executive of a Subsidiary shall be eligible to receive Options under the French Plan.  Options may not be issued under the French Plan to employees or executives owning more than ten percent (10%) of the Company’s capital shares or to individuals other than employees and corporate executives of the Subsidiary.  Options may not be issued to directors of the Subsidiary, other than the Chairman of the Board (“President Director General”), the General Manager (“Director General”), or the Directorate Member (“Membre du Directore”) unless they are employed by the Subsidiary.  Options may not be granted to consultants of the company or of its subsidiaries.

4.          Conditions of the Option/Option Price.

Notwithstanding any provision in the U.S. Plan to the contrary, the conditions of the U.S. Plan, of the French Plan and of any Options granted thereunder shall not be modified after the Grant Date with retroactive effect, except that the Option price and number of shares may be modified as provided under Section 7 of the French Plan.

Vesting and exercisability of the Option may be modified as provided in Section 5 of the French Plan.

The Option price payable pursuant to Options issued hereunder shall be fixed by the Committee on the date the Option is granted, but in no event shall the Option price per share be less than the greater of:

2000 Omnibus Long-Term
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A.     with respect to purchase Options over Common Stock, the higher of either 80% of the average quotation price of such Common Stock during the 20 days of quotation immediately preceding the Grant Date or 80% of the average purchase price paid for such Common Stock by the Company;

B. with respect to subscription Options over the Common Stock, 80% of the average quotation price of such Common Stock during the 20 days of quotation immediately preceding the Grant Date; and

C. the minimum Option price permitted under the U.S. Plan.

5.          Exercise of an Option.

The Options will become vested on the Vesting Date as defined under Section 2 above.  Notwithstanding the above, however, special provisions apply in the event of termination of employment due to death and disability (as defined hereunder) as follows:

In the event of the death of a French Optionee, outstanding Options shall be immediately vested and exercisable under the conditions set forth in Section 8 of the French Plan.

In the event of termination of employment due to disability, which is defined as disability under categories 2 or 3 under Section L 341-4 of the French Social Security Code, the Option shall become fully vested and exercisable upon such termination.  The Optionholder may exercise his or her option but only within such period of time ending on the earlier of (i) the time period specified in the Award Agreement, or (ii) the expiration of the term of the Option.

If the Optionholder terminates service for any reason other than his or her death or disability under categories 2 or 3 as defined under Section L 341-4 of the French Social Security Code, the Optionholder may exercise his or her Option, to the extent that the Optionholder was entitled to exercise such Option on the date of termination, but only within such period of time ending on the earlier of (i) the period specified in the Option Agreement, or (ii) the expiration of the term of the Option.

Notwithstanding the provisions of Section 19.1(b) of the U.S. Plan, shares issued upon exercise of an Option shall be issued in the name of the French Optionee only, except in the event of death as referred to under Section 8 of the French Plan.

Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Option price will be paid either in cash, by check or by credit transfer.  Under a cashless exercise program, the French Optionee may give irrevocable instructions to a stock broker to properly deliver the Option price to the Company.  Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of prior owned shares having a fair market value on the date of delivery equal to the aggregate exercise price of the shares may be used as consideration for exercising the Options.

Furthermore, notwithstanding any provisions in the U.S. Plan to the contrary, shares owed to the French Optionee upon exercise may not be withheld in order to meet the tax and/or social security charges which might be due at the time of exercise or sale of the underlying Shares.  However, upon sale of the underlying shares, the Company and/or the Subsidiary shall have the right to withhold, or request any third party to withhold (e.g., the broker), from the proceeds to be paid to the French Optionee the sums corresponding to any social security charges due at exercise or sale by the French Optionee.  If such amounts are due and are not withheld, the French Optionee agrees to submit the amount due to the Subsidiary by means of check, cash or credit transfer.

The shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with a broker or delivered to the shareholder.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

6.          Non-transferability of Options.

Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party.  In addition, the Options are only exercisable by the French Optionee during the lifetime of the French Optionee.

7.          Changes In Capitalization.

Notwithstanding any provisions of the U.S. Plan to the contrary, adjustments to the Option price and/or the number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of one or more of the transactions listed below by the Company.  Furthermore, even upon occurrence of one or more of the transactions listed below, no adjustment to the kind of shares to be granted shall be made (i.e., only shares of Common Stock shall be granted to French Participants).  The transactions are as follows:

A. an issuance of new shares for cash consideration reserved to the Company’s existing shareholders;

B. an issuance of convertible or exchangeable bonds reserved to the Company’s existing shareholders;

C. a capitalization of retained earnings, profits, or issuance premiums;

D. a distribution of reserves by payment in cash or shares;

E. a cancellation of shares in order to absorb losses; and

F. a purchase, by the Company when listed, of its own shares at a price higher than their then current quotation price.

An increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company is not within the scope of the prohibition of the first paragraph of this Section 7.

8.          Death.
             In the event of the death of a French Optionee, the Options shall become immediately vested and exercisable.  The French Optionee’s heirs may exercise the Option within six months following the death, but any Option which remains unexercised shall expire six months following the date of the French Optionee’s death.

9.          Term of the Option.
The term of the Option will be nine years and six months.  This term can only be extended in the event of the death of the French Optionee.

10.          Interpretation.
It is intended that Options granted under the French Plan shall qualify for the favorable tax and social security treatment applicable to stock options granted under the French Commercial code, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration.  The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations.

In the event of any conflict between the provisions of the present French Plan and the U.S. Plan, the provisions of the French Plan shall control for any grants made thereunder to French Optionees.

11.          Adoption.
               The French Plan is effective as of January 1, 2000.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

Exhibit B
Australian Addendum
to
2000 Omnibus Long-Term Compensation Plan

Purpose
This Addendum (the “Australian Addendum”) to Eastman Kodak Company’s 2000 Omnibus Long-Term Compensation Plan(“Plan”) is adopted to set out certain rules which, together with the provisions of the U.S. Plan which are not modified hereby, govern the operation of the Plan with respect to Australian-resident employees of the Company or an Australian Subsidiary.  The Plan is intended to comply with the provisions of the Corporations Law, ASIC Policy Statement 49 and Class Order 00/220 issued pursuant to that Policy Statement.

Definitions
Except as set out below, words beginning with a capital letter have the meaning given to them in the U.S. Plan.  In the event of any conflict between these provisions and the U.S. Plan, these provisions prevail.

For the purposes of these provisions:

“ASIC” means the Australian Securities & Investments Commission;

“Australian Subsidiary” means the subsidiaries listed on the attached schedule;

“Company” means Eastman Kodak Company;

“Plan” means collectively the U.S. Plan and the Australian Addendum; and

“U.S. Plan” means the 2000 Omnibus Long-Term Compensation Plan.

Form of Awards governed by this Addendum
Only shares of Common Stock and Options to acquire shares of Common Stock shall be awarded to Australian-resident employees under the Plan.

Employees
The offer under the Plan must be extended only to offerees who at the time of the offer are full or part-time employees or directors of an Australian Subsidiary.

No contribution plan or trust
An offer under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

Offer
The offer must be in writing (“Offer Document”) and must include a copy of the rules of the Plan.

Option Exercise Price
The Offer Document must specify the Australian dollar equivalent of the exercise price of a stock option (“Option Exercise Price”) were the Option Exercise Price formula applied at the date of the offer.  For the purpose of calculating the market price of shares of Common Stock and the Option Exercise Price in Australian dollars, the Australian/U.S. exchange rate shall be calculated by reference to the relevant exchange rate published by an Australian bank on the previous business day.

Australian Dollar Equivalent
During the offer period the Company must, within a reasonable period of an offeree so requesting, make available to the offeree the Australian dollar equivalent of the current market price of shares in the same class as the shares to which the offer relates, and the Australian dollar equivalent of the Option Exercise Price applied at the date of the offeree’s request.

The current market price of a share shall be taken as the price published by the principal exchange on which the share is quoted as the final price for the previous day on which the share was traded on the stock market of that exchange.

2000 Omnibus Long-Term
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Loan or financial assistance
If the Company offers the offeree any loan or other financial assistance for the purpose of acquiring the shares to which the offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

Restriction on Aggregate number of Shares
In the case of an offer of shares for issue, the number of shares the subject of the offer (“Offer Shares”) must not exceed 5% of the total number of issued shares in that class of the Company as at the time of the offer.

In calculating the Offer Shares, the following must be counted:

(a)     the number of shares in the same class which would be issued were each outstanding offer or option to acquire unissued shares, being an offer made or option acquired pursuant to an employee share scheme extended only to employees or directors of the Company or of associated bodies corporate of the Company, to be accepted or exercised (as the case may be); and

(b)     the number of shares in the same class issued during the previous 5 years pursuant to the employee share scheme or any other employee share scheme extended only to employees or directors of the Company or of associated bodies corporate of the Company.

In calculating the Offer Shares, disregard any offer made, or option acquired or share issued by way or as a result of:

(a) an offer to a person situated at the time of receipt of the offer outside Australia; or

(b) an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

(c) an offer that did not need disclosure to investors because of section 708 of the Corporations Law.

Lodgment of Offer Document
A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of the offeree) and each accompanying document must be provided to ASIC not later than 7 days after the provision of that material to the offeree.

Compliance with undertakings
The Company or an Australian Subsidiary must comply with any undertaking required to be made in the offer document, such as the undertaking to provide pricing information on request.

Schedule of Australian Subsidiaries

Kodak (Australasia) Pty. Ltd.	ACN 004 057 621
Klikk Pty. Ltd.	ACN 009 178 250
HPAL Limited	ACN 087 783 060

APPENDIX 1

Colorvit S.A.R.L.
Eastman Software SA
Kodak Industrie SAS
Kodak Polychrome Graphics SA
Kodak SA
Kodak-Pathe SAS
Laboratoires & Services Kodak S.A.S.
Natcolor SARL
Pyrenees Labo Photo S.A.
S.C.I. Fonciere – Paris – Province
SAS Villot - Marne

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

Exhibit C

Rules of the Eastman Kodak Company
2000 Omnibus Long-Term Compensation Plan
for Grants to French Employees on or After August 26, 2002

1.          Introduction.

(a)     The Board of Directors of Eastman Kodak Company (the “Company”) has established the Eastman Kodak Company 2000 Omnibus Long-Term Compensation Plan (the “U.S. Plan”) for the purpose of providing motivation to selected employees and directors of the Company, its affiliates and subsidiaries to put forth maximum efforts toward the continued growth, profitability and success of the Company by providing incentives to such employees and directors through the ownership and performance of Company common stock.

(b)     Section 5.2(a) of the U.S. Plan specifically authorizes the Executive Compensation and Development Committee of the Board of Directors (the “Committee”) to adopt or approve sub-plans, or alternative versions of the Plan as it may consider appropriate for purposes of implementing the U.S. Plan.  The Committee has determined that it is advisable to establish a sub-plan for the purposes of permitting such options to qualify for favorable local tax and social security treatment in France.  The Committee, therefore, intends to establish a sub-plan of the U.S. Plan, for the purpose of granting options which qualify for the favorable treatment in France applicable to options granted under the Sections L 225-177 to L 225-186 of the French Commercial Code, as amended, to qualifying employees who are resident in France for French tax purposes.  The terms of the U.S. Plan, as set forth in Exhibit A hereto, subject to the modifications in the following rules, constitute the Eastman Kodak Company 2000 Omnibus Long-Term Compensation Plan for French Employees August 26, 2002 (the “French Plan”).  Under the French Plan, the qualifying employees will be granted only stock options.

(c) In the event of an inconsistency between the U.S. Plan and the French Plan, the provisions of the French Plan shall govern.

2. Definitions. Terms used in the French Plan shall have the same meanings as set forth in the U.S. Plan unless otherwise specified below. In addition,

(a) the term “Option” shall have the following meaning:

(i) purchase stock options (rights to acquire shares of common stock of the Company repurchased by the Company prior to the vesting of the options); and

(ii) subscription stock options (rights to subscribe newly issued shares of common stock of the Company);

(b) the term “Grant Date” shall be the date on which the Committee both:

(i) designates the Optionee; and

(ii) specifies the terms and conditions of the Option including the number of shares and the method for determining the option price;

(c) the term “Optionee” is defined as a person granted Options pursuant to the French Plan;

(d) the term “Closed Period” shall mean the specific periods as set forth by Section L 225-177 of the French Commercial Code, as amended, during which French qualifying options cannot be granted;

(e)     the term “Effective Grant Date” shall mean the date on which the Option is effectively granted (i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the

2000 Omnibus Long-Term
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Option, if any, is satisfied).  Such condition precedent shall be satisfied when the Board, Committee or other authorized corporate body shall determine that the granting of Options is no longer prevented under a Closed Period.  If the Grant Date does not occur within a Closed Period, the “Effective Grant Date” shall be the same day as the “Grant Date;” and

(f) the term “Disability” is defined in accordance with categories 2 and 3 under Section L 341-4 of the French Social Security Code.

3.	Entitlement to Participate.

(a)     Any individual who is a salaried employee or a corporate executive of a French subsidiary or affiliate of the Company (“Subsidiary”) shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of Section 3.1 of the U.S. Plan.

(b) Options may not be issued under the French Plan to employees owning more than ten percent (10%) of the Company’s capital shares or to individuals not employed by a Subsidiary.

(c)     Options may not be issued to directors of a Subsidiary, other than the managing directors (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégue, Membre du Directoire, Gérant de Sociétés par actions) unless the director has an employment contract with the Subsidiary, as defined by French law.

4.	Conditions of the Option/Option Price.

(a)     Notwithstanding any provision in the U.S. Plan to the contrary, the terms and conditions of the Options (option price, number of underlying shares and vesting period) will not be modified after the Effective Grant Date, except as provided under Sections 5(c), 5(f), 6, 7 and 8 of the French Plan, or as otherwise in keeping with French law.  In this respect, Options will not be repriced, re-granted nor will the time at which Options may be exercised be accelerated, except as provided under Sections 5(c), 5(f), 7 and 8 below.

(b)     The method for determining the option price per share of common stock of the Company payable pursuant to Options issued hereunder shall be fixed by the Committee on the Grant Date.  The option price will be the higher of:

(i)     with respect to purchase Options over the common stock of the Company, the higher of either 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the Effective Grant Date or 80% of the average purchase price paid for such common stock by the Company;

(ii)    with respect to subscription Options over the common stock of the Company, 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the Effective Grant Date; and

(iii) 100% of the fair market value of a share of common stock of the Company on the Grant Date.

5.	Exercise of an Option.

(a)     Notwithstanding Section 8.5 of the U.S. Plan to the contrary, upon exercise of an Option, payment of the full option price and any required withholding tax or social insurance charges shall be paid either by check or credit transfer exclusive of any other method of payment.  The Optionee may also give irrevocable instructions to a stockbroker to properly deliver the option price to the Company.

(b)     Optionees may not exercise any Options prior to the fourth anniversary of the Effective Grant Date, or if shorter, the period specified for favorable tax treatment and exemption from social insurance charges pursuant to French law.  In the case of termination of employment due to death or termination of employment due to Disability, this period does not have to be met to receive favorable tax treatment and exemption from social insurance charges (see 5(c) and (d) below).

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

(c)     If an Optionee incurs a termination of employment by reason of death, the unvested portion of any outstanding Option held by such Optionee shall thereafter be immediately vested and exercisable in full under the conditions set forth by Section 7 of the French Plan.

(d)     If an Optionee incurs a termination of employment by reason of Disability, any Option held by such Optionee shall thereafter become fully vested and exercisable upon such termination.  If the Optionee’s Disability otherwise meets the definition of disability found in Section 91-ter of Exhibit II to the French Tax Code and as construed by the French Tax Circulars and subject to the fulfillment of related conditions, any Option held by such Optionee will benefit from the favorable tax treatment for qualified options.

(e)     In the event of death prior to the expiration of the Option period following termination of employment, vested Options generally may be exercised only during the six-month period following the Optionee’s death.

(f)     In the event of a reorganization of the Company within the meaning of Section 8 of the French Plan, the Committee may, in its discretion, authorize the immediate vesting and exercise of Options before the date on which any such reorganization becomes effective.

6.        Changes in Capitalization.  In compliance with French law, the option price shall not be modified during the Option’s duration.  Adjustments to the option price or number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under such Option only in the case of one or more of the following transactions by the Company:

(a)	an issuance of new shares for cash consideration reserved to the Company’s existing shareholders;

(b)	an issuance of convertible or exchangeable bonds reserved to the Company’s existing shareholders;

(c)	a capitalization of retained earnings, profits or issuance premiums;

(d)	a distribution of reserves by payment in cash or shares;

(e)	a cancellation of shares in order to absorb losses; and

(f)	a repurchase of shares at a price higher than the stock quotation price in the open market.

However, even upon occurrence of one or more of these events, no adjustment as to the kind of securities to be granted to Optionees shall be made, i.e., under the French Plan only common shares of the Company shall be granted that are neither convertible nor exchangeable into other securities or into cash.

7.     Death.  If an Optionee incurs a Termination of Employment by reason of death, any Options held by such Optionee may thereafter (for the six-month period following the death) be exercised in full by the Optionee’s designated beneficiary or, if none, the legal representative of the estate or by the legatee of the Option under the Optionee’s last will.  Any Option which remains unexercised shall expire six months following the date of the Optionee’s death.

8.     Reorganization.  In the event that a significant decrease in the value of Options granted to Optionees occurs or is likely to occur as a result of a Change of Control of the Company, or a liquidation, reorganization, merger, consolidation or amalgamation with another company in which the Company is not the surviving company, the Committee may, in its discretion, authorize the immediate vesting and exercise of Options before the date on which any such Change of Control, liquidation, reorganization, merger, consolidation, or amalgamation becomes effective.  If this occurs and an Optionee sells Company shares acquired through exercise of the Options on or after the fourth anniversary of the Effective Grant Date, the Options may not receive favorable tax treatment and exemption from social insurance charges pursuant to French law.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

9.     Terms of Stock Options.  Options granted pursuant to the French Plan will expire not later than nine and one-half years after the Effective Grant Date.

10.     Non-transferability of Options.  Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party and Options are only exercisable by the Optionee during the lifetime of the Optionee, except upon death of the Optionee under the circumstances described in Section 7 above.

11.     Interpretation.  It is intended that Options granted under the French Plan shall qualify for the favorable tax treatment and the exemption from social insurance charges applicable to stock options granted under Sections L 225-177 to L 225-186 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration.  The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social insurance laws, as well as the French tax and social security administrations.

12.     Employment Rights.  The adoption of this French Plan shall not confer upon the Optionees, or any employees of the Subsidiary, any employment rights and shall not be construed as a part of any employment contracts that the Subsidiary has with its employees.

13.     Amendments.  Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate the French Plan at any time.

14.     Adoption.  The French Plan was adopted effective August 26, 2002.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

Exhibit D
Australian Addendum
For Grants On or After August 26, 2002

1.     Purpose
This Addendum (the “Australian Addendum”) to Eastman Kodak Company’s 2000 Omnibus Long-Term Compensation Plan(“Plan”) is adopted to set out certain rules which, together with the provisions of the U.S. Plan which are not modified hereby, govern the operation of the Plan with respect to Australian-resident employees of the Company or an Australian Subsidiary.  The Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and Class Order 00/220 issued pursuant to that Policy Statement (as amended by ASIC Class Order 01/152).

2.     Definitions
Except as set out below, words beginning with a capital letter have the meaning given to them in the U.S. Plan.  In the event of any conflict between these provisions and the U.S. Plan, these provisions prevail.

For the purposes of these provisions:

“ASIC” means the Australian Securities & Investments Commission;

“Australian Subsidiary” means the subsidiaries listed on the attached schedule;

“Company” means Eastman Kodak Company;

“Plan” means collectively the U.S. Plan and the Australian Addendum; and

“U.S. Plan” means the 2000 Omnibus Long-Term Compensation Plan.

3.     Form of Awards governed by this Addendum
Only shares of common stock and options to acquire shares of common stock shall be awarded to Australian-resident employees under the Plan.

4.     Employees
The offer under the Plan must be extended only to offerees who at the time of the offer are full or part-time employees or directors of an Australian Subsidiary.

5.     No contribution plan or trust
An offer under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

6.     Offer
The offer document issued to Australian Offerees in relation to the Plan must contain or be accompanied by the following:

(a) a summary or a copy of the Plan;

(b)     if a summary of the Plan, an undertaking that during the period in which shares may be issued the Company will, within a reasonable period of an eligible employee so requesting, provide the employee without charge with a copy of the Plan;

(c) the Australian dollar or Australian dollar equivalent of the Purchase Price of the common stock were the Purchase Price formula applied as at the date of the offer or invitation;

(d)     an undertaking, and an explanation of the way in which, the Company will during any offering period, within a reasonable period of an eligible employee so requesting, make available to the employee: (i) the Australian dollar equivalent of the current market price of shares in the same class as the shares of common stock offered under the Plan; and (ii) the information referred to in Paragraph (c) above updated to that date.  The current market price of a share of common stock shall be taken as the price published by the principal exchange on which the share is quoted as the final price for the previous day on which the share was traded on the stock market of that exchange; and

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

(e)     For the purposes of paragraphs (c) and (d) above, the Australian dollar equivalent of a price will be calculated by reference to the U.S. dollar sell rate published by an Australian bank on the preceding business day.

7.     Option Exercise Price
The Offer Document must specify the Australian dollar equivalent of the exercise price of a stock option (“Option Exercise Price”) were the Option Exercise Price formula applied at the date of the offer.  For the purpose of calculating the market price of shares of common stock and the Option Exercise Price in Australian dollars, the Australian/U.S. exchange rate shall be calculated by reference to the relevant exchange rate published by an Australian bank on the preceeding business day.

8.     Australian Dollar Equivalent
During the offer period the Company must, within a reasonable period of an offeree so requesting, make available to the offeree the Australian dollar equivalent of the current market price of shares in the same class as the shares to which the offer relates, and the Australian dollar equivalent of the Option Exercise Price applied at the date of the offeree’s request.

The current market price of a share shall be taken as the price published by the principal exchange on which the share is quoted as the final price for the previous day on which the share was traded on the stock market of that exchange.

9.     Loan or financial assistance
If the Company offers the offeree any loan or other financial assistance for the purpose of acquiring the shares to which the offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

10.     Restriction on Aggregate number of Shares
In the case of an offer or invitation of unissued shares of common stock or options for issue, the number of shares of common stock subject to the offer or to be received on exercise of an option when aggregated with the further number of shares calculated as below must not exceed 5% of the total number of issued shares in that class of Kodak as at the time of the offer.

In calculating the number of shares, the following must be counted:

(a)     the number of shares of common stock in the same class which would be issued were each outstanding offer or invitation or option to acquire unissued shares of common stock, being an offer or invitation made or option acquired pursuant to an employee share scheme extended only to employees (including directors) of Kodak and its associated bodies corporate, to be accepted or exercised (as the case may be); and

(b)     the number of shares of common stock in the same class issued during the previous five years pursuant to the employee share scheme or any other employee share scheme extended only to employees (including directors) of Kodak and its associated bodies corporate;

In calculating the number of shares for the purposes of this clause 10, disregard any offer made, or option acquired or share issued by way or as a result of:

(a) an offer to a person situated at the time of receipt of the offer outside Australia; or

(b) an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

(c) an offer that did not need disclosure to investors because of section 708 of the Corporations Act.

11.     Lodgment of Offer Document
A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of the offeree) and each accompanying document must be provided to ASIC not later than 7 days after the provision of that material to the offeree.

2000 Omnibus Long-Term
Compensation Plan
January 1, 2004

12.     Compliance with undertakings
The Company or an Australian Subsidiary must comply with any undertaking required to be made in the offer document, such as the undertaking to provide pricing information on request.

Schedule of Australian Subsidiaries

Kodak (Australasia) Pty. Ltd.	ACN 004 057 621
Klikk Pty. Ltd.	ACN 009 178 250
HPAL Limited	ACN 087 783 060

Please mark votes as in this example.

The Board of Directors recommends a vote FOR Items 1 through 3 and AGAINST the remaining items.
	FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1. Election of Directors - (01) William H. Hernandez (02) Hector de J. Ruiz (03) Laura D’Andrea Tyson			2. 3.	Ratification of Election of Independent Accountants Re-approval of Material Terms of the Performance Goals of the 2000 Omnibus Long-Term Compensation Plan				4. 5.	Shareholder Proposal Requesting Adoption of a Chemicals Policy Shareholder Proposal Requesting Limits on Compensation of Certain Executives

To withhold authority to vote for any particular nominee(s), write the name(s) above.
	I plan to attend the Annual Meeting.	I Plan to bring a guest.

When completed, promptly forward this card to:	Proxy Services EquiServe P.O. Box 8561 Edison, NJ 08818-8561

Signature(s)	Date

NOTE: Please sign exactly as the name(s) appears on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Eastman Kodak Company will be held on Wednesday, May 12, 2004, at 10:00 AM, at the Theater on the Ridge, 200 Ridge Road West, Rochester, New York. The following proposals will be voted on at the Meeting:

1.	Election of the following directors for a term of three years: William H. Hernandez, Hector de J. Ruiz and Laura D’Andrea Tyson.
2.	Ratification of election of PricewaterhouseCoopers LLP as independent accountants.
3.	Re-approval of material terms of the performance goals of the 2000 Omnibus Long-Term Compensation Plan.
4.	Shareholder proposal requesting adoption of a chemicals policy.
5.	Shareholder proposal requesting limits on compensation of certain executives.

The Board of Directors recommends a vote FOR items 1 through 3 and AGAINST the remaining items.

If you were a shareholder of record at the close of business on March 15, 2004, you are entitled to vote at the Annual Meeting.

If you have any questions about the Meeting, please contact: Coordinator, Shareholder Services, Eastman Kodak Company, 343 State St., Rochester, NY 14650-0211, (585) 724-5492.

The Meeting will be accessible by the handicapped. If you require special assistance, call the Coordinator, Shareholder Services.

By Order of the Board of Directors

James M. Quinn, Secretary and Assistant General Counsel Eastman Kodak Company April 6, 2004

(Please detach Proxy Card at perforation.)

EASTMAN KODAK COMPANY
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel A. Carp and James M. Quinn, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of Eastman Kodak Company which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 12, 2004, or any adjournment thereof.

NOMINEES FOR DIRECTOR: Class II: William H. Hernandez, Hector de J. Ruiz and Laura D’Andrea Tyson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF ELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS, FOR THE RE-APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE 2000 OMNIBUS LONG-TERM COMPENSATION PLAN AND AGAINST THE SHAREHOLDER PROPOSALS.

This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:
FOR the election of all nominees for director;
FOR the ratification of election of independent accountants;
FOR the re-approval of material terms of the performance goals of the 2000 Omnibus Long-Term Compensation Plan; and
AGAINST the shareholder proposal requesting adoption of a chemicals policy; and
AGAINST the shareholder proposal requesting limits on compensation of certain executives.

(CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)